As filed with the Securities and Exchange Commission on February 8 , 2012
Registration No. 333-179096

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

Pre-Effective Amendment No. 1
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

BIOHEART, INC.
(Exact name of Registrant as specified in its charter)

Florida	8731	65-0945967
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(954) 835-1500

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Mike Tomas, Chief Executive Officer
Bioheart, Inc.
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(954) 835-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	25 ,000,000 (1)	$0.04(2)	$1, 0 00,000	$ 114.60

(1) Represents shares offered by the Selling Stockholder. Includes an indeterminable number of additional shares of Common Stock, pursuant to Rule 416 under the Securities Act, that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the shares to be offered by Selling Stockholder.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act, using the average of the high and low prices as reported on the OTCBB marketplace on February 6 , 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2012

BIOHEART, INC.

25 ,000,000 Shares of Common Stock

This prospectus relates to the public offering of up to 25 ,000,000 shares of Bioheart, Inc.’s $0.001 par value per share common stock (the "Common Stock") by Greystone Capital Partners (“GCP”) or any of GCP’s pledgees, assignees or successors-in-interest (each a “Selling Stockholder”). The Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. GCP has informed us that it is an “underwriter” within the meaning of the Securities Act. The Selling Stockholder may sell Common Stock from time to time in the principal market on which the Registrant’s Common Stock is quoted and traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those shares being sold by the Selling Stockholder. We will pay the expenses of registering these shares.

The Common Stock is quoted on the Over-The-Counter Bulletin Board and trades under the symbol “BHRT”. The last reported sale price of the Common Stock on the Over-the-Counter Bulletin Board on February 6 , 2012 was $0.0 4 per share.

The Selling Stockholder is offering these shares of Common Stock. The Selling Stockholder may sell all or a portion of these shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholder will receive all proceeds from such sales of the Common Stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8 , 2012.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of when the time of delivery of this prospectus or the sale of any Common Stock occurs. The Selling Stockholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the Common Stock in any jurisdiction in which the offer or sale is not permitted.

BIOHEART, INC.

You may only rely on the information contained in this prospectus or that we have referred you to via this prospectus. We have not authorized anyone to provide you with different or further information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein by reference thereto in this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and prospectus, the term “Registrant” refers to Bioheart, Inc. and the terms "Company", "we," "us," or "our" refer to Bioheart, Inc. and its consolidated subsidiaries unless the context otherwise requires.

Our Company

Overview

We are committed to the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies, devices and biologics for the treatment of chronic and acute heart damage and peripheral vascular disease. The number of heart failure patients is expected to increase from 25 million worldwide today to over 50 million in five years. Our focus is on serving these patients.

Our Core Products

Myocell

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and peripheral vascular disease. MyoCell is a clinical muscle-derived cell therapy designed to populate regions of scar tissue within a patient's heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. Our most recent clinical trials of MyoCell include (a) the SEISMIC Trial, a completed 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe, (b) the MYOHEART Trial, a completed 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States, and (c) the MARVEL Trial, a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe. Initial results for the 20 patients treated thus far in the MARVEL Trial showed a significant (35%) improvement compared to those who received a placebo. The SEISMIC, MYOHEART and MARVEL Trials have been designed to test the safety and efficacy of MyoCell for the treatment of patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians. Abroad, we are identifying centers where it is already acceptable to use the Myocell treatment so that greater numbers of patients with this problem can have access to treatment.

Myocell SDF-1

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe is the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN Trial, during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the MARVEL Trial, or continue with the MARVEL Trial based on the use of Myocell alone.

MyoCath

The MyoCath is a deflecting tip needle injection catheter for delivering new cells to damaged cardiac tissue in therapeutic procedures to treat chronic heart ischemic and congestive heart failure tissue. The MyoCath needle has more fluoroscopic brightness than the standard nitinol needle, enabling superior visualization during the procedure. The MyoCath competes well with other biological delivery systems on price and efficiency and allows the physician to utilize standard fluoroscopy and echo equipment found in every cath lab. The MyoCath is not currently in production. The Company is considering several contract manufacturers.

Trading Market

Our common stock, par value $0.001 per share, commenced trading on February 19, 2008, on the NASDAQ Global Market under the symbol “BHRT”. Effective June 11, 2008, we transferred the listing of our common stock to the NASDAQ Capital Market and then, during the course of 2009 our stock was delisted from NASDAQ and commenced quotation on the Over the Counter Bulletin Board under the symbol “BHRT.OB”.

Corporate Information

We were incorporated in Florida in 1999 under the name Bioheart, Inc. and continue to be a Florida corporation.

Our principal executive offices are located at 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. Our telephone number is (954) 835-1500.

Our website address is www.bioheartinc.com. Our website and the information contained on our website are not incorporated into this prospectus or the Registration Statement of which it forms a part. Further, our references to the URLs for our website are intended to be inactive textual references only.

This Offering

This prospectus relates to a total of up to 25 ,000,000 shares of Common Stock of Bioheart, Inc. offered by the Selling Stockholder. The Selling Stockholder owns 215,000 shares of the Company’s common stock as of the date hereof that are not being included in this registration statement. The shares being registered are those 25 ,000,000 shares that may be issued to the Selling Stockholder under the New SEDA (as that term is defined below).

November 2011 Standby Equity Distribution Agreement

On November 2, 2011, the Company entered into a Standby Equity Distribution Agreement (the "SEDA") with Greystone Capital Partners, or “GCP”. Pursuant to the SEDA’s terms the Company may, at its sole discretion and upon giving written notice to GCP, each an “Advance Notice”, periodically sell shares of its Common Stock to GCP. For each share of Common Stock purchased under the SEDA, GCP will pay to the Company an amount, referred to as the “Purchase Price”, that is eighty percent (80%) of the lowest daily volume weighted average price of the Common Stock as quoted by Bloomberg, LP, during the five (5) consecutive Trading Days (as such term is defined in the SEDA) immediately subsequent to the date of the relevant Advance Notice. The Company is not obligated to sell any shares of Common Stock to GCP but may, over the term of the SEDA and in its sole discretion, sell to GCP that number of shares of Common Stock valued at the Purchase Price from time to time in effect that equals up to three million dollars ($3,000,000) in the aggregate. GCP's obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including (i) the Company obtaining an effective registration statement for the shares of Common Stock sold under the SEDA, or the “Registration Statement”, (ii) periodic sales of shares of Common Stock to GCP must be separated by a time period equal to five Trading Days, and (iii) the amount of any individual periodic sale designated by the Company in any Advance Notice shall not exceed fifty percent (50%) of the average weekly volume of shares of Common Stock traded during the two (2) week period immediately prior to an Advance Notice, where a “week” is five (5) consecutive Trading Days. GCP’s obligations under the SEDA are not transferable.

The 25 ,000,000 shares of Common Stock included in this prospectus represent only the 25 ,000,000 shares issuable under the SEDA or, the “Resale Shares” and do not include any of the shares owned by the Selling Shareholder as of the date hereof. The SEDA automatically expires on the first day of the month next following the 24-month anniversary of the date on which the SEC first declares effective this Registration Statement registering the Resale Shares. Contemporaneously with the SEDA, the Company entered into a Registration Rights Agreement with GCP requiring this registration of the common stock to be sold to GCP pursuant to the SEDA.

Summary of the Offering

Common Stock outstanding prior to the offering	110,000,454 (1)

Common Stock offered by the Selling Stockholder	Up to 25 ,000,000 shares

Common Stock to be outstanding after the offering	Up to 135, 000,454 shares (2)

Use of proceeds	We will not receive any proceeds from the resale by the Selling Stockholder of the Common Stock hereunder. See “Use of Proceeds” for a complete description.

OTCBB symbol	BHRT.OB

Risk factors	See “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	Based on 110,000,454 shares outstanding on February 1, 201 2 .
(2)	The number of shares to be outstanding after this offering excludes the following:
Approximately 4,796,020 shares of common stock issuable upon the conversion of existing convertible debt. Assumes conversion price of $0.045 subject to express limitations on conversion.
32,610,075 shares of common stock issuable upon the exercise of outstanding warrants.
4,636,318 shares of common stock issuable upon the exercise of outstanding stock options

Use of proceeds

We will not receive any of the proceeds resulting from the sale of the shares of Common Stock held by the Selling Stockholder.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually cause the occurrence of adverse circumstances, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

We are a development stage life sciences company with a limited operating history and a history of net losses and negative cash flows from operations. We may never be profitable, and if we incur operating losses and generate negative cash flows from operations for longer than expected, we may be unable to continue operations.

We are a development stage life sciences company and have a limited operating history, limited capital, limited sources of revenue and have incurred losses since inception. Our operations to date have been limited to organizing our company, developing and engaging in clinical trials of our MyoCell product candidate, expanding our pipeline of complementary product candidates through internal development and third party licenses, expanding and strengthening our intellectual property position through internal programs and third party licenses and recruiting management, research and clinical personnel. Consequently, it may be difficult to predict our future success or viability due to our lack of operating history. As of December 31, 2010, we have accumulated a deficit during our development stage of approximately $106.3 million. Our MyoCell product candidate has not received regulatory approval or generated any material revenues and is not expected to generate any material revenues until commercialization of MyoCell, if ever. Since inception, we have generated substantial net losses, including net losses of approximately $5.2 million, $4.4 million, $14.2 million and $18.1 million in 2010, 2009, 2008 and 2007, respectively and substantial negative cash flows from operations. We anticipate that we will continue to incur significant and increasing net losses and negative cash flows from operations for the foreseeable future as we:

●	establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights;
●	commence full scale enrollment of the MARVEL Trial;
●	continue research and development and undertake new clinical trials with respect to our pipeline product candidates, including clinical trials related to MyoCell SDF-1;
●	seek to raise additional capital;
●	apply for regulatory approvals;
●	make capital expenditures to increase our research and development and cell culturing capabilities;
●	add operational, financial and management information systems and personnel and develop and protect our intellectual property;
●	make payments pursuant to license agreements upon achievement of certain milestones; and
●	establish sales and marketing capabilities to commercialize products for which we obtain regulatory approval, if any.

Our limited experience in conducting and managing preclinical development activities, clinical trials and the application process necessary to obtain regulatory approvals might prevent us from successfully designing or implementing a preclinical study or clinical trial. If we do not succeed in conducting and managing our preclinical development activities or clinical trials, or in obtaining regulatory approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

None of the biologic products that we are currently developing has been approved by the FDA or any similar regulatory authority in any foreign country. Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete clinical trials, obtain necessary regulatory approvals and implement our commercialization strategy. In addition, even if we are successful in obtaining necessary regulatory approvals and bringing one or more product candidates to market, we will be subject to the risk that the marketplace will not accept those products. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable. Our failure to successfully commercialize our product candidates or to become and remain profitable could impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

To fully develop our business plan we will need additional financing.

For the foreseeable future, we expect to rely principally upon financing from sales of Common Stock made pursuant to the SEDA. We also have raised limited private placement funds during the past several years and may be required to do so in the future. We cannot guarantee the success of this plan. We will have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There is no guaranty that additional funds will be available when, and if, needed of, if available, on terms that will be satisfactory. If we are unable to obtain financing, or if its terms are unacceptable, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders' investment.

Even after entering into the SEDA, we lack adequate capital.

Even after our entry into the SEDA, we lack the capital necessary to independently commercialize our products and sustain our operations. Management is actively pursuing additional financing through other equity investor sources in order to meet its working capital needs. There can be no guaranty that additional funds will be available. If we are unable to obtain additional financing, or if its terms are unacceptable, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged which could have a materially adverse impact on our operations and our shareholders' investment.

There are substantial risks associated with the SEDA with GCP which could contribute to the decline of the price of our Common Stock and have a dilutive impact on our existing stockholders

In order to obtain needed capital, we entered into the SEDA dated as of November 2, 2011 with GCP. The sale of shares of our Common Stock pursuant to the SEDA will have a dilutive impact on our stockholders. We believe GCP intends to promptly re-sell the shares that we sell to it under the SEDA and that such re-sales could cause the market price of our Common Stock to decline significantly. Any subsequent sales by us to GCP under the SEDA may, to the extent of any such decline, require us to issue a greater number of shares of Common Stock to GCP in exchange for each dollar of such subsequent sale. Under these circumstances our existing stockholders would experience greater dilution. The sale of our Common Stock under the SEDA could encourage short sales by third parties, which could contribute to the further decline of the price of our Common Stock.

If we are unable to secure additional financing in 2012, we may be forced to:

●	curtail or abandon our existing business plan;
●	reduce our headcount;
●	default on our debt obligations under current secured indebtedness;
●	file for bankruptcy;
●	seek to sell some or all of our assets; and/or
●	cease our operations.

If we are forced to take any of these steps, any investment in our common stock may be worthless.

BlueCrest Capital has as part of the collateral for its loan to Bioheart the intellectual property of Bioheart. In the event of a default, all interest and principal are immediately due and payable and that BlueCrest Capital has the right to enforce its security interest in the assets securing the BlueCrest Loan. In such event, BlueCrest Capital could take possession of any or all of our assets in which they hold a security interest, and dispose of those assets to the extent necessary to pay off our debts, which would materially harm our business.

Our ability to obtain additional debt financing and/or alternative arrangements with the Guarantors may be limited by the amount of, terms and restrictions of our then current debt. For instance, we do not anticipate repaying the BlueCrest Loan until its scheduled maturity. Accordingly, until such time, we will generally be restricted from, among other things, incurring additional indebtedness or liens, with limited exceptions. See “We have a substantial amount of debt...” below. Additional debt financing, if available, may involve restrictive covenants that limit or further limit our operating and financial flexibility and prohibit us from making distributions to shareholders.

If we raise additional capital and/or secure alternative arrangements with the guarantors by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly issued securities may be issued at prices that are a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm issued its report dated May 10, 2011 in connection with the audit of our financial statements for the year ended December 31, 2010, included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. If we are not able to continue as a going concern, it is likely that holders of our common stock will lose all of their investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Current adverse economic conditions have had a negative impact on our ability to obtain additional financing. Our inability to obtain additional financing would have a significant adverse effect on our operations.

In early 2008, as the United States economy began to weaken and there were increased doubts about the ability of borrowers to pay debts. Housing values began to fall and marginal loans were first to default, triggering the sub-prime lending crisis. Financial institutions responded by tightening their lending policies with respect to counterparties determined to have sub-prime mortgage risk. This tightening of institutional lending policies led to the failure of major financial institutions late in the third quarter of 2008. Continued failures, losses, and write-downs at major financial institutions through 2010 intensified concerns about credit and liquidity risks and have resulted in a sharp reduction in overall market liquidity. The global credit crisis threatens the stability of the global economy and has adversely impacted consumer confidence and spending. We believe this global credit crisis has also had a negative impact on our ability to obtain additional financing. As discussed above, our inability to obtain additional financing would have a significant adverse effect on our operations, results and financial condition.

We have a substantial amount of debt and may incur substantial additional debt, which could adversely affect our ability to pursue certain business objectives, obtain financing in the future and/or react to changes in our business.

As of December 31, 2011, we had an aggregate of approximately $5,528,799 in principal amount of outstanding indebtedness, including secured indebtedness, but excluding accounts payable and accruals.

In addition to the express limitations imposed on our operational flexibility by the secured indebtedness, the extent of our current indebtedness, and any other indebtedness incurred by us, could have significant additional negative consequences, including, without limitation:

●
requiring the dedication of a portion of our available cash to service our indebtedness, thereby reducing the amount of our cash available for other purposes, including funding our research and development programs and other capital expenditures;

●	increasing our vulnerability to general adverse economic and industry conditions;
●	limiting our ability to obtain additional financing;
●	limiting our ability to react to changes in technology or our business; and
●	placing us at a possible competitive disadvantage to less leveraged competitors.

Risks Related to Product Development and Commercialization

All of our biologic product candidates are in an early stage of development and we may never succeed in developing and/or commercializing them. We depend heavily on the success of our MyoCell product candidate. If we are unable to commercialize MyoCell or any of our other product candidates or experience significant delays in doing so, our business may fail.

●	We have invested a significant portion of our efforts and financial resources in our MyoCell product candidate and depend heavily on its success. MyoCell is currently being tested in clinical trials.

●
We need to devote significant additional research and development, financial resources and personnel to develop commercially viable products, obtain regulatory approvals and establish a sales and marketing infrastructure.

●
We are likely to encounter hurdles and unexpected issues as we proceed in the development of MyoCell and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that:

●	our product candidates will be deemed ineffective, unsafe or will not receive regulatory approvals;
●	our product candidates will be too expensive to manufacture or market or will not achieve broad market acceptance;
●	others will hold proprietary rights that will prevent us from marketing our product candidates; or
●	our competitors will market products that are perceived as equivalent or superior.

Our success will depend in part on establishing and maintaining effective strategic partnerships, collaborations and licensing agreements.

Our strategy for the development, testing, culturing and commercialization of our product candidates relies on establishing and maintaining numerous collaborations with various corporate partners, consultants, scientists, researchers, licensors, licensees and others. While we are continually in discussions with a number of companies, universities, research institutions, consultants, scientists, researchers, licensors, licensees and others to establish additional relationships and collaborations, which are typically complex and time consuming to negotiate, document and implement, we may not reach definitive agreements with any of them. Even if we enter into these arrangements, we may not be able to maintain these relationships or establish new ones in the future on acceptable terms.
Furthermore, any collaboration that we enter into may not be successful. The success of our collaboration arrangements, if any, will depend heavily on the efforts and activities of our collaborators. Possible future collaborations have risks, including the following:

●	our collaboration agreements are likely to be for fixed terms and subject to termination by our collaborators in the event of a material breach or lack of scientific progress by us;
●
our collaborators are likely to have the first right to maintain or defend our intellectual property rights and, although we would likely seek to secure the right to assume the maintenance and defense of our intellectual property rights if our collaborators do not, our ability to do so may be compromised by our collaborators' acts or omissions;

●
our collaborators may utilize our intellectual property rights in such a way as to invite litigation that could jeopardize or invalidate our intellectual property rights or expose us to potential liability;

●	our collaborators may underfund or not commit sufficient resources to the testing, marketing, distribution or development of our product candidates; and
●
our collaborators may develop alternative products either on their own or in collaboration with others, or encounter conflicts of interest or changes in business strategy or other business issues, which could adversely affect their willingness or ability to fulfill their obligations to us.

These arrangements also may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the issuance of our securities. If any of our partners terminates its relationship with us or fails to perform its obligations in a timely manner, the development or commercialization of our technology and product candidates may be substantially delayed. Further, disputes may arise with our collaborators about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our collaborators.

The commercial success of our products will depend on the degree of acceptance of these products among health care payors and the medical community.

Successful sales of health care services and products generally depends, in part, upon the availability and amounts of reimbursement from third party healthcare payor organizations, including government agencies, private healthcare insurers and other healthcare payors, such as health maintenance organizations and self-insured employee plans. Uncertainty exists as to the availability of reimbursement for new therapies such as stem cell-based therapies. There can be no assurance that such reimbursement will be available at all or without substantial delay or, if such reimbursement is provided, that the approved reimbursement amounts will be sufficient to support demand for our services at a level that will be profitable.

Our products are highly regulated, and we will not be able to commercialize our products if we cannot obtain the necessary regulatory approvals.

Our products are subject to extensive regulation and/or acceptance by numerous governmental authorities in the United States, including the FDA, and other countries. Most of our products will require governmental clearance before they can be commercialized, and may even require governmental approval before they can be commercialized. If we are unable to obtain regulatory clearances or approvals for our products at all or in a timely manner, we will not be able to grow as quickly as expected, or at all, and the loss of anticipated revenues will reduce our ability to fully fund our operations and to otherwise execute our business plan. Our failure to receive the regulatory clearances or approvals in the United States would likely cause us to cease operations and go out of business.

As we develop additional new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory clearance and approval could take years and be very costly, if clearance or approval can be obtained at all. If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets. We intend to work diligently to assure compliance with all applicable regulations that impact our business. We can give no assurance, however, that we will be able to obtain regulatory clearance or approval for our products. We also cannot assure that additional regulations will not be enacted in the future that would be costly or difficult to satisfy. Our failure to receive regulatory approvals in the United States in a timely manner or comply with newly enacted additional regulation could cause us to cease operations and go out of business.

The regulatory process, which includes clinical validation of many of our products to establish their safety and effectiveness, can take many years and require the expenditure of substantial financial and other resources. Data obtained from clinical validation activities are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. In addition, delays or rejection may be encountered based upon changes in, or additions to, regulatory policies for device marketing authorization during the period of product development and regulatory review. Delays in obtaining such clearances or approvals could adversely affect our marketing of products developed and our ability to generate commercial product revenues.

In addition, if we desire to commercialize our products worldwide, we will be required to meet regulatory requirements in countries outside the United States, which can change rapidly with relatively short notice, resulting in our products being banned in certain countries and an associated loss of revenues and income. Foreign regulatory agencies can also introduce test format changes which, if we do not quickly address, can result in restrictions on sales of our products. Such changes are not uncommon due to advances in basic research.

Our insurance may not be adequate to cover all claims or losses.

We expect to have insurance coverage against operating risks, including product liability claims and personal injury claims related to our products and services, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation or available on terms acceptable to us. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not provide complete protection against losses and risks, and our results of operations and financial condition could be materially and adversely affected by unexpected claims not covered by insurance.

We may not be able to obtain additional inventory of our essential MyoCath Catheter.

Our current inventory is limited and while the company endeavors to contract with a manufacturer for additional inventory there is no assurance that it will be successful in identifying or contracting with a manufacturer on acceptable terms. Our inability to obtain additional MyoCath inventory would have a material adverse effect on our business, financial condition and ability to continue as a going concern.

As the Company is unable to obtain the consent of its prior auditor to include its audit report in connection with our audited financial statements for the year ended December 31, 2009, investors are cautioned that any right of action against them, or recovery from them with respect to this registration statement may be limited.

Our former independent public accountants, discontinued their auditing practice. The audit report previously issued by them in connection with the filing of our annual report on Form 10-K for the year ended December 31, 2009 has not been reissued by them in connection with the filing of this registration statement. Accordingly, investors may not be able to bring an action against them pursuant to the securities laws or otherwise with respect to this registration statement and, any recovery from them may be limited.

Risks Related to Our Intellectual Property

We license substantially all of the intellectual property that is critical to our business. Any events or circumstances that result in the termination or limitation of our rights to such intellectual property could have a material adverse effect on our business.

Substantially all of the intellectual property that is critical to our business has been licensed to us by various third parties. The operative terms of some of our material license agreements are subject to risks of dispute with our licensors. Additionally, it is possible that the patent protection for such intellectual property or the term of the license of such intellectual property to us may expire prior to our commercialization of the products that rely on that intellectual property.

Under certain of our patent license agreements, we are subject to development, payment, commercialization and other obligations and, if we fail to comply with any of these requirements or otherwise breach those agreements, our licensors may have the right to terminate the license in whole or in part, terminate the exclusive nature of the license to the extent such license is exclusive or otherwise limit our rights thereunder, which could have a material adverse effect on our business.

Any termination or limitation of, or loss of exclusivity under, our exclusive or conditionally exclusive license agreements would have a material adverse effect on us and could delay or completely terminate our product development efforts.

Risks Related to Our Common Stock

An active, liquid and orderly trading market for our common stock may not develop or continue.

Prior to our initial public offering, there was no public market for our common stock. Our common stock commenced trading on the NASDAQ Global Market on February 19, 2008 and transferred to the NASDAQ Capital Market in June 2008. On October 15, 2008, we received notification from The NASDAQ Stock Market indicating that we were not in compliance with certain of the NASDAQ Capital Market continued listing requirements, including a minimum $35 million market value of our listed securities. We were permitted until November 14, 2008, to regain compliance with the minimum market value of listed securities requirement. On November 17, 2008, we received a NASDAQ Staff Determination indicating that we had failed to regain compliance with the $35 million minimum market value of listed securities requirement, and that our securities were, therefore, subject to delisting from The NASDAQ Capital Market. We appealed the Staff Determination and requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to review the Staff Determination. This stayed the delisting of our securities pending the Panel’s decision.

On February 25, 2009, we received notification from The NASDAQ Stock Market of its determination to discontinue our NASDAQ listing effective February 27, 2009. We filed for quotation of our common stock on the Over-The-Counter Bulletin Board and that application was approved by FINRA on May 13, 2009. On February 23, 2011 we received notice of FINRA’s determination of our ineligibility for continued quotation of our shares on the OTCBB due to quoting inactivity under SEC Rule 15c2-11. On March 9, 2011 we again filed for quotation of our common stock on the Over-The-Counter Bulletin Board and that application was approved by FINRA on March 29, 2011.

We cannot offer any assurance that an active trading market for our common stock will continue or how liquid that market may be. As a result, relatively small trades may have a disproportionate impact on the price of our common stock, which may contribute to the price volatility of our common stock and could limit your ability to sell your shares.

The market price of our common stock could also be subject to wide fluctuations in response to many risk factors described in this section and other matters, including:

●	publications of clinical trial results by clinical investigators or others about our products and competitors' products and/or our industry;
●	changes by securities analysts in financial estimates of our operating results and the operating results of our competitors;
●	publications of research reports by securities analysts about us, our competitors or our industry;
●	fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	retention and departures of key personnel;
●	our failure or the failure of our competitors to meet analysts' projections or guidance that we or our competitors may give to the market;
●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
●	the passage of legislation or other regulatory developments affecting us or our industry;
●	speculation in the press or investment community; and
●	natural disasters, terrorist acts, acts of war or periods of widespread civil unrest.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, especially life sciences and pharmaceutical companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions, may negatively affect the market price of our common stock. As a result, the market price of our common stock is likely to be similarly volatile and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could have a material adverse effect on our business.

The market price of our common stock may limit its eligibility for clearing house deposit.

We are advised that if the market price for shares of our common stock is less than $0.10 per share, Depository Trust Company and other securities clearing firms may decline to accept our shares for deposit and refuse to clear trades in our securities. This would materially and adversely affect the marketability and liquidity of our shares and, accordingly may materially and adversely affect the value of an investment in our common stock.

Anti-takeover provisions of Florida law, our articles of incorporation and our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders.

Our articles of incorporation and bylaws contain provisions, such as the right of our directors to issue preferred stock from time to time with voting, economic and other rights superior to those of our common stock without the consent of our shareholders, all of which could make it more difficult for a third party to acquire us without the consent of our board of directors. In addition, our bylaws impose restrictions on the persons who may call special shareholder meetings. Furthermore, the Florida Business Corporation Act contains an “affiliated transaction” provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless, among others, (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder; (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years; or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares. The Florida Business Corporation Act also prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's Board of Directors. These provisions may have the effect of delaying or preventing a change of control of our company even if this change of control would benefit our shareholders.

We do not intend to pay cash dividends on our common stock in the foreseeable future and, accordingly, capital appreciation of our common stock, if any, will be a shareholder's sole source of gain from an investment in our common stock.

Our policy is to retain earnings to provide funds for the operation and expansion of our business and, accordingly, we have never declared or paid any cash dividends on our common stock or other securities and do not currently anticipate paying any cash dividends in the foreseeable future. Consequently, shareholders will need to sell shares of our common stock to realize a return on their investments, if any and this capital appreciation, if any, will be a shareholder's sole source of gain from an investment in the common stock. The declaration and payment of dividends by us are subject to the discretion of our Board of Directors and the restrictions specified in our articles of incorporation and by applicable law. In addition, under the terms of the BlueCrest Loan, we are restricted from paying cash dividends to our shareholders while this loan is outstanding. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock.” It does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange or (iii) it is not quoted on the NASDAQ Global Market, or has a price less than $5.00 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock are subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Potential Dilution as a result of an increase to authorized common stock

Our Articles of Incorporation authorize us to issue up to 195,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of February 1 , 201 2 , there were 110,000,454 shares of our common stock issued and outstanding and 42,042,413 shares of our common stock issuable in connection with the exercise of outstanding warrants, exercise of outstanding stock options, or conversion of our convertible debt. The shares of common stock registered by this registration statement represent 22.7 % of the common stock issued and outstanding as of February 1, 2012 and 16.44 % of the total number of shares common stock issued and issuable as of February 1, 2012, and 31.85% of the shares of common stock outstanding on February 1, 2012 held by non-affiliates.

The Selling Stockholder may have substantial influence over our business and affairs.

As of February 1, 2012 , the Selling Stockholder beneficially owned less than 4.99% of our issued and outstanding shares of common stock. If we require the Selling Stockholder, pursuant to the SEDA, to purchase all of the shares subject to this Registration Statement, and the Selling Stockholder agrees to wave the 4.99% limitation on its ownership as holder of the company’s convertible debt, the Selling Stockholder could beneficially own approximately 27.28 % of our issued and outstanding shares of common stock and will have substantial influence over the outcome of certain matters requiring shareholder approval, including the power to, among other things:

● amend our articles of incorporation;
● elect and remove our directors and control the appointment of our senior management; and
● prevent our ability to be acquired and complete other significant corporate transactions.

Recourse against and recovery from our prior auditor may be limited.

The auditor who prepared our consolidated financial statements at December 31, 2009 and 2008, has ceased operations and has not reissued its report in this registration statement. Accordingly, investors are cautioned that any recourse or recovery they may have against or from such auditor arising out of our consolidated financial statements at December 31, 2009 and 2008 may be limited (though any such limitation shall not have any affect upon our liability for such financial statements).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking” statements regarding our business development plans, clinical trials, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions, as well as historical information. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from anticipated results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan,” “intend,” “may,” “will,” “expect,” “believe,” “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Our future operating results are dependent upon many factors, and our further development is highly dependent on market acceptance, which is outside its control. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, (i) our ability to manage the business despite continuing operating losses and cash outflows; (ii) our ability to obtain sufficient capital or a strategic business arrangement to fund its operations and expansion plans, including meeting its financial obligations under various licensing and other strategic arrangements and the successful commercialization of the relevant technology; (iii) our ability to build the management and human resources and infrastructure necessary to support the growth of the business; (iv) competitive factors and developments beyond our control; (v) scientific and medical developments beyond our control; (vi) limitations caused by government regulation of the business; (vii) whether any of our current or future patent applications result in issued patents and our ability to obtain and maintain other rights to technology required or desirable for the conduct of our business; (viii) whether any potential strategic benefits of various licensing transactions will be realized and whether any potential benefits from the acquisition of these new licensed technologies will be realized; (ix) our ability to maintain our eligibility for quotation on the Over-The-Counter Bulletin Board; and (x) the other factors discussed in “Risk Factors” and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise, except to the extent required by federal securities laws.

USE OF PROCEEDS

We will not receive any of the proceeds resulting from the sale of the shares held by the Selling Stockholder.

SELLING STOCKHOLDER

The table below sets forth information concerning the sale of the Resale Shares by the Selling Stockholder. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder.

The following table also sets forth the name of each person who is offering the sale of Resale Shares by this prospectus, the number of shares of Common Stock beneficially owned by each such person, the number of Resale Shares that may be sold in this offering and the number of shares of Common Stock each such person will own after this offering, assuming they sell all of the Resale Shares offered. Neither the Selling Stockholder nor any of its affiliates have held any position or office or had any other material relationship other than the SEDA with us or any of our predecessors or affiliates within the past three years.

Name	Shares of Common Stock Owned Prior to the Offering (1)	Percentage of Ownership Before the Offering (1)	Number of Shares Being Offered		Shares of Common Stock Owned After the Offering(2), (3)	Percentage of Ownership After the Offering(2), (3), (4)

Greystone Capital Partners. (4)	5,011,020(4)	4.99%	25 ,000,000(5)	(6)	5,011,020	4.99%

(1) Applicable percentage ownership is based on 110,000,454 shares of Common Stock of the Company outstanding as of February 1, 2012 and on Common Stock owned by the Selling Stockholder including securities owned by the Selling Stockholder that are exercisable for or convertible into shares of Common Stock within 60 days of December 31, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying securities that are currently exercisable or convertible or exercisable or convertible within 60 days of December 31, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Assumes all shares offered hereby are sold.

(3) The number of shares to be outstanding after this offering excludes the following:
32,610,075 shares of common stock issuable upon the exercise of outstanding warrants.
4,636,318 shares of common stock issuable upon the exercise of outstanding stock options

(4) Includes approximately 4,796,020 shares of common stock issuable upon the conversion of our convertible debt. Assumes conversion price of $0.045 and subject to express limitations on conversion.

(5) GCP is the investor under the SEDA. GCP has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge no other underwriter or person has been engaged to facilitate the sale of shares of our Common Stock in this offering.

(6)   25 ,000,000 of the shares being registered are issuable upon our sale of Common Stock to GCP pursuant to the SEDA and does not include any of the 215,000 shares of common stock owned by GCP.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

~~CAPITALIZATION~~

~~The following table summarizes our capitalization, (a) on an actual basis as of December 31, 2011, and (b) on a pro forma as adjusted basis to reflect the proceeds we will receive from the sale of 40,000,000 shares common stock to the Selling Stockholder and registered hereby at an assumed per share sale price of $0.045 per share, after deducting the estimated offering expenses we will pay.~~

~~Shareholder name~~	~~# of shares~~	~~% Ownership~~

~~Howard Leonhardt *~~	 ~~7,877,903~~	~~8.2%~~
~~Sam Ahn~~	~~6,090,162~~	~~6.4%~~
~~Mike Tomas~~	 ~~44,738~~	~~0.0%~~
~~Catherine Sulawske-Guck*~~	 ~~39,285~~	~~0.0%~~
~~Bruce Carson~~	 ~~208,501~~	~~0.2%~~
~~William P. Murphy*~~	 ~~8,130,734~~	~~8.5%~~
~~Richard T. Spencer, III~~	 ~~18,535~~	~~0.0%~~
~~Charles A. Hart~~	~~3,583,050~~	~~3.7%~~
~~Mark P. Borman~~	 ~~23,450~~	~~0.0%~~
~~Others~~	 ~~69,618,433~~	~~72.8%~~
~~* Includes shares held individually and jointly held~~
 ~~Total Shares Outstanding~~	 ~~95,625,236~~	~~100.0%~~

~~Notes:~~

 ~~Outstanding stock options; weighted average~~	 ~~4,636,318~~
 ~~exercise price of $1.20 per share~~
 ~~Outstanding warrants; weighted average~~	~~32,610,075~~
 ~~exercise price of $0.86 per share on the conversion of our convertible debt. Assumes conversion price of $0.045 subject to express limitations on conversion.~~	~~4,796,020~~

 ~~Total Potential Shares Outstanding~~	 ~~139,361,229~~

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock, par value $0.001 per share, commenced trading on February 19, 2008, on the NASDAQ Global Market under the symbol “BHRT”. Effective June 11, 2008, we transferred the listing of our common stock to the NASDAQ Capital Market and then, during the course of 2009 our stock was delisted from NASDAQ and commenced quotation on the Over the Counter Bulletin Board. The following table sets forth the range of high and low sales prices as reported for the periods indicated.
	Sales Price
Period	High	Low
quarter ended December 31, 2011	$0.07	$0.04
quarter ended September 30, 2011	$0.25	$0.07
quarter ended June 30, 2011	$0.26	$0.07
quarter ended March 31, 2011	$0.38	$0.19
quarter ended December 31, 2010	$0.51	$0.20
quarter ended September 30, 2010	$0.43	$0.10
quarter ended June 30, 2010	$0.94	$0.35
quarter ended March 31, 2010	$0.84	$0.51
quarter ended December 31, 2009	$1.85	$0.70
quarter ended September 30, 2009	$2.50	$0.30
quarter ended June 30, 2009	$0.90	$0.51
quarter ended March 31, 2009	$1.30	$0.30

On February 23, 2011 we received notice of FINRA’s determination of our ineligibility for continued quotation of our shares on the OTCBB due to quoting inactivity under SEC Rule 15c2-11. On March 9, 2011 we again filed for quotation of our common stock on the Over-The-Counter Bulletin Board and that application was approved by FINRA on March 29, 2011.

Holders

As of December 31, 2011 there were approximately 430 shareholders of record of our common stock and approximately 1,500 beneficial owners of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock or other securities and do not currently anticipate paying any cash dividends in the foreseeable future. The declaration and payment of dividends by us are subject to the discretion of our Board of Directors and the restrictions specified in our articles of incorporation and by applicable law. In addition, under the terms of the BlueCrest Loan, we are restricted from paying cash dividends to our shareholders while this loan is outstanding. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

Transfer Agent

The transfer agent for the Registrant’s Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

DILUTION

Purchasers of our common stock in this offering will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma, adjusted net tangible book value per share of common stock immediately after completion of this offering.

Historical net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the actual number of shares of common stock outstanding. Before giving effect to this offering, our pro forma net tangible book value as of September 30, 2011 was approximately ($12,993,766), or ($0.18) per share of common stock, based on 70,464,202 shares of common stock outstanding. Pro forma net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the pro forma number of shares of common stock outstanding at September 30, 2011 before giving effect to this offering.

After giving effect to our sale of 25 ,000,000 shares in this offering, at an assumed initial public offering price of $0.04 per unit less estimated offering expenses payable by us in the approximate aggregate amount of $300,000, our pro forma as adjusted net tangible book value as of September 30, 2011 would have been ($ 12,293,766 ) or ($0.1 3 ) per share. This represents an immediate increase in pro forma net tangible book value of $0.0 5 per share, or 72%, to existing stockholders and an immediate dilution of $0. 17 per share, or 425%, to new investors. Dilution per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards, after giving effect to the sale of 25 ,000,000 shares in this offering at an assumed public offering price of $0.045 per share and after deducting placement agent fees and estimated offering expenses payable by us.

The following table illustrates this dilution, assuming no value is attributed to the warrants issued as part of the units, on a per share basis:

Assumed public offering per share		$0.04

Net tangible book value (deficit) per share before offering:	$(0.18)

Impact on net tangible book value per share of this offering:	$0.0 5

Pro forma net tangible book value per share after this offering		$(0.1 3)

Dilution in net tangible book value per share to new investors		$0.1 7

Investors in this offering will be subject to increased dilution upon the conversion of our convertible debt and upon the exercise of outstanding stock options and warrants. As of September 30, 2011 our convertible debt outstanding could be converted into approximately 4,796,020 shares (Assumes conversion price of $0.04 subject to express limitations on conversion.) of our common stock, and stock options and warrants outstanding that are exercisable represented, in the aggregate, approximately an additional 18,819,386.

SELECTED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of the Company and should be read together with “Management Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of the Company and the related notes included with those financial statements. The summary financial information as of December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009 have been derived from our consolidated financial statements and notes thereto audited by RBSM, LLP, our independent registered public accounting firm. The data for the nine months ended September 30, 2011 and 2010, is unaudited. All monetary amounts are expressed in U.S. dollars unless otherwise indicated.
	December 31, 2010	December 31, 2009
Assets
Cash	$3,298	$75,031
Short term investments	---	---
Other current assets	189,205	367,922
Property, plant and equipment-net	47,439	104,397
Other assets	68,854	68,854
Total assets	$308,796	$616,204
Liabilities
Accounts payable and accrued expenses	$5,631,606	$5,442,139
Notes payable, current	5,990,098	8,095,148
Deposits	465,286	507,281
Advances, related parties	238,000	---
Total liabilities	12,324,990	14,044,568

Preferred stock, $0.001 par value	---	---
Common stock, $0.001 par value	37,545	20,036
Additional paid in capital	94,270,481	87,716,364
Deficit accumulated during development stage	(106,324,220)	(101,164,764)
Total liabilities and stockholders’ equity (deficit)	$308,796	$616,204

	Year ended December 31, 2010	Year ended December 31, 2009
Revenue	$46,383	$359,800
Cost of sales	19,765	205,014
Gross profit	26,618	154,786
Operating expenses:
Research and development	1,467,078	(508,811)
Marketing, general and administrative	1,768,612	2,259,521
Depreciation	56,958	177,398
Research and development	1,467,078	(508,811)
Non-operating income (loss)	(1,893,426)	(2,662,434)
Net loss attributable to common shareholders	$(5,159,456)	$(4,435,756)
Weighted average common shares outstanding	27,167,539	17,647,210
Loss per share-basic and diluted	$(0.19)	$(0.25)

	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
Cash	$2,787	$145,296
Short term investments	---	---
Other current assets	163,131	277,989
Property, plant and equipment-net	20,749	56,443
Other assets	158,059	1,211,367
Total assets	$344,726	$1,691,095
Accounts payable and accrued expenses	$6,412,643	6,124,011
Notes payable, current	5,304,563	6,731,841
Deposits	465,286	507,281
Advances, related parties	456,000	---
Total liabilities	12,638,492	13,363,133
Preferred stock, $0.001 par value	---	---
Common stock, $0.001 par value	70,464	24,418
Additional paid in capital	97,681,880	93,069,304
Deficit accumulated during development stage	(110,046,110)	(104,765,760)
Total liabilities and stockholders’ equity (deficit)	$344,726	$1,691,095

	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
		restated
Revenue	$6,990	$42,888
Cost of sales	278	19,626
Gross profit	6,712	23,262
Operating expenses:
Research and development	370,305	1,267,420
Marketing, general and administrative	$1,632,733	$1,244,951
Depreciation	26,690	47,955
Research and development	370,305	1,267,420
Non-operating income (loss)	(1,698,874)	(1,063,932)
Net loss attributable to common shareholders	$(3,721,890)	$(3,600,996)
Weighted average common shares outstanding	48,116,686	25,506,081
Loss per share-basic and diluted	$(0.08)	$(0.14)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements regarding our business development plans, clinical trials, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions.  These forward-looking statements are based on a number of assumptions and currently available information and are subject to a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” and elsewhere in this prospectus. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Overview

We are committed to the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies, devices and biologics for the treatment of chronic and acute heart damage and peripheral vascular disease. Our goals are to cause damaged tissue to be regenerated, if possible, and to improve a patient's quality of life and reduce health care costs and hospitalizations.

Biotechnology Product Candidates

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and peripheral vascular disease. MyoCell is a clinical muscle-derived cell therapy designed to populate regions of scar tissue within a patient's heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. Our most recent clinical trials of MyoCell include the SEISMIC Trial, a completed 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a completed 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States. We were approved by the U.S. Food and Drug Administration, or the “FDA”, to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe, or the “MARVEL Trial”. We completed the MyoCell implantation procedure on the first patient in the Marvel Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in October, 2009, showing a dramatic (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. We are planning, on the basis of these results, to ask the FDA to consider the MARVELl Trial a pivotal trial (pivotal from Phase II to Phase III) and to reduce the number of patients in the trial to 150. The SEISMIC, MYOHEART and MARVEL Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians. Abroad, we are identifying centers where it is acceptable to use the Myocell treatment so that patients with this problem can have access to treatment.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), the first approval of a study combining gene and cell therapies. Work commenced on this study, called the REGEN Trial, during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the MARVEL Trial, or continue with the MARVEL Trial based on the use of Myocell alone.

In our pipeline, we have multiple product candidates for the treatment of heart damage, including an autologous, adipose cell treatment for acute heart damage, chronic heart ischemia and critical limb ischemia. We hope to demonstrate that our various product candidates are safe and effective complements to existing therapies for chronic and acute heart damage.

We conduct operations in one business segment. We may organize our business into more discrete business units when and if we generate significant revenue from the sale of our product candidates. Our revenue since inception has been generated inside and outside the United States, and the majority of our long-lived assets are located in the United States.

Revenues

We have not generated any material revenues from our MyoCell product candidate. The revenues we have recognized to date are related to (i) sales of MyoCath to ACS and other parties, (ii) fees associated with our assignment to ACS of our rights relating to the primary patent covering MyoCath, or the Primary MyoCath Patent, (iii) revenues generated from paid registry trials, (iv) revenues from the sale of the TGI system (v) revenues generated for providing cell culturing services under exclusive supply agreements.

We did not in 2010, have not in 2011, and before 2012 do not expect to, generate significant revenue. Our revenue may vary substantially from quarter to quarter and from year to year. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicative of our future performance.

Cost of Sales

Cost of sales consists of the costs associated with the production of MyoCath, the purchase of heart monitoring system components, and the purchase of TGI system components.

Research and Development

Our research and development expenses consist of costs incurred in identifying, developing and testing our product candidates. These expenses consist primarily of costs related to our clinical trials, the acquisition of intellectual property licenses and preclinical studies. We expense research and development costs as incurred.

Clinical trial expenses include costs related to the culture and preparation of cells in connection with our clinical trials, costs of contract research, costs of clinical trial facilities, costs of delivery systems, salaries and related expenses for clinical personnel and insurance costs. Preclinical study expenses include costs of contract research, salaries and related expenses for personnel, costs of development biopsies, costs of delivery systems and costs of lab supplies.

We are focused on the development of a number of autologous cell-based therapies, and related devices, for the treatment of heart damage. Accordingly, many of our costs are not attributable to a specifically identified product candidate. We use our employee and infrastructure resources across several projects, and we do not account for internal research and development costs on a product candidate by product candidate basis. From inception through December 31, 2010, we incurred aggregate research and development costs of approximately $63.8 million related to our product candidates. We estimate that at least $12.6 million and $32.8 million of these expenses relate to our preclinical and clinical development of MyoCell, respectively, and at least $1.8 million and $3.4 million of these expenses relate to our preclinical and clinical development of MyoCath, respectively.

During the third quarter 2009, the Company received notification that approximately $630,000 in pending projects (Indiana University, University of Florida, Northwestern University, and other sites) were completed, however, the invoicing had not been received as of September 30, 2009. As of December 31, 2010 of the $630,000 the Company still has an accrual of $510,000 for the completed contracts.

Clinical trials and preclinical studies are time-consuming and expensive. Our expenditures on current and future preclinical and clinical development programs are subject to many uncertainties. We generally test our products in several preclinical studies and then conduct clinical trials for those product candidates that we determine to be the most promising. As we obtain results from clinical trials, we may elect to discontinue or delay trials for some product candidates in order to focus our resources on more promising product candidates. Completion of clinical trials may take several years or more, but the length of time generally varies substantially according to the type, size of trial and intended use of the product candidate.

Due to the risks inherent in the clinical trial process, development completion dates and costs vary significantly for each product candidate, are difficult to estimate and are likely to change as clinical trials progress.

The cost of clinical trials may vary significantly over the life of a project as a result of a variety of factors, including the number of patients who participate in the clinical trials, the number of sites included in the clinical trials, the length of time required to enroll trial participants, the efficacy and safety profile of our product candidates and the costs and timing of and our ability to secure regulatory approvals.

Marketing, General and Administrative

Our marketing, general and administrative expenses primarily consist of the costs associated with our general management and clinical marketing and trade programs, including, but not limited to, salaries and related expenses for executive, administrative and marketing personnel, rent, insurance, legal and accounting fees, consulting fees, travel and entertainment expenses, conference costs and other clinical marketing and trade program expenses.

Stock-Based Compensation

Stock-based compensation reflects our recognition as an expense of the value of stock options and other equity instruments issued to our employees and non-employees over the vesting period of the options and other equity instruments. We have granted to our employees options to purchase shares of common stock at exercise prices equal to the fair market value of the underlying shares of common stock at the time of each grant, as determined by our Board of Directors, with input from management.

In valuing our common stock, our Board of Directors considered a number of factors, including, but not limited to:

●	our financial position and historical financial performance;
●	the illiquidity of our capital stock as a private company prior to our IPO;
●	arm's length sales of our common stock;
●	the development status of our product candidates;
●	the business risks we face;
●	vesting restrictions imposed upon the equity awards;
●	an evaluation and benchmark of our competitors; and
●	the prospects of a liquidity event, such as our initial public offering in February 2008.

During 2010 and 2009, we recognized stock-based compensation expense of $248,457 and $296,838, respectively. We intend to grant stock options and other stock-based compensation in the future and we may therefore recognize additional stock-based compensation in connection with these future grants.

On January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”) using the modified prospective transition method. SFAS No. 123R requires us to measure all share-based payment awards granted after January 1, 2006, including those with employees, at fair value. Under SFAS No. 123R, the fair value of stock options and other share-based compensation must be recognized as expense in the statements of operations over the requisite service period of each award.

The fair value of share-based awards granted subsequent to January 1, 2006 is determined using the Black-Scholes valuation model and compensation expense is recognized on a straight-line basis over the vesting period of the awards. Beginning January 1, 2006, we also began recognizing compensation expense under SFAS No. 123R for the unvested portions of outstanding share-based awards previously granted under our stock option plans, over the periods these awards continue to vest. Our future share-based compensation expense will depend on the number of equity instruments granted and the estimated value of the underlying common stock at the date of grant.

We account for certain share-based awards, including warrants, with non-employees in accordance with SFAS No. 123R and related guidance, including EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. We estimate the fair value of such awards using the Black-Scholes valuation model at each reporting period and expense the fair value over the vesting period of the share-based award, which is generally the period in which services are provided.

Interest Expense

On June 1, 2007, we entered into the BlueCrest Loan and the Bank of America Loan, both in the principal amount of $5.0 million, with current interest rates of 12.85% and 4.75%, respectively. Interest expense in 2010 and 2009 primarily consists of interest incurred on the principal amount of the BlueCrest Loan and the Bank of America Loan, accrued fees and interest payable to the Guarantors, the amortization of related deferred loan costs and the amortization of the fair value of warrants issued in connection with the loans. The deferred loan costs and fair value of warrants issued in connection with the loans are being amortized to interest expense over the terms of the respective loans using the effective interest method.

Financial Condition and Results of Operations

We are a development stage company and our MyoCell product candidate has not received regulatory approval or generated any material revenues and is not expected to until 2012 if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future as we continue clinical trials, undertake new clinical trials, apply for regulatory approvals, make capital expenditures, add information systems and personnel, make payments pursuant to our license agreements upon our achievement of certain milestones, continue development of additional product candidates using our technology, establish sales and marketing capabilities and incur the additional cost of operating as a public company.

Comparison of Years Ended December 31, 2010 and December 31, 2009

Revenues

We recognized revenues of $46,383 in 2010 compared to revenues of $359,800 in 2009. Our revenue in 2010 and in 2009 was generated from the sale of MyoCath catheters, sales of the TGI system and TGI supplies, and Cardio Devices. Decrease in revenues during 2010 was attributable to a decrease in our MyoCath catheters sales of $190,500 and a decrease in TGI systems sales of $129,600.

Cost of Sales

Cost of sales was $19,765 in 2010 compared to $205,014 in 2009. The manufacturing cost per catheter sold in the twelve month period ended December 31, 2010 and 2009 were approximately the same. The decrease in cost of sales is due primarily to the decrease in sales in 2010.

Research and Development

Research and development expenses were $1.5 million in 2010, an increase of $2.0 million from research and development expenses of ($0.5) million in 2009. The increase was primarily attributable to a reduction in the amount of funds allocated to our Marvel Trial, funds allocated to Sponsored Research, and funds allocated to Advanced R&D, offset by an increase in stock-based compensation expense, related to the REGEN Trial in Jordan and gain on litigation settlement of $3.0 million in year 2009.

The timing and amount of our planned research and development expenditures is dependent on our ability to obtain additional financing. See “- Existing Capital Resources and Future Capital Requirements” and Item 1A.  “Risk Factors - We will need to secure additional financing …”

Marketing, General and Administrative

Marketing, general and administrative expenses were $1.8 million in 2010, a decrease of $0.49 million from marketing, general and administrative expenses of $2.2 million in 2009. The decrease in marketing, general and administrative expenses is attributable, in part, to a decrease in legal fees, rent, and sales & marketing expenses.

Interest Income

Interest income consists of interest earned on our cash and cash equivalents. Interest income was $2 in 2010 compared to interest income of $21 in 2009. The decrease in interest income was primarily attributable to lower cash balances and lower interest rates earned in 2010 compared to 2009.

Interest Expense

On June 1, 2007, we entered into the BlueCrest Loan and the Bank of America Loan, both in the principal amount of $5.0 million, with interest rates of 12.85% and 4.75% (prime plus 1.5%), respectively, at December 31, 2008. On August 20, 2008, we borrowed $1.0 million from a third party at an interest rate of 13.5% per annum. Interest expense primarily consists of interest incurred on the principal amount of these loans, accrued fees and interest earned by the guarantors of the Bank of America Loan, the amortization of related deferred loan costs and the amortization of the fair value of warrants issued in connection with the BlueCrest and Bank of America Loans. The fair value of the warrants originally issued in connection with the Bank of America Loan was amortized by the end of January 2008.

Interest expense was $2.1 million in 2010 compared to interest expense of $2.6 million in 2009. Interest incurred on the principal amount of our outstanding loans and interest and fees earned by the guarantors totaled approximately $900,000 in 2010 and $1.2 million in 2009. Amortization of deferred loan costs and amortization of the fair value of warrants issued in connection with the BlueCrest and Bank of America Loans totaled approximately $0.96 million in 2010 compared to $0.97 million in 2009.

Comparison of Nine Months Ended September 30, 2011 and September 30, 2010

Revenues

We recognized revenues of $6,990 in the nine month period ended September 30, 2011 compared to revenues of $42,888 in the nine month period ended September 30, 2010. The revenue in the nine month period ended September 30, 2011 was generated mainly from the sale of MyoCath catheters.

Cost of Sales

Cost of sales was $278 in the nine month period ended September 30, 2011 compared to $19,626 in the nine month period ended September 30, 2011.

Research and Development

Research and development expenses were $370,305 in the nine month period ended in September 30, 2011, a decrease of $897,115 from research and development expenses of $1,267,420 in 2010. The decrease was primarily attributable to a reduction in the amount of funds allocated to our clinical trials.

The timing and amount of our planned research and development expenditures is dependent on our ability to obtain additional financing. See “- Existing Capital Resources and Future Capital Requirements” and Item 1A. “Risk Factors - We will need to secure additional financing … ” as filed with our Form 10-K with the Securities and Exchange Commission on May 10, 2011

Marketing, General and Administrative

Marketing, general and administrative expenses were $1,632,733 in the nine month period ended September 30, 2011, an increase of $387,782 from marketing, general and administrative expenses of $1,244,951 in 2010. The increase in marketing, general and administrative expenses is attributable, in part, to equity based compensation of $397,084 for the nine months ended September 30, 2011 as compared to $141,894 for the same period last year.

Gain on change in fair value of derivative liability

During the nine months ended September 30, 2011, we had outstanding unsecured convertible notes which created a possibility of exceeding our common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provisions of these agreements after consideration of all existing instruments that could be settled in shares. With the increase in our authorized number common shares in September, we eliminated this liability reducing it to Nil. During the nine months ended September 30, 2011, we recorded a loss on change in the fair value of the derivative liability of $25,026.

Interest Expense

Interest expense was $1,679,525 in the nine month period ended September 30, 2011 compared to interest expense of $1,063,934 in 2010, an increase of $615,591. During the nine months ended September 30, 2011, we incurred a non cash interest expense of $995,779 from the write off and amortization of debt discounts associated with our issued convertible notes as compared to $274,969 for the same period last year.

Liquidity and Capital Resources

In 2010, we continued to finance our considerable operational cash needs with cash generated from financing activities.

Operating Activities

Net cash used in operating activities was $1.9 million in 2010 as compared to $2.0 million of cash used in 2009 and was $1,229,795 for the nine month period ended September 30, 2011 as compared to $1,109,386 for the comparable prior year period. Our use of cash for operations in 2010 reflected a net loss generated during the period of $5.2 million, adjusted for non-cash items such as stock-based compensation of $248,457, amortization of the fair value of warrants granted in connection with the BlueCrest Loan and Bank of America Loan of $975,969, amortization of loan costs incurred in connection with the BlueCrest Loan and Bank of America Loan of $72,262 and equity instruments issued in connection with an R&D agreement of $360,032, common stock issued in connection with accounts payable of $412,660, common stock issued to the guarantors of the Bank of America Loan of $69,159, and depreciation expense of $56,958, an increase in prepaid and other current assets of $8,592, an increase in accounts payable of $133,038, a decrease in inventory of $46,297, a decrease in receivables of $141,013, an increase in accrued expenses and deferred rent of $799,952, and a decrease in deferred revenues of $41,995, contributed to our use of operating cash in 2010.

Our use of cash for operations in the nine months ended September 30, 2011 reflected a net loss generated during the period of approximately $3.7 million, adjusted for non-cash items such as stock-based compensation of $343,884, amortization of the fair value of warrants granted in connection with the Note payable of $226,586, amortization of debt discounts incurred in connection with the BlueCrest Loan and Bank of America and other Loans of $769,194, non cash interest paid of $158,441 and depreciation of $26,690. Partially offsetting these uses of cash was a decrease in prepaid expenses of $60,750, an increase in accrued expenses of $470,774 and accounts payable of $268,038.

Investing Activities

Net cash used in investing activities was $0 in 2010 as compared to $688 in 2009 and $0 in the nine month period ended September 30, 2011 as compared to $0 in 2010.

Financing Activities

Net cash provided by financing activities was $1.8 million in 2010 as compared to $2.1 million in 2009 and $1,229,284 in the nine month period ended September 30, 2011 as compared to $1,179,651 in 2010.

In 2010 we sold, in a private placement, shares of common stock and warrants for aggregate net cash proceeds of approximately $2.4 million. In the nine month period ended September 30, 2011 we sold, in a private placement, shares of common stock for aggregate net cash proceeds of $1,067,000.

Existing Capital Resources and Future Capital Requirements

Our MyoCell product candidate has not received regulatory approval or generated any material revenues. We do not expect to generate any material revenues or cash from sales of our MyoCell product candidate until commercialization of MyoCell, if ever. We have generated substantial net losses and negative cash flow from operations since inception and anticipate incurring significant net losses and negative cash flows from operations for the foreseeable future. Historically, we have relied on proceeds from the sale of our common stock and our incurrence of debt to provide the funds necessary to conduct our research and development activities and to meet our other cash needs.

At December 31, 2010 we had cash and cash equivalents totaling $3,298 however, our working capital deficit as of such date was $11.1 million. Our independent registered public accounting firm has issued its report dated May 6, 2011 in connection with the audit of our financial statements as of December 31, 2010 that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about our ability to continue as a going concern. At September 30, 2011 we had cash and cash equivalents totaling $2,787 however, our working capital deficit as of such date was approximately $12.47 million.

Properties

Our headquarters are located in Sunrise, Florida and consists of 4,860 square feet of space, which we lease at a current rent of approximately $65,124 per year. The lease is scheduled to expire in January 2013. In addition to our corporate offices, at this location, we maintain:

☐	our MyoCell cell culturing facility for supply within the United States; and

☐	a fully equipped cell culturing laboratory where we perform experimental work in the areas of cell culturing, cell engraftment, and other advanced research projects related to our core business.

We believe the space available at our headquarters will be sufficient to meet the needs of our operations for the foreseeable future.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On February 20, 2011,the Company was advised by its auditors that its audit practice was acquired by RBSM LLP (“RBSM”), an independent registered public accounting firm. As a result of the acquisition, the auditor effectively resigned as the Company’s independent registered public accounting firm and RBSM was appointed to serve as the Company’s independent registered public accounting firm by the Company’s Board of Directors, acting as the Company’s Audit Committee. The reports of the prior auditor on the Company’s financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that such reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and incurring significant losses.

During the years ended December 31, 2009 and 2008, and through February 20, 2011, the Company did not have any disagreements with the auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods. On February 20, 2011, the Company engaged RBSM as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We do not engage in investment or operating activities that are subject to material interest rate risk.

Credit Risk

As of December 31, 2010, one customer represented 53% of the Company’s accounts receivable. The Company’s revenues earned from sale of products and services for the year ended December 31, 2010 included 48% and 32% of the Company’s total revenues from two customers. However, as a development stage company without significant sales, we are not otherwise subject to any material credit risk.

Inflation Risk

Inflation has not had, and is not expected to have, a material effect on our operations.

Climate Change Risk

Neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. generally accepted accounting principles, or GAAP, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. A summary of the critical accounting policies and the judgments that we make in the application of those policies is presented in Note 1 to our consolidated financial statements.

Our consolidated financial statements are based on the selection of accounting policies and the application of accounting estimates, some of which require management to make significant assumptions. Actual results could differ materially from the estimated amounts. The following accounting policy is critical to understanding and evaluating our reported financial results:

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. If a significant portion of a fee is due after our normal payment terms or upon implementation or client acceptance, the fee is accounted for as not being fixed or determinable and revenue is recognized as the fees become due or after implementation or client acceptance has occurred. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

The Company accounts for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Unbilled revenue is revenue that is recognized but is not currently billable to the customer pursuant to contractual terms. In general, such amounts become billable in accordance with predetermined payment schedules, but recognized as revenue as services are performed. Amounts included in unbilled revenue are expected to be collected within one year and are included within current assets.

Research and Development Activities

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. This statement does not change the accounting guidance for share based payment transactions with parties other than employees.

Options Valuation and Accounting for and Classifying Warrants

The Company uses the Black-Scholes valuation model to determine the fair value of options on the date of grant. This model derives the fair value of options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rates and dividend yield. The Company’s expected volatility is based on the historical volatility of other publicly traded development stage companies in the same industry. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve appropriate for the term of the expected life of the options.

The Company uses the Black-Scholes valuation model to determine the fair value of warrants on the date of issuance. The Company’s expected volatility is based on the historical volatility of other publicly traded development stage companies in the same industry. The expected life of the warrants is based primarily on the contractual life of the warrants. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve appropriate for the term of the expected life of the warrants.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

DESCRIPTION OF BUSINESS
Overview

We are committed to the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies, devices and biologics for the treatment of chronic and acute heart damage and peripheral vascular disease. The number of heart failure patients is expected to increase from 25 million worldwide today to over 50 million in five years. Our focus is on serving these patients.

We were incorporated in the state of Florida in August 1999. Our principal executive offices are located at 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325 and our telephone number is (954) 835-1500. Information about us is available on our corporate web site at www.bioheartinc.com. Information contained on the web site does not constitute part of, and is not incorporated by reference in, this report.

Biotechnology Product Candidates

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and peripheral vascular disease. MyoCell is a clinical muscle-derived cell therapy designed to populate regions of scar tissue within a patient's heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. Our most recent clinical trials of MyoCell include the SEISMIC Trial, a completed 40-patient, randomized, multicenter, controlled, Phase II-a study conducted in Europe and the MYOHEART Trial, a completed 20-patient, multicenter, Phase I dose-escalation trial conducted in the United States. We were approved by the U.S. FDA to proceed with a 330-patient, multicenter Phase II/III trial of MyoCell in North America and Europe called the MARVEL Trial. We completed the MyoCell implantation procedure on the first patient in the MARVEL Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a significant (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. We are planning, on the basis of these results, to ask the FDA to consider the MARVEL Trial a pivotal trial (pivotal from Phase II to Phase III) and to reduce the number of patients in the trial to 150. The SEISMIC, MYOHEART and MARVEL Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians. Abroad, we are identifying centers where it is already acceptable to use the Myocell treatment so that greater numbers of patients with this problem can have access to treatment.

We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), which we believe is the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the REGEN Trial, during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the MARVEL Trial, or continue with the MARVEL Trial based on the use of Myocell alone.

In our pipeline, we have multiple product candidates for the treatment of heart damage, including autologous, adipose cell treatment for acute heart damage, chronic ischemia and critical limb ischemia. We hope to demonstrate that our various product candidates are safe and effective complements to existing therapies for chronic and acute heart damage as well as peripheral arterial disease.

MyoCell

MyoCell is a clinical therapy intended to improve cardiac function for those with congestive heart failure and is designed to be utilized months or even years after a patient has suffered severe heart damage due to a heart attack or other cause. We believe that MyoCell has the potential to become a leading treatment for severe, chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be an unmet demand for more effective and/or more affordable therapies for chronic heart damage. MyoCell uses myoblasts, cells that are precursors to muscle cells, from the patient's own body. The myoblasts are removed from a patient's thigh muscle, isolated, grown through our proprietary cell culturing process, and injected directly in the scar tissue of a patient's heart. A qualified physician performs this minimally invasive procedure using an endoventricular catheter. We entered into an agreement with a Johnson & Johnson company to use its NOGA® Cardiac Navigation System along with its MyoStar™ injection catheter for the delivery of MyoCell in the Marvel Trial.

When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient's own body, we believe MyoCell is able to avoid certain challenges currently faced by other types of cell-based clinical therapies including tissue rejection and instances of the cells differentiating into cells other than muscle. Although a number of therapies have proven to improve the cardiac function of a damaged heart, no currently available treatment has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

We believe the market for treating patients in NYHA Class II or NYHA Class III heart failure is significant. According to the AHA Statistics and the European Society of Cardiology Task Force for the Treatment of Chronic Heart Failure, in the United States and Europe there are approximately 5.2 million and 9.6 million, respectively, patients with heart failure. The AHA Statistics further indicate that, after heart failure is diagnosed, the one-year mortality rate is high, with one in five dying and that 80% of men and 70% of women under age 65 who have heart failure will die within eight years. We believe that approximately 60% of heart failure patients are in either NYHA Class II or NYHA Class III heart failure based upon a 1999 study entitled “Congestive Heart Failure Due to Diastolic or Systolic Dysfunction – Frequency and Patient Characteristics in an Ambulatory Setting” by Diller, PM, et. al.

Business Strategy

Our principal objective is to become a leading regenerative medicine company that discovers, develops and commercializes novel, autologous cell therapies, and related devices, for the treatment and improved care of patients suffering from chronic and acute heart damage as well as lower limb ischemia. The number of heart failure patients is expected to increase from 25 million worldwide today to over 50 million in five years. Our focus is on serving these patients. To achieve this objective, we plan to pursue the following strategies:

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Obtain initial regulatory approval of MyoCell and/or MyoCell SDF-1 by targeting patients with severe heart damage. In July 2007, we treated the final patient in the Phase II SEISMIC Trial, which was comprised of 40 patients, including 26 treated patients. The SEISMIC study results demonstrated that 94% of MyoCell treated patients improved or did not worsen in heart failure class while only 6% worsened, while in the control group receiving only drugs 42% worsened. 84% of MyoCell treated patients improved or did not worsen in exercise capacity and only 16% worsened, while 69% of the control patients worsened. The average improvement in 6 minute walk was 62 meters. This compares very favorably with the current gold standard in advanced heart failure treatment, Bi-Ventricular pacing, where they achieved 16 to 20 meters improvement over control patients in the Phase II MIRACLE trial that led to commercial approval of this product. By targeting a class of patients for whom existing therapies are very expensive, unavailable or not sufficiently effective, we hope to expedite regulatory approval of MyoCell and/or MyoCell SDF-1. Obtain regulatory approval of MyoCell and/or MyoCell SDF-1 to treat patients with less severe heart damage. If we obtain initial regulatory approval of MyoCell for the Class III Subgroup, we intend to continue to sponsor clinical trials in an effort to demonstrate that MyoCell and/or MyoCell SDF-1 should receive regulatory approval to treat all patients in NYHA Class II, NYHA Class III and NYHA Class IV heart failure and, provided we believe we have a reasonable basis to support such an indication, we intend to seek regulatory approval for these patients.

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Continue existing studies with adipose derived stem cells and endothelial progenitor cells. We have initiated studies for the applications of lower limb ischemia, acute myocardial infarction and chronic heart ischemia. We will begin a US clinical program called the ANGEL trial utilizing adipose derived cells or LipiCell for congestive heart failure patients. Using the clinical data from the trial in Mexico and preclinical studies, Bioheart plans to apply to the FDA to begin a Phase I study in the US. Bioheart has completed several preclinical studies demonstrating the safety and efficacy of this product including a study led by Keith March, MD, PhD, Director of the Vascular and Cardiac Center for Adult Stem Cell Therapy at the Indiana University. The adipose cells showed a tendency toward cardiomyocyte regeneration, prominent angiogenesis (growth of new blood vessels) and reduction in the infarction size.

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Continue to develop our pipeline of cell-based therapies and related devices for the treatment of chronic and acute heart damage. In parallel with our efforts to secure regulatory approval of MyoCell, we intend to continue to develop and test other product candidates for the treatment of chronic and acute heart damage. These efforts are expected to initially focus on MyoCell SDF-1, Lipicell, MyoCath and MyoCath II product candidates.

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Develop our sales and marketing capabilities. In advance of U.S. regulatory approval of our MyoCell product candidate, we intend to internally build a sales force to cover the U.S. market and to utilize dealers in foreign markets which we anticipate will market MyoCell, MyoCell SDF-1 and our heart failure focused products primarily to interventional cardiologists and heart failure specialists.

●	Continue to refine our MyoCell and MyoCell SDF-1 cell culturing processes.

●	Expand and enhance our intellectual property rights. We intend to continue to expand and enhance our intellectual property rights.

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License, acquire and/or develop complementary products and technologies. We intend to strengthen and expand our product development efforts through the license, acquisition and/or development of products and technologies that support our business strategy.

Industry Background

Myocardial Infarction (Heart Attack)

Myocardial infarction, or MI, commonly known as a heart attack, occurs when a blockage in a coronary artery severely restricts or completely stops blood flow to a portion of the heart. When blood supply is greatly reduced or blocked for more than a short period of time, heart muscle cells die. If the healthy heart muscle cells do not replace the dead cells within approximately two months, the injured area of the heart becomes unable to function properly. In the healing phase after a heart attack, white blood cells migrate into the affected area and remove the dead heart muscle cells. Then, fibroblasts, the connective tissue cells of the human body, proliferate and form a collagen scar in the affected region of the heart. Following a heart attack, the heart's ability to maintain normal function will depend on the location and amount of damaged tissue. The remaining initially undamaged heart muscle tissue must perform more work to adequately maintain cardiac output. Because the uninjured region is then compelled to work harder than normal, the heart can progressively deteriorate until it is unable to pump adequate blood to oxygenate the body properly leading to heart failure and ultimately death.

Congestive Heart Failure (CHF)

Congestive heart failure, or “CHF”, is a debilitating condition that occurs as the heart becomes progressively less able to pump an adequate supply of blood throughout the body resulting in fluid accumulation in the lungs, kidneys and other body tissues. Persons suffering from NYHA Class II or worse heart failure experience high rates of mortality, frequent hospitalization and poor quality of life. CHF has many causes, generally beginning in patients with a life-long history of high blood pressure or after a patient has suffered a major heart attack or some other heart-damaging event. CHF itself may lead to other complicating factors such as pulmonary hypertension, edema, pulmonary edema, liver dysfunction and kidney failure. Although medical therapy for CHF is improving, it remains a major debilitating condition.

Classifying Heart Failure

The NYHA heart failure classification system provides a simple and widely recognized way of classifying the extent of heart failure. It places patients in one of four categories based on how limited they are during physical activity. NYHA Class I heart failure patients have no limitation of activities and suffer no symptoms from ordinary activities. NYHA Class II heart failure patients have a mild limitation of activity and are generally comfortable at rest or with mild exertion. NYHA Class III heart failure patients suffer from a marked limitation of activity and are generally comfortable only at rest. NYHA Class IV heart failure patients generally suffer discomfort and symptoms at rest and should remain confined to a bed or chair.

The risk of hospitalization and death increases as patients progress through the various stages of heart failure. The risk of hospitalization due to heart failure for patients in NYHA Class II, NYHA Class III and NYHA Class IV is approximately 1.2, 2.3 and 3.7 times greater than for patients in NYHA Class I heart failure according to a 2006 American Heart Journal article entitled “Higher New York Heart Association Classes and Increased Mortality and Hospitalization in Patients with Heart Failure and Preserved Left Ventricular Function”' by Ahmed, A et al. Similarly, according to this same article, the risk of death from all causes for patients in NYHA Class II, NYHA Class III and NYHA Class IV is approximately 1.5, 2.6 and 8.5 times greater than for patients in NYHA Class I heart failure.

The following chart illustrates the various stages of heart failure, their NYHA classifications and the associated current standard of treatment.

NYHA
Class	NYHA Functional Classification(1)	Specific Activity Scale(2)(3)	Current Standard of Treatment(4)

I	Symptoms only with above normal physical activity	Can perform more than 7 metabolic equivalents	ACE Inhibitor, Beta-Blocker
II	Symptoms with normal physical activity	Can perform more than 5 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics
III	Symptoms with minimal physical activity	Can perform more than 2 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics, Digoxin, Bi-ventricular pacers
IV	Symptoms at rest	Cannot perform more than 2 metabolic equivalents	ACE Inhibitor, Beta-Blocker, Diuretics, Digoxin, Hemodynamic Support, Mechanical Assist Devices, Bi-ventricular pacers, Transplant
_____________

(1)	Symptoms include fatigue, palpitations, shortness of breath and chest pain; normal activity is equivalent to walking one flight of stairs or several blocks.

(2)
Based upon the Goldman Activity Classification of Heart Failure, which classifies severity of heart failure based on estimated metabolic cost of various activities; the four classes of the Goldman Activity Classification system correlate to the NYHA Classes.

(3)
7 metabolic equivalents = shovel snow, carry 24 lbs. up 8 stairs, recreational sports; 5 metabolic equivalents = garden, rake, dance, walk 4 mph on level ground, have intercourse; 2 metabolic equivalents = shower without stopping, strip and make bed, dress without stopping.

(4)	Source: American College of Cardiology/ American Heart Association 2005 Guideline Update for the Diagnosis and Management of Chronic Heart Failure in the Adult.

Diagnosis and Management of Heart Failure

Heart disease has been the leading cause of death from 1950 on within the United States, according to the U.S. Department of Health and Human Services. In addition, heart failure is the single most frequent reason for hospitalization in the elderly according to a 2007 study entitled “Long-Term Costs and Resource Use in Elderly Participants with Congestive Heart Failure” by Liao, L., et al. The American College of Cardiology/ American Heart Association 2005 Guideline Update for the Diagnosis and Management of Chronic Heart Failure in the Adult, or the ACC/ AHA Guidelines, provides recommendations for the treatment of chronic heart failure in adults with normal or low LVEF. The treatment escalates and becomes more invasive as the heart failure worsens. Current treatment options for severe, chronic heart damage include, but are not limited to, heart transplantation and other surgical procedures, bi-ventricular pacers, drug therapies, ICDs, and ventricular assist devices. Therapies utilizing drugs, ICDs and bi-ventricular pacers are currently by far the most commonly prescribed treatments for patients suffering from NYHA Class II or NYHA Class III heart failure. Since the therapies generally each address a particular feature of heart disease or a specific subgroup of heart failure patients, the therapies are often complementary and used in combination.

Drug Therapies

The ACC/AHA Guidelines recommend that most patients with heart failure should be routinely managed with a combination of ACE inhibitors, beta-blockers and diuretics. The value of these drugs has been established by the results of numerous large-scale clinical trials and the evidence supporting a central role for their use is, according to the ACC/AHA Guidelines, compelling and persuasive. ACE inhibitors and beta blockers have been shown to improve a patient’s clinical status and overall sense of well-being and reduce the risk of death and hospitalization. Side effects of ACE inhibitors include hypotension, worsening kidney function, potassium retention, cough and angioedema. Side effects of beta-blockers include fluid retention, fatigue, bradycardia and heart block and hypotension.

Bi-Ventricular Pacers

The ACC/AHA Guidelines recommend bi-ventricular pacers for persons who, in addition to suffering from heart failure, have left and right ventricles that do not contract in sync, known as ventricular dyssynchrony and who have a LVEF less than or equal to 35%, sinus rhythm and NYHA Class III or NYHA Class IV symptoms despite recommended optimal medical therapy. Bi-ventricular pacers are surgically implanted electrical generators that function primarily by stimulating the un-damaged portion of the heart to beat more strongly using controlled bursts of electrical currents in synchrony. Compared with optimal medical therapy alone, bi-ventricular pacers have been shown in a number of clinical trials to significantly decrease the risk of all-cause hospitalization and all-cause mortality as well as to improve LVEF, NYHA Class and Quality of Life. According to the ACC/AHA Guidelines, there are certain risks associated with the bi-ventricular pacer including risks associated with implantation and device-related problems.

Implantable Cardioverter Defibrillators

ACC/AHA Guidelines recommend ICDs primarily for patients who have experienced a life-threatening clinical event associated with a sustained irregular heartbeat and in patients who have had a prior heart attack and a reduced LVEF. ICDs are surgically implanted devices that continually monitor patients at high risk of sudden heart attack. When an irregular rhythm is detected, the device sends an electric shock to the heart to restore normal rhythm. In 2001, ICDs were implanted in approximately 62,000 and 18,000 patients in the United States and Europe, respectively. Although ICDs have not demonstrated an ability to improve cardiac function, according to the ACC/AHA Guidelines, ICDs are highly effective in preventing sudden death due to irregular heartbeats. However, according to the ACC/AHA Guidelines, frequent shocks from an ICD can lead to a reduced quality of life, whether triggered appropriately or inappropriately. In addition, according to the ACC/AHA Guidelines, ICDs have the potential to aggravate heart failure and have been associated with an increase in heart failure hospitalizations.

Heart Transplantation and Other Surgical Procedures

According to the ACC/AHA Guidelines, heart transplantation is currently the only established surgical approach for the treatment of severe heart failure that is not responsive to other therapies. Heart transplantation is a major surgical procedure in which the diseased heart is removed from a patient and replaced with a healthy donor heart. Heart transplantation has proven to dramatically improve cardiac function in a majority of the patients treated and most heart transplant recipients return to work, travel and normal activities within three to six months after the surgery. In addition, the risk of hospitalization and mortality for transplant recipients is dramatically lower than the risk faced by patients in NYHA Class III or NYHA Class IV heart failure. Heart transplants are not, for a variety of reasons, readily available to all patients with severe heart damage. The availability of heart transplants is limited by, among other things, cost and donor availability. In addition to the significant cost involved and the chronic shortage of donor hearts, one of the serious challenges in heart transplantation is potential rejection of the donor heart. For many heart transplant recipients, chronic rejection significantly shortens the length of time the donated heart can function effectively and such recipients are generally administered costly anti-rejection drug regimens which can have adverse and potentially severe side effects.

There are a number of alternate surgical approaches under development for the treatment of severe heart failure, including cardiomyoplasty, a surgical procedure where the patient’s own body muscle is wrapped around the heart to provide support for the failing heart, the Batista procedure, a surgical procedure that reduces the size of an enlarged heart muscle so that the heart can pump more efficiently and vigorously, and the Dor procedure. According to the ACC/AHA Guidelines, both cardiomyoplasty and the Batista procedure have failed to result in clinical improvement and are associated with a high risk of death. The Dor procedure involves surgically removing scarred, dead tissue from the heart following a heart attack and returning the left ventricle to a more normal shape. While the early published single-center experience with the Dor procedure demonstrated early and late improvement in NYHA Class and LVEF, according to the ACC/AHA Guidelines, this procedure’s role in the management of heart failure remains to be defined.

Ventricular Assist Devices

Ventricular assist devices are mechanical heart pumps that replace or assist the pumping role of the left ventricle of a damaged heart too weak to pump blood through the body. Ventricular assist devices are primarily used as a bridge for patients on the waiting list for a heart transplant and have been shown in published studies to be effective at halting further deterioration of the patient’s condition and decreasing the likelihood of death before transplantation. In addition, ventricular assist devices are a destination therapy for patients who are in NYHA Class IV heart failure despite optimal medical therapy and who are not eligible for heart transplant. According to the ACC/AHA Guidelines, device related adverse events are reported to be numerous and include bleeding, infection, blood clots and device failure. In addition, ventricular assist devices are very expensive, with the average first-year cost estimated at approximately $225,000.

We believe the heart failure treatment industry generally has a history of adopting therapies that have proven to be safe and effective complements to existing therapies and using them in combination with existing therapies. It is our understanding that there is no one or two measurement criteria, either quantitative or qualitative, that define when a therapy for treating heart failure will be deemed safe and effective by the FDA. We believe that the safety and efficacy of certain existing FDA approved therapies for heart damage were demonstrated based upon a variety of endpoints, including certain endpoints (such as LVEF) that individually did not demonstrate large numerical differences between the treated patients and untreated patients. For instance, the use of bi-ventricular pacers with optimal drug therapy has proven to significantly decrease the risk of all-cause hospitalization and all-cause-mortality as well as to improve LVEF, NYHA Class and quality of life as compared to the use of optimal drug therapy alone. In the Multicenter InSync Randomized Clinical Evaluation (MIRACLE) trial, one of the first large studies to measure the therapeutic benefits of bi-ventricular pacing, 69% of the patients in the treatment group experienced an improvement in NYHA Class by one or more classes at six-month follow-up versus a 34% improvement in the control group. However, patients in the treatment group experienced on average only a 2.1% improvement in LVEF as compared with a 1.7% improvement for patients in the control group. Although a number of the therapies described above have proven to improve the cardiac function of a damaged heart, no currently available heart failure treatment has demonstrated an ability to generate new muscle tissue within the scarred regions of a heart.

Our Proposed Solution

We believe that MyoCell has the potential to become a leading treatment for severe chronic damage to the heart due to its perceived ability to satisfy, at least in part, what we believe to be a presently unmet demand for more effective and/or more affordable therapies for chronic heart damage.

MyoCell

The human heart does not have cells that naturally repair or replace damaged heart muscle. Accordingly, the human body cannot, without medical assistance, repopulate regions of scar tissue within the heart with functioning muscle. MyoCell is a clinical therapy designed to improve cardiac function by populating regions of scar tissue within a patient’s heart with myoblasts derived from a biopsy of a patient’s thigh muscle. Myoblasts are precursors to muscle cells that have the capacity to fuse with other myoblasts or with damaged muscle fibers to regenerate skeletal muscle. When injected into scar tissue within the heart wall, myoblasts have been shown to be capable of engrafting in the damaged tissue and differentiating into mature skeletal muscle cells. In a number of clinical and animal studies, the engrafted skeletal muscle cells have been shown to express various proteins that are important components of contractile function. By using myoblasts obtained from a patient’s own body, we believe MyoCell is able to avoid certain challenges currently faced by other cell-based clinical therapies intended to be used for the treatment of chronic heart damage including tissue rejection and instances of the cells differentiating into cells other than muscle.

Our clinical research to date suggests that MyoCell may improve the contractile function of the heart. However, we have not yet been able to demonstrate a mechanism of action. The engrafted skeletal muscle tissues are not believed to be coupled with the surrounding heart muscle by the same chemicals that allow heart muscle cells to contract simultaneously. The theories regarding why contractile function may improve include:

●	the engrafted muscle tissue can contract in unison with the other muscles in the heart by stretching or by the channeling of electric currents;
●	the myoblasts acquire certain characteristics of heart muscle or fuse with them; and/or
●	the injected myoblasts release various proteins that indirectly result in a limit on further scar tissue formation.

As part of the MyoCell therapy, a general surgeon removes approximately five to ten grams of thigh muscle tissue from the patient utilizing local anesthesia, typically on an outpatient basis. The muscle tissue is then express-shipped to a cell culturing site. At the cell culturing site, our proprietary techniques are used to isolate and remove myoblasts from the muscle tissue. We typically produce enough cells to treat a patient within approximately 21 days of his or her biopsy. Such production time is expected to continue to decrease as we continue to refine our cell culturing processes. After the cells are subjected to a variety of tests, the cultured cells are packaged in injectate media and express shipped to the interventional cardiologist. Within four days of packaging, the cultured myoblasts are injected via catheter directly into the scar tissue of the patient’s heart. The injection process takes on average about one hour and can be performed with or without general anesthesia. Following treatment, patients generally remain in the hospital for approximately 48-72 hours for monitoring.

The MyoCell injection process is a minimally invasive procedure which presents less risk and considerably less trauma to a patient than conventional (open) heart surgery. Patients are able to walk immediately following the injection process and require significantly less time in the hospital compared with surgically treated patients. In the 69 patients who have received MyoCell injections delivered via percutaneous catheter, only two minor procedure-related events (2.9%) have been reported. In both cases, however, no complications resulted from the event, with the patients in each case remaining asymptomatic at all times during and after the procedure.

We use a number of proprietary processes to create therapeutic quantities of myoblasts from a patient’s thigh muscle biopsy. We have developed and/or licensed what we believe are proprietary or patented techniques to:

●	transport muscle tissue and cultured cells;
●	disassociate muscle tissue with manual and chemical processes;
●	separate myoblasts from other muscle cells;
●	culture and grow myoblasts;
●	identify a cell population with the propensity to engraft, proliferate and adapt to the cardiac environment, including areas of scar tissue; and
●	maintain and test the cell quality and purity.

We have also developed and/or licensed a number of proprietary and/or patented processes related to the injection of myoblasts into damaged heart muscle, including the following:

●	package the cultured cells in a manner that facilitates shipping and use by the physician administering MyoCell;
●	methods of using MyoCath;
●	the use of an injectate media that assists in the engraftment of myoblasts;
●	cell injection techniques utilizing contrast media to assist in the cell injection process; and
●	cell injection protocols related to the number and location of injections.

Assuming we secure regulatory approval of MyoCell for the treatment of all NYHA Class II and NYHA Class III patients, we believe MyoCell will provide a treatment alternative for the millions of NYHA Class II and NYHA Class III patients in the United States and Europe who either do not qualify for or do not have access to heart transplant therapy. Furthermore, we anticipate that the time incurred and cost of identifying patients qualified to receive MyoCell as well as the cost of MyoCell, including any ICD, drug and bi-ventricular pacer therapies that are simultaneously prescribed, if any, will be less expensive than the current cost of heart transplant therapy. Moreover, MyoCell is less invasive than a heart transplant and is not subject to the tissue rejection and immune system suppression issues associated with heart transplants.

We believe there is still a large population of patients exhibiting symptoms consistent with NYHA Class II and NYHA Class III heart failure that is seeking an effective or more effective therapy for chronic heart damage than ICDs, bi-ventricular pacers and drug therapies. We hope to demonstrate that MyoCell is complementary to various therapies using ICDs, bi-ventricular pacers and drugs. In the MYOHEART and SEISMIC Trials, enrolled patients are required to have an ICD and to be on optimal drug therapy to be included in the study. While we do not require patients to have previously received a bi-ventricular pacer to participate in our clinical trials, we plan to accept patients in our MARVEL Trial who have had prior placement of a bi-ventricular pacer. We are hopeful that the results of our future clinical trials will demonstrate that MyoCell is complementary to existing therapies for treating heart damage.

Metrics Used to Evaluate Safety and Efficacy of Heart Failure Treatments

The performance of therapies used to treat damage to the heart is assessed using a number of metrics, which compare data collected at the time of initial treatment to data collected when a patient is re-assessed at follow-up. The time periods for follow-up are usually three, six and twelve months. Statistical data is often accompanied by a p-value, which is the mathematical probability that the data are the result of random chance. A result is considered statistically significant if the p-value is less than or equal to 5%. The common metrics used to evaluate the efficacy of these therapies include:

Metric	Description

NYHA Class	The NYHA heart failure classification system is a functional and therapeutic classification system based on how much cardiac patients are limited during physical activity.
Six-Minute Walk Distance
Six-Minute Walk Distance is an objective evaluation of functional exercise capacity which measures the distance a patient can walk in six minutes. The distance walked during this test has been shown to correlate with the severity of heart failure.

LVEF
LVEF is a measure of the heart’s efficiency and can be used to estimate the function of the left ventricle, which pumps blood to the rest of the body. The LVEF is the amount of blood pumped divided by the amount of blood the ventricle contains. A normal LVEF is more than 55% of the blood volume. Damage to the heart impairs the heart’s ability to efficiently pump and therefore reduces LVEF.

Quality of Life	Quality of Life is evaluated by patient questionnaire, which measures subjective aspects of health status in heart failure patients.
Number of Hospital Admissions and Mean Length of Stay
The Number of Hospital Admissions and Mean Length of Stay measure the aggregate number of times that a patient is admitted to the hospital during a defined period and the number of days a patient remains in the hospital during each such admission.

Total Days Hospitalized	The Total Days Hospitalized measures the aggregate number of days a patient is admitted to the hospital during a defined period.
End-Systolic Volume	End-Systolic Volume is a measurement of the adequacy of cardiac emptying, related to the function of the heart during contraction.
End-Diastolic Volume	End-Diastolic Volume is the amount of blood in the ventricle immediately before a cardiac contraction begins and is used as a measurement of the function of the heart at rest.
LV Volume
Left Ventricular Volume, or LV Volume, is measured in terms of left ventricular End-Diastolic Volume and left ventricular End-Systolic Volume. Both measure the reduction in volume of blood in the left ventricle of the heart following expansion and contraction, respectively. Reduction in volume generally is reflective of positive ventricular remodeling and improvement in the heart’s ability to circulate oxygenated blood through the arteries.

Wall Motion	Wall Motion is a test designed to show whether the heart is receiving adequate quantities of oxygen-rich blood. Wall motion is generally measured by a stress echocardiography test.
Cardiac Output	Cardiac Output is a measure of the amount of blood that is pumped by the heart per unit time, measured in liters per minute.
BNP Level
B-Type Natriuretic Peptide, or BNP, is a substance secreted from the ventricles or lower chambers of the heart in response to changes in pressure that occur when heart failure develops and worsens. The level of BNP in the blood increases when heart failure symptoms worsen and decreases when the heart failure condition is stable.

Marvel Phase II/III Clinical Trial in the United States

The Marvel Trial is designed to be a double-blind, randomized, placebo-controlled multicenter trial to evaluate the safety and efficacy of MyoCell. In August 2007, we received clearance from the FDA to proceed with the trial. We completed the MyoCell implantation procedure on the first patient in the Marvel Trial on October 24, 2007. Thus far, 20 patients, including 6 control patients, have been treated. Initial results for the 20 patients were released at the Heart Failure Society of American meeting in September, 2009, showing a dramatic (35%) improvement in the 6 minute walk for those patients who were treated, and no improvement for those who received a placebo. We are planning, on the basis of these results, to ask the FDA to consider the Marvel Trial a pivotal trial (pivotal from Phase II to Phase III) and to reduce the number of patients in the trial to 150. The Seismic, Myoheart and Marvel Trials have been designed to test the safety and efficacy of MyoCell in treating patients with severe, chronic damage to the heart. Upon regulatory approval of MyoCell, we intend to generate revenue in the United States from the sale of MyoCell cell-culturing services for treatment of patients by qualified physicians. Abroad, we are identifying centers where it is already acceptable to use the Myocell treatment so that greater numbers of patients with this problem can have access to treatment.

We are currently in the process of evaluating our development timeline for MyoCell and the Marvel Trial. We received approval from the FDA in July of 2009 to conduct a Phase I safety study on 15 patients of a combined therapy (Myocell with SDF-1), the first approval of a study combining gene and cell therapies. We initially commenced work on this study, called the Regen Trial, during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011. Based on the results of the trial, we intend to either incorporate the combined treatment into the Marvel Trial, or continue with the Marvel Trial based on the use of Myocell alone.

All of the patients selected for enrollment in the Marvel Trial have (i) symptoms associated with NYHA Class II or NYHA Class III heart failure, (ii) suffered a previous heart attack at least 90 days prior to the date of treatment, (iii) a LVEF of less than or equal to 35%, (iv) been on optimal drug therapy for at least two months prior to enrollment and (v) had prior placement of an ICD at least 60 days prior to enrollment. Patients were required to use Amiodarone, an anti-arrhythmic drug therapy, at least 24 hours prior to MyoCell implantation. This prophylactic treatment successfully ameliorated the problem with arrhythmias in patients treated with Myocell and the placebo, which, although never lead to any deterioration in the patients, was considered a serious adverse event.

The patients were divided into three groups. Patients in the first group underwent treatment consisting of 16 injections of an aggregate dosage of approximately 800 million myoblast cells. Patients in the second group underwent treatment consisting of 16 injections of an aggregate dosage of approximately 400 million myoblast cells. Patients in the third group received 16 placebo injections.

The Marvel Trial will measure the following safety and efficacy endpoints of the MyoCell treatment:

Primary Safety	Primary Efficacy	Secondary Efficacy	Tertiary Efficacy
Endpoint	Endpoints	Endpoints	Endpoints

Number of serious adverse events in treatment group as compared to control group
Change in Six-Minute Walk Distance from baseline to six months as compared to control group, or

Quality of Life scores assessed using Minnesota Living with Heart Failure questionnaire from baseline to six months as compared to control group

Total Days Hospitalized in treatment group as compared to control group

Cause-specific hospitalizations in treatment group as compared to control group

Proportion of patients with an improved NYHA Class from baseline to six months as compared to control group

Total days alive out of hospital over the six-month study period

Change in LVEF from baseline to six months as compared to control group

Change in LV Volume and wall motion from baseline to six months as compared to control group

Change in BNP Level from baseline to six months as compared to control group

Total cost and healthcare utilization within six months

Time to death or CHF hospitalization

Change in degree of mitral regurgitation from baseline to six months

Change in Six-Minute Walk Distance from baseline to three months as compared to control group

Quality of Life scores assessed using Minnesota Living with Heart Failure questionnaire from baseline to three months as compared to control group

Proportion of patients with improved NYHA Class from baseline to three months as compared to control group

Pipeline

We are committed to delivering biologics that help treat heart failure and cardiovascular diseases. In addition to MyoCell, we have multiple cell therapies and related devices for the treatment of chronic and acute heart damage in various stages of development. We have also acquired the rights to use certain devices for the treatment of heart damage. We intend to allocate our capital, material and personnel resources among MyoCell and the product candidates described below, a number of which may have complementary therapeutic applications. For each product candidate, we have developed or are in the process of developing a regulatory approval plan. Assuming such proposed plans are able to be followed, we do not anticipate that the regulatory approval of MyoCell will be necessary for our further development of our other product candidates.

Candidate	Proposed Use or Indication	Status/Phase	Comments

MyoCell SDF-1	Autologous cell therapy treatment for severe chronic damage to the heart; cells modified to express angiogenic factors	IND application filed in May 2007. Additional animal studies complete. Phase I trial approved by FDA in July of 2009.	Trial commenced in April 1, 2010.
Lipicell	Adipose cell therapy treatment for the management of progressive heart failure	Bioheart plans to apply to the FDA to begin a Phase I study in the US. Bioheart has completed several preclinical studies demonstrating the safety and efficacy of this product.
MyoCath	Disposable endoventricular catheter used for the delivery of biologic solutions to the myocardium	Used in European Phase II clinical trials of MyoCell; used in Phase I clinical trials of MyoCell;	Currently utilizing catheters in Center of Excellence trials in Mexico.
MyoCath II	Second generation disposable endoventricular catheter modified to provide multidirectional cell injection and used for the delivery of biologic solutions to the myocardium	Preclinical

MyoCell SDF-1

Our MyoCell SDF-1 product candidate, which has recently completed preclinical testing, is intended to be an improvement to MyoCell. In February 2006, we signed a patent licensing agreement with the Cleveland Clinic of Cleveland, Ohio which gave us exclusive license rights to pending patent applications in connection with MyoCell SDF-1. Dr. Marc Penn, the Medical Director of the Cardiac Intensive Care Unit at the Cleveland Clinic and a staff cardiologist in the Departments of Cardiovascular Medicine and Cell Biology, joined our Scientific Advisory Board. The license for SDF-1 was passed on to a Cleveland Clinic affiliate, Juventas, in July of 2009. Bioheart has an understanding with Juventas pursuant to which the license with Bioheart will be reinstated upon completion of certain financial milestones.

We anticipate that MyoCell SDF-1 will be similar to MyoCell, except that the myoblast cells to be injected will be modified prior to injection by an adenovirus vector or non-viral vector so that they will release extra quantities of the SDF-1 protein, which expresses angiogenic factors. Following injury which results in inadequate blood flow to the heart, such as a heart attack, the human body naturally increases the level of SDF-1 protein in the heart. By modifying the myoblasts to express additional SDF-1 prior to injection, we are seeking to increase the SDF-1 protein levels present in the heart. We are seeking to demonstrate that the presence of additional quantities of SDF-1 protein released by the myoblasts will stimulate the recruitment of the patient’s existing stem cells to the cell transplanted area and, thereafter, the recruited stem cells will assist in the tissue repair and blood vessel formation process. Preclinical animal studies showed a definite improvement of cardiac function when the myoblasts were modified to express additional SDF-1 protein prior to injection as compared to when the myoblasts were injected without modification.

Our Phase I safety study, the REGEN Trial, was approved by the FDA in July of 2009 and work commenced on the trial during the first quarter of 2010. The Company suspended activity on the trial in 2010 while seeking additional funding necessary to conduct the trial. Work on the trial was reinitiated in 2011.

Lipicell

The LipiCell product candidate is a proposed treatment for the management of progressive heart failure in patients with damaged myocardial tissue resulting from prior myocardial infarction.  This product candidate contains autologous adipose cells that are prepared bedside to the patient. By injecting LipiCell into damaged, akinetic areas of myocardium, these regions may have the ability to recruit stem cells to repair damaged regions, thereby improving heart function. It is anticipated that LipiCell will be delivered directly into the myocardium of the hearts of patients suffering from Congestive Heart Failure via a needle-injection catheter system.

Using the clinical data from trial in Mexico and preclinical studies, Bioheart plans to apply to the FDA to begin a Phase I study in the US. Bioheart has completed several preclinical studies demonstrating the safety and efficacy of this product including a study led by Keith March, MD, PhD, Director of the Vascular and Cardiac Center for Adult Stem Cell Therapy at the Indiana University. The adipose cells showed a tendency toward cardiomyocyte regeneration, prominent angiogenesis (growth of new blood vessels) and reduction in the infarction size.

MyoCath

The MyoCath was developed by Bioheart co-founder Robert Lashinski specifically for delivering new cells to damaged tissue. It is a deflecting tip needle injection catheter that has a larger needle which is 25 gauge for better flow rates and less leakage than systems that are 27 gauge. This larger needle allows for thicker compositions to be injected which helps with cell retention in the heart.  Also, the MyoCath needle has more fluoroscopic brightness than the normally used nitinol needle, enabling superior visualization during the procedure. Seeing the needle well during injections enables the physician who is operating the catheter to pinpoint targeted areas more precisely, thus improving safety. The MyoCath competes well with other biological delivery systems on price and efficiency and allows the physician to utilize standard fluoroscopy and echo equipment found in every cath lab. The MyoCath is used to inject cells into cardiac tissue in therapeutic procedures to treat chronic heart ischemic and congestive heart failure. Inventory of MyoCath is limited as it is not currently in production. The Company is considering several contract manufacturers to produce additional inventory.

Center of Excellence Program

On March 23, 2010, the Company announced plans for establishing five Centers of Excellence in Latin America to provide its cell therapy procedures to patients suffering from congestive heart failure (CHF) and peripheral arterial disease (PAD). Bioheart entered into its first agreement with a leading treatment facilitator, Regenerative Medicine Institute of Tijuana, Mexico. Therapies for CHF and PAD patients will be made available at the Hospital Angeles Tijuana, a fully equipped state-of–the-art private specialties hospital.

On April 14, 2010, the Company announced that treatment with stem cell therapy on two congestive heart failure (CHF) patients was performed successfully at the Hospital Angeles Tijuana, Mexico, through Bioheart's Center of Excellence program with Regenerative Medicine Institute.

The center in Mexico has completed 6 months follow up on the first 4 heart failure patients. These patients have demonstrated on average, an absolute improvement of 13 percentage points in ejection fraction and an increase of 100 meters in their 6 minute walk distance. A total of 9 patients have been enrolled and treated in the trial.

Bioheart has also partnered with the University Hospital Ostrava which is currently enrolling and treating end stage critical limb patients who have been listed on the amputation list. These patients are being treated with adipose derived stem cells in the Czech Republic Center of Excellence. Recently reported follow up showed that 75% of the patients demonstrated healing and pain reduction while only 25% of the patients required amputation.

Research

We supervise and perform experimental work in the areas of improving cell culturing, cell engraftment, and other advanced research projects related to our product candidates from our cell culturing facility in Sunrise, Florida. The primary focus of a substantial majority of our employees is advancing our clinical trials, preclinical studies, research and product development.

In addition, we work with a number of third parties within and outside the United States on various research and product development projects, including:

●	preclinical small and large animal testing for product candidate enhancements and pipeline product candidate development; and
●	contract research for clinical and preclinical testing of our pipeline product candidates.

Cell Culturing

We have an approximately 2,000 square foot cell culturing facility at our headquarters in Sunrise, Florida. We began culturing cells at this facility for preclinical uses in the third quarter of 2006. Upon commencement of the MARVEL Trial in the fourth quarter of 2007, we began culturing cells at this facility for clinical uses.

Over the last three years, we have significantly improved our ability to:

●	culture in excess of 800 million myoblast cells per biopsy; and
●	produce cell cultures with a high percentage of viable myoblast cells.

Accordingly, we were able to increase the maximum dosage of myoblast cells injected as part of the MyoCell therapy to approximately 800 million myoblast cells. We expect to further refine our MyoCell cell culturing processes.

We have historically met and, with respect to the cell culturing of our product candidates in Europe, expect to meet, our cell culturing needs internally.

Third Party Reimbursement

Government and private insurance programs, such as Medicare, Medicaid, health maintenance organizations and private insurers, fund the cost of a significant portion of medical care in the United States. As a result, government imposed limits on reimbursement of hospitals and other healthcare providers have significantly impacted their spending budgets and buying decisions. Under certain government insurance programs, a healthcare provider is reimbursed a fixed sum for services rendered in treating a patient, regardless of the actual cost of such treatment incurred by the healthcare provider. Private third party reimbursement plans are also developing increasingly sophisticated methods of controlling healthcare costs through redesign of benefits and exploration of more cost-effective methods of delivering healthcare. In general, we believe that these government and private measures have caused healthcare providers to be more selective in the purchase of medical products.

As of the date of this report, CMS has agreed to reimburse some of the costs at the centers that are participating in the MARVEL Trial. Specifically, CMS will reimburse costs deemed “routine” in nature for patients suffering from heart failure. Examples of these reimbursable costs include, but are not limited to, costs associated with physical examination of the patients, x-rays, holter monitoring, MUGA scan and echocardiography. However, at present, CMS reimbursement does not cover the cost of MyoCell implantation.

Reimbursement for healthcare costs outside the United States varies from country to country. In European countries, the pricing of prescription pharmaceutical products and services and the level of government reimbursement are subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct one or more clinical trials that compare the cost effectiveness of our product candidates to other available therapies. Conducting one or more clinical trials would be expensive and result in delays in commercialization of our product candidates.

Research Grants

Historically, part of our research and development efforts have been indirectly funded by research grants to various centers and/or physicians that have participated in our MyoCell and MyoCath clinical trials. As part of our development strategy, we intend to continue to seek to develop research partnerships with centers and/or physicians. On November 1, 2010, Bioheart, Inc. received written notice of approval of a grant in the approximate amount of $244,500 under the qualifying therapeutic discovery project under section 48D of the Internal Revenue code. On November 9, 2010 Bioheart received the $244,500 grant funds.

Patents and Proprietary Rights

We own or hold licenses or sublicenses to an intellectual property portfolio consisting of numerous patents and patent applications in the United States, and in foreign countries, for use in the field of heart muscle regeneration. References in this report to “our” patents and patent applications and other similar references include the patents and patent applications that are owned by us, and references to patents and patent applications that are “licensed” to us and other similar references refer to patents, patent applications and other intellectual property that are licensed or sublicensed to us.

Patent life determination depends on the date of filing of the application or the date of patent issuance and other factors as promulgated under the patent laws. Under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, as amended, a patent which claims a product, use or method of manufacture covering drugs and certain other products, including biologic products, may be extended for up to five years to compensate the patent holder for a portion of the time required for research and FDA review of the product. Only one patent applicable to an approved drug or biologic product is eligible for a patent term extension. This law also establishes a period of time following approval of a drug or biologic product during which the FDA may not accept or approve applications for certain similar or identical drugs or biologic products from other sponsors unless those sponsors provide their own safety and efficacy data.

MyoCell is no longer protected by patents outside, which means that competitors will be free to sell products that incorporate the same or similar technologies that are used in MyoCell without infringing our patent rights. As a result, MyoCell, if approved for use, may be vulnerable to competition. In addition, many of the patent and patent applications that have been licensed to us that pertain to our other product candidates do not cover certain countries within Europe.

Our commercial success will depend to a significant degree on our ability to:

●
defend and enforce our patents and/or compel the owners of the patents licensed to us to defend and enforce such patents, to the extent such patents may be applicable to our products and material to their commercialization;

●	obtain additional patent and other proprietary protection for MyoCell and our other product candidates;
●	obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;
●	preserve company trade secrets and other intellectual property rights relating to our product candidates; and
●	operate without infringing the patents and proprietary rights of third parties.

In addition to patented intellectual property, we also rely on our own trade secrets and proprietary know-how to protect our technology and maintain our competitive position, since patent protection may not be available or applicable to our technology. Our policy is to require each of our employees, consultants and advisors to execute a confidentiality and inventions assignment agreement before beginning their employment, consulting or advisory relationship with us. The agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights, which may impair our ability to protect our proprietary information or obtain patent protection in the future.

We work with others in our research and development activities and one of our strategies is to enter into collaborative agreements with third parties to develop our proposed products. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our licensors, collaborators, consultants and others. In addition, other parties may circumvent any proprietary protection we do have. As a result, we may not be able to maintain our proprietary position.

We are not currently a party to any litigation or other adverse proceeding related to our patents, patent licenses or intellectual property rights. However, if we become involved in litigation or any other adverse intellectual property proceeding, for example, as a result of an alleged infringement, or a third party alleging an earlier date of invention, we may have to spend significant amounts of money and time and, in the event of an adverse ruling, we could be subject to liability for damages, including treble damages, invalidation of our intellectual property and injunctive relief that could prevent us from using technologies or developing products, any of which could have a significant adverse effect on our business, financial condition and results of operation. In addition, any claims relating to the infringement of third party proprietary rights, or earlier date of invention, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management’s attention and resources and require us to enter royalty or license agreements which are not advantageous, if available at all.

See Item 1A. “Risk Factors — Risks Related to Our Intellectual Property” for a discussion of additional risks we face with respect to our intellectual property rights.

Primary MyoCath Patent

The Primary MyoCath Patent includes device claims that we believe covers, among other things, the structure of MyoCath. The Primary MyoCath Patent expires in the United States in September 2017.

In January 2000, we entered into a license agreement with Comedicus Incorporated pursuant to which Comedicus granted us a royalty-free, fully paid-up, non-exclusive and irrevocable license to the Primary MyoCath Patent in exchange for a payment of $50,000. This agreement was amended in August 2000 to provide us an exclusive license to the Primary MyoCath Patent in exchange for a payment of $100,000 and our loan of $250,000 to Comedicus. Pursuant to this amendment we also received the right, but not the obligation, with Comedicus’ consent, which consent is not to be unreasonably withheld, to defend the Primary MyoCath Patent against third party infringers.

In June 2003, we entered into agreements with Advanced Cardiovascular Systems, Inc., or ACS, originally a subsidiary of Guidant Corporation and now d/b/a Abbott Vascular, a division of Abbott Laboratories, pursuant to which we assigned our rights under the license agreement with Comedicus, as amended, and committed to deliver 160 units of MyoCath and sold certain of our other catheter related intellectual property, or, collectively, with the Primary MyoCath Patent (the Catheter IP), for aggregate consideration of $900,000. In connection with these agreements, ACS granted to us a co-exclusive, irrevocable, fully paid-up license to the Catheter IP for the life of the patents related to the Catheter IP.

ACS has the exclusive right, at its own expense, to file, prosecute, issue, maintain, license, and defend the Catheter IP, and the primary right to enforce the Catheter IP against third party infringers. If ACS fails to enforce the Catheter IP against a third party infringer within a specified period of time, we have the right to do so at our expense. The party enforcing the Catheter IP is entitled to retain any recoveries resulting from such enforcement. The asset purchase agreement only pertains to the Catheter IP developed or acquired by us prior to June 24, 2003. Our subsequent catheter related developments and/or acquisitions, such as MyoCath II, were not sold or licensed to ACS.

MyoCell SDF-1 Patents

To develop our MyoCell SDF-1 product candidate, we rely primarily on patents. We had an agreement to license patents from Juventas. These patents relate to methods of repairing damaged heart tissue by transplanting myoblasts that express SDF-1 and other therapeutic proteins capable of recruiting other stem cells within a patient’s own body to the cell transplant area. We believe we will also need to, among other things, license some additional intellectual property to commercialize MyoCell SDF-1 in the form we believe may prove to be the most safe and/or effective.

In February 2006, we signed a patent licensing agreement with the Cleveland Clinic which provided us with the worldwide, exclusive rights to three pending U.S. patent applications and certain corresponding foreign filings in the following jurisdictions: Australia, Brazil, Canada, China, Europe and Japan, or, collectively, the Cleveland Clinic IP, related to methods of repairing damaged heart tissue by transplanting myoblasts that express SDF-1 and other therapeutic proteins capable of recruiting other stem cells within a patient’s own body to the cell transplant area. The term of our agreement with the Cleveland Clinic expired in July of 2009, when the license to the patents was turned over to a Cleveland Clinic affiliate, Juventas. We have an understanding with Juventas to restore the license to the patents once certain milestones have been achieved by Bioheart.

In 2007, Bioheart signed a Letter of Intent with Ono Pharmaceutical which provided rights to conduct clinical development and testing of SDF-1 to determine the effectiveness of SDF-1 for the treatment of damaged myocardium and tissues following acute myocardial infarction, coronary arterial diseases or heart failure. If the results of this testing is deemed successful then the parties agree to enter into good faith negotiations in an effort to reach a definitive license agreement that will allow Bioheart to commercialize its SDF-1 product candidate in all territories of the world except Japan.

MyoCath II Patents

In April 2006, we entered into an agreement with Tricardia, LLC pursuant to which Tricardia granted us a sublicenseable license to certain patents and patent applications in the United States, Australia, Canada, Europe and Japan covering the modified injection needle we intend to use as part of MyoCath II, or the MyoCath II Patents, in exchange for a one-time payment of $100,000. Our license covers and is exclusive with respect to products developed under the MyoCath II Patents for the delivery of therapeutic compositions to the heart. Unless earlier terminated by mutual consent of the parties, our agreement with Tricardia will terminate upon the expiration date of the last MyoCath II Patent.

Tricardia has the obligation to take all actions necessary to file, prosecute and maintain the MyoCath II Patents. We are required to reimburse Tricardia, on a pro-rata basis with other licensees of Tricardia of the MyoCath II Patents, for all reasonable out-of-pocket costs and expenses incurred by Tricardia in prosecuting and maintaining the MyoCath II Patents. To the extent we do not wish to incur the cost of any undertaking or defense of any opposition, interference or similar proceeding involving the MyoCath II Patents with respect to any jurisdiction, the license granted to us pursuant to agreement will be automatically amended to exclude such jurisdiction.

Tricardia also has the first right, but not the obligation, to take any actions necessary to prosecute or prevent any infringement or threatened infringement of the MyoCath II Patents. To the extent Tricardia determines not to initiate suit against any infringer, we have the right, but not the obligation, to commence litigation for such alleged infringement. Our share of any recovery will equal 50% in the event Tricardia commences litigation and 90% in the event we commence litigation.

Other License Agreements

In June 2000, we entered into an agreement with William Beaumont Hospital, or WBH, pursuant to which WBH granted to us a worldwide, exclusive, non-sublicenseable license to two U.S. method patents covering the inducement of human adult myocardial cell proliferation in vitro, or the WBH IP. The term of the agreement is for the life of the patents, which expire in 2015. We utilize the methods under these patents in connection with our BioPace and certain other product candidates in development. We do not have rights to patents outside the United States relating to BioPace. In addition to a payment of $55,000 we made to acquire the license, we are required to pay WBH an annual license fee of $10,000 and royalties ranging from 2% to 4% of net sales of products that are covered by the WBH IP. In order to maintain these exclusive license rights, our aggregate royalty payments in any calendar year must exceed a minimum threshold as established by the agreement. The minimum threshold was $50,000 for 2005, $100,000 for 2006, $200,000 for 2007 and 2008. This minimum threshold will remain $200,000 for 2009 and thereafter. To the extent that our annual net sales of products covered by the WBH IP do not exceed the minimum threshold for such year, we have the option of paying any shortfall in cash to WBH by the end of the applicable year or having our license to the WBH IP become non-exclusive. In addition to the patents licensed from WBH, we purchased a U.S. patent and its corresponding Japanese filing, which are directed to biological pacemakers, by assignment from Angeion Corporation on September 1, 2000.

As of the date of this report, we have not made any payments to WBH other than the initial payment to acquire the license. Accordingly, WBH may terminate the license to the WBH IP at any time at their sole option. We are currently in negotiations with WBH to amend the terms of the license agreement. Unless earlier terminated by WBH or by either party upon the other party’s breach of the agreement, the agreement will terminate upon the expiration date of the last patent covered by the WBH Agreement.

Sales and Marketing

MyoCell and MyoCell SDF-1

In advance of any expected commercial approval of our MyoCell product candidate in the United States, we intend to internally develop a direct sales and marketing force. We anticipate the team will comprise salespeople, clinical and reimbursement specialists and product marketing managers.

We intend to market MyoCell and/or MyoCell SDF-1 to interventional cardiologists and heart failure specialists. In the typical healthcare system the interventional cardiologist functions as a “gatekeeper” for determining the course of appropriate medical care for our target patient population.

We anticipate our marketing efforts will be focused on informing interventional cardiologists of the availability of a our treatment alternative through the following channels of communication: (i) articles published in medical journals by widely recognized interventional cardiologists, including cardiologists that have participated in our clinical trials; (ii) seminars and speeches featuring widely recognized interventional cardiologists; and (iii) advertisements in medical journals.

Collaborative Arrangements for Seeking Regulatory Approvals and Distribution of Products Outside of the United States and Europe

Korea

On February 1, 2005, we entered into a joint venture agreement with Bioheart Korea, Inc., the predecessor entity of BHK, Inc., or BHK, pursuant to which we and BHK agreed to create a joint venture company called Bioheart Manufacturing, Inc., located in Korea to own and operate a cell culturing facility. The joint venture agreement contemplated that we would engage Bioheart Manufacturing to provide all cell culturing processes for our products and processes sold in Asia including Korea for a period of no less than ten years. Pursuant to the joint venture agreement, we agreed to contribute approximately $59,000 cash and Myocell manufacturing technology for an 18% equity interest in Bioheart Manufacturing, and BHK agreed to contribute approximately $9,592,032 for an 82% equity interest in Bioheart Manufacturing. On April 1, 2006, we entered into an in-kind investment agreement with Bioheart Manufacturing pursuant to which we agreed to provide Bioheart Manufacturing with the technology to manufacture MyoCell and MyoCath and, in exchange, received 25,890 common shares of Bioheart Manufacturing. In February 2009, our ownership interest in Bioheart Manufacturing, Inc. was reduced to approximately 6% as a result of additional investments in Bioheart Manufacturing, Inc. by third parties.  Shares in Bioheart Manufacturing, Inc, owned by Bioheart Inc. became 258,900 shares through a stock split. In May 2009, there was a corporate reorganization and AnC Bio Inc. was given the business of Bioheart Manufacturing Inc.

Pursuant to the joint venture agreement, we provided Bioheart Manufacturing with standard operating procedures, tests and testing protocols, cell selection methods, cell characterization methods, and all materials necessary to carry out the activities of the cell culturing facility in the manner required by us.

In August 2007, we entered into a supply agreement with BHK pursuant to which we supplied MyoCell and MyoCaths to BHM for use in clinical studies of MyoCell.

According to the agreement, upon Bioheart Manufacturing’s inability to continue its operations by reason of law, governmental order or regulation or Bioheart Manufacturing’s dissolution or liquidation for any reason, the agreement is null and void.

Government Regulation

The research and development, preclinical studies and clinical trials, and ultimately, the culturing, manufacturing, marketing and labeling of our product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries. We believe MyoCell and our medical device products are subject to regulation in the United States and Europe as a biological product and a medical device, respectively.

Biological products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or the FD&C Act, the Public Health Service Act, or the PHS Act and their respective regulations as well as other federal, state, and local statutes and regulations. Medical devices are subject to regulation under the FD&C Act and the regulations promulgated hereunder as well as other federal, state, and local statutes and regulations. The FD&C Act and the PHS Act and the regulations promulgated hereunder govern, among other things, the testing, cell culturing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, clearance, advertising and promotion of our product candidates. Preclinical studies, clinical trials and the regulatory approval process typically take years and require the expenditure of substantial resources. If regulatory approval or clearance of a product is granted, the approval or clearance may include significant limitations on the indicated uses for which the product may be marketed.

FDA Regulation — Approval of Biological Products

The steps ordinarily required before a biological product may be marketed in the United States include:

●	completion of preclinical studies according to good laboratory practice regulations;
●	the submission of an IND application to the FDA, which must become effective before human clinical trials may commence;
●	performance of adequate and well-controlled human clinical trials according to good clinical practices to establish the safety and efficacy of the proposed biological product for its intended use;
●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the product is manufactured, processes, packaged or held to assess compliance cGMP; and
●	the submission to, and review and approval by, the FDA of a biologics license application, or BLA, that includes satisfactory results of preclinical testing and clinical trials.

Preclinical tests include laboratory evaluation of the product candidate, its formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product candidate. The FDA requires that preclinical tests be conducted in compliance with good laboratory practice regulations. The results of preclinical testing are submitted as part of an IND application to the FDA together with manufacturing information for the clinical supply, analytical data, the protocol for the initial clinical trials and any available clinical data or literature. A 30-day waiting period after the filing of each IND application is required by the FDA prior to the commencement of clinical testing in humans. In addition, the FDA may, at any time during this 30-day waiting period or any time thereafter, impose a clinical hold on proposed or ongoing clinical trials. If the FDA imposes a clinical hold, clinical trials cannot commence or recommence without FDA authorization.

Clinical trials to support BLAs involve the administration of the investigational product to human subjects under the supervision of qualified investigators. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the efficacy criteria to be evaluated.

Clinical trials are typically conducted in three sequential phases, but the phases may overlap.

In Phase I clinical trials, the initial introduction of the biological product candidate into human subjects or patients, the product candidate is tested to assess safety, dosage tolerance, absorption, metabolism, distribution and excretion, including any side effects associated with increasing doses.

Phase II clinical trials usually involve studies in a limited patient population to identify possible adverse effects and safety risks, preliminarily assess the efficacy of the product candidate in specific, targeted indications; and assess dosage tolerance and optimal dosage.

If a product candidate is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken within an expanded patient population at multiple study sites to further demonstrate clinical efficacy and safety, further evaluate dosage and establish the risk-benefit ratio of the product and an adequate basis for product labeling.

Phase IV, or post-marketing, trials may be mandated by regulatory authorities or may be conducted voluntarily. Phase IV trials are typically initiated to monitor the safety and efficacy of a biological product in its approved population and indication but over a longer period of time, so that rare or long-term adverse effects can be detected over a much larger patient population and time than was possible during prior clinical trials. Alternatively, Phase IV trials may be used to test a new method of product administration, or to investigate a product’s use in other indications. Adverse effects detected by Phase IV trials may result in the withdrawal or restriction of a drug.

If the required Phase I, II and III clinical testing is completed successfully, the results of the required clinical trials, the results of product development, preclinical studies and clinical trials, descriptions of the manufacturing process and other relevant information concerning the safety and effectiveness of the biological product candidate are submitted to the FDA in the form of a BLA. In most cases, the BLA must be accompanied by a substantial user fee. The FDA may deny a BLA if all applicable regulatory criteria are not satisfied or may require additional data, including clinical, toxicology, safety or manufacturing data. It can take several years for the FDA to approve a BLA once it is submitted, and the actual time required for any product candidate may vary substantially, depending upon the nature, complexity and novelty of the product candidate.

Before approving an application, the FDA will inspect the facility or facilities where the product is manufactured. The FDA will not approve a BLA unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements.

If the FDA evaluations of the BLA and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. The approvable letter usually contains a number of conditions that must be met to secure final FDA approval of the BLA. When, and if, those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter. If the FDA’s evaluation of the BLA or manufacturing facility is not favorable, the FDA may refuse to approve the BLA or issue a non-approvable letter that often requires additional testing or information.

FDA Regulation — Approval of Medical Devices

Medical devices are also subject to extensive regulation by the FDA. To be commercially distributed in the United States, medical devices must receive either 510(k) clearance or pre-market approval, or PMA, from the FDA prior to marketing. Devices deemed to pose relatively low risk are placed in either Class I or II, which requires the manufacturer to submit a pre-market notification requesting permission for commercial distribution, or 510(k) clearance. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, devices deemed not substantially equivalent to a previously 510(k) cleared device and certain other devices are placed in Class III which requires PMA. We anticipate that MyoCath will be classified as a Class III device.

To obtain 510(k) clearance, a manufacturer must submit a pre-market notification demonstrating that the proposed device is substantially equivalent in intended use and in safety and efficacy to a previously 510(k) cleared device, a device that has received PMA or a device that was in commercial distribution before May 28, 1976. The FDA’s 510(k) clearance pathway usually takes from four to twelve months, but it can last longer.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require PMA. The FDA requires each manufacturer to make this determination, but the FDA can review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to seek 510(k) clearance or PMA. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA is obtained.

A product not eligible for 510(k) clearance must follow the PMA pathway, which requires proof of the safety and efficacy of the device to the FDA’s satisfaction. The PMA pathway is much more costly, lengthy and uncertain than the 510(k) approval pathway. A PMA application must provide extensive preclinical and clinical trial data and also information about the device and its components regarding, among other things, device design, manufacturing and labeling. As part of the PMA review, the FDA will typically inspect the manufacturer’s facilities for compliance with quality system regulation requirements, which impose elaborate testing, control, documentation and other quality assurance procedures. Upon acceptance by the FDA of what it considers a completed filing, the FDA commences an in-depth review of the PMA application, which typically takes from one to two years, but may last longer. The review time is often significantly extended as a result of the FDA asking for more information or clarification of information already provided.

If the FDA’s evaluation of the PMA application is favorable, and the applicant satisfies any specific conditions (e.g., changes in labeling) and provides any specific additional information (e.g., submission of final labeling), the FDA will issue a PMA for the approved indications, which can be more limited than those originally sought by the manufacturer. The PMA can include post-approval conditions that the FDA believes necessary to ensure the safety and efficacy of the device including, among other things, restrictions on labeling, promotion, sale and distribution. Failure to comply with the conditions of approval can result in an enforcement action, which could have material adverse consequences, including the loss or withdrawal of the approval.

Even after approval of a pre-market application, a new PMA or PMA supplement is required in the event of a modification to the device, its labeling or its manufacturing process.

FDA Regulation — Post-Approval Requirements

Even if regulatory clearances or approvals for our product candidates are obtained, our products and the facilities manufacturing our products will be subject to continued review and periodic inspections by the FDA. For example, as a condition of approval of a new drug application, the FDA may require us to engage in post-marketing testing and surveillance and to monitor the safety and efficacy of our products. Holders of an approved new BLA, PMA or 510(k) clearance product are subject to several post-market requirements, including the reporting of certain adverse events involving their products to the FDA, provision of updated safety and efficacy information, and compliance with requirements concerning the advertising and promotion of their products.

In addition, manufacturing facilities are subject to periodic inspections by the FDA to confirm the facilities comply with cGMP requirements. In complying with cGMP, manufacturers must expend money, time and effort in the area of production and quality control to ensure full compliance. For example, manufacturers of biologic products must establish validated systems to ensure that products meet high standards of sterility, safety, purity, potency and identity. Manufacturers must report to the FDA any deviations from cGMP or any unexpected or unforeseeable event that may affect the safety, quality, or potency of a product. The regulations also require investigation and correction of any deviations from cGMP and impose documentation requirements.

In addition to regulations enforced by the FDA, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state and local regulations. Our research and development activities involve the controlled use of hazardous materials, chemicals, biological materials and radioactive compounds.

International Regulation

Our product candidates are subject to regulation in every country where they will be tested or used. Whether or not we obtain FDA approval for a product candidate, we must obtain the necessary approvals from the comparable regulatory authorities of foreign countries before we can commence testing or marketing of a product candidate in those countries. The requirements governing the conduct of clinical trials and the approval processes vary from country to country and the time required may be longer or shorter than that associated with FDA approval.

The European Economic Area requires that manufacturers of medical devices obtain the right to affix the CE mark to their products before selling them in member countries. The CE mark is an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. In order to obtain the right to affix the CE mark to a medical device, the medical device in question must meet the essential requirements defined under the Medical Device Directive (93/42/ EEC) relating to safety and performance, and the manufacturer of the device must undergo verification of regulatory compliance by a third party standards certification provider, known as a notified body.

In addition to regulatory clearance, the conduct of clinical trials in the European Union is governed by the European Clinical Trials Directive (2001/20/ EC), which was implemented in May 2004. This directive governs how regulatory bodies in member states may control clinical trials. No clinical trial may be started without authorization by the national competent authority and favorable ethics approval.

Manufacturing facilities are subject to the requirements of the International Standards Organization. In complying with these requirements, manufacturers must expend money, time and effort in the area of production and quality control to ensure full compliance.

In some cases, we plan to submit applications with different endpoints or other elements outside the United States due to differing practices and requirements in particular jurisdictions. However, in cases where different endpoints will be used outside the United States, we expect that such submissions will be discussed with the FDA to ensure that the FDA is comfortable with the nature of human trials being conducted in any part of the world. As in the United States, post-approval regulatory requirements, such as those regarding product manufacture, marketing, or distribution, would apply to any product that is approved in Europe.

Competition

Our industry is subject to rapid and intense technological change. We face, and will continue to face, competition from pharmaceutical, biopharmaceutical, medical device and biotechnology companies developing heart failure treatments both in the United States and abroad, as well as numerous academic and research institutions, governmental agencies and private organizations engaged in drug funding or discovery activities both in the United States and abroad. We also face competition from entities and healthcare providers using more traditional methods, such as surgery and pharmaceutical regimens, to treat heart failure. We believe there are a substantial number of heart failure products under development by numerous pharmaceutical, biopharmaceutical, medical device and biotechnology companies, and it is likely that other competitors will emerge.

Many of our existing and potential competitors have substantially greater research and product development capabilities and financial, scientific, marketing and human resources than we do. As a result, these competitors may succeed in developing competing therapies earlier than we do; obtain patents that block or otherwise inhibit our ability to further develop and commercialize our product candidates; obtain approvals from the FDA or other regulatory agencies for products more rapidly than we do; or develop treatments or cures that are safer or more effective than those we propose to develop. These competitors may also devote greater resources to marketing or selling their products and may be better able to withstand price competition. In addition, these competitors may introduce or adapt more quickly to new technologies or scientific advances, which could render our technologies obsolete, and may introduce products that make the continued development of our product candidates uneconomical. These competitors may also be more successful in negotiating third party licensing or collaborative arrangements and may be able to take advantage of acquisitions or other strategic opportunities more readily than we can.

Our ability to compete successfully will depend on our continued ability to attract and retain skilled and experienced scientific, clinical development and executive personnel, to identify and develop viable heart failure product candidates and to exploit these products and compounds commercially before others are able to develop competitive products.

We believe the principal competitive factors affecting our markets include, but are not limited to:

●	the safety and efficacy of our product candidates;
●	the freedom to develop and commercialize cell-based therapies, including appropriate patent and proprietary rights protection;
●	the timing and scope of regulatory approvals;
●	the cost and availability of our products;
●	the availability and scope of third party reimbursement programs; and
●	the availability of alternative treatments.

We are still in the process of determining, among other things:

●	if MyoCell and MyoCell SDF-1 are both safe and effective;
●	the timing and scope of regulatory approvals; and
●	the availability and scope of third party reimbursement programs.

Accordingly, we have a limited ability to predict how competitive MyoCell will be relative to existing treatment alternatives and/or treatment alternatives that are under development. See “Business — Diagnosis and Management of Heart Failure.”

If approved, MyoCell will compete with surgical, pharmaceutical and mechanical based therapies. Surgical options include heart transplantation and left ventricular reconstructive surgery. Although not readily accessible, heart transplantation has proven to be an effective treatment for patients with severe damage to the heart who locate a donor match and are in sufficiently good health to undergo major surgery. Mechanical therapies such as biventricular pacing, ventricular restraint devices and mitral valve therapies have been developed by companies such as Medtronic, Inc., Acorn Cardiovascular, Inc., St. Jude Medical, Inc., World Heart Corporation, Guidant Corporation, a part of Boston Scientific, and Edwards Lifesciences Corp. Pharmaceutical therapies include anti-thrombotics, calcium channel blockers such as Pfizer’s Norvasc® and ACE inhibitors such as Sanofi’s Delix®.

The field of regenerative medicine is rapidly progressing, as many organizations are initiating or expanding their research efforts in this area. We are also aware of several competitors seeking to develop cell-based therapies for the treatment of cardiovascular disease, including Aldagen, Inc., Angioblast Systems, Inc., Athersys, Inc., Baxter International, Inc., Cytori Therapeutics, Inc., MG Biotherapeutics, LLC (a joint venture between Genzyme Corporation and Medtronic, Inc.), Mytogen, Inc. (a wholly-owned subsidiary of Advanced Cell Technology, Inc.), Osiris Therapeutics, Inc., ViaCell, Inc. (a wholly-owned subsidiary of PerkinElmer, Inc.), and potentially others.

It is our understanding that some of our large competitors have devoted considerable resources to developing a myoblast-based cell therapy for treating severe damage to the heart.

Some organizations are involved in research using alternative cell sources, including bone marrow, embryonic and fetal tissue, umbilical cord and peripheral blood, and adipose tissue.

Many of our existing and potential competitors have substantially greater research and product development capabilities and financial, scientific, marketing and human resources than we do. These competitors may also devote greater resources to marketing or selling their products and may be better able to withstand price competition. In addition, these competitors may introduce or adapt more quickly to new technologies or scientific advances, which could render our technologies obsolete, and may introduce products that make the continued development of our product candidates uneconomical. These competitors may also be more successful in negotiating third party licensing or collaborative arrangements and may be able to take advantage of acquisitions or other strategic opportunities more readily than we can.

MANAGEMENT

Set forth below is information regarding our executive officers and directors as of December 31, 2011.

Mike Tomas	46	Director, President and Chief Executive Officer
Howard J. Leonhardt	50	Director, Chief Technology Officer
William P. Murphy, Jr., M.D.	88	Director, Chairman of the Board
Bruce C. Carson	48	Director
Richard T. Spencer III	75	Director
Mark P. Borman	56	Director
Charles A. Hart	51	Director
Sam Ahn	57	Director
Catherine Sulawske-Guck	43	Chief Operating Officer
Kristin Comella	35	Chief Scientific Officer

Executive Officers and Directors

Mike Tomas. Mr. Tomas was appointed President and Chief Executive Officer and a member of our Board of Directors on June 19, 2010. Mr. Tomas has been President for the past nine years of The ASTRI Group, an early stage private equity investment company in Florida with an investment in Bioheart since 2001. In 2003, he joined Bioheart’s board as the independent representative of The ASTRI Group. ASTRI provides capital, business development and strategic marketing support to emerging private companies. Mr. Tomas will continue to serve as President of The ASTRI Group. Previously from 1983 to 2001, Mr. Tomas held ascending executive positions including Chief Marketing Officer at Avantel, a $1 billion dollar joint venture with MCI. Upon retiring from MCI and WorldCom, Tomas joined other ex-MCI executives and helped raise $40M in venture capital to form Ineto, an integrated customer communications software solution that was successfully sold in 2001. Today Mr. Tomas sits on the boards of Perimeter Internetworking (SaaS providing secure transfer of information for medical and financial institutions), Avisena (revenue cycle management for medical practices) and Total Home Health (Medicare-certified home care provider). Mr. Tomas is also the current chairman of the Global Entrepreneurship Center at Florida International University and a founding coach/mentor at the University of Miami’s Launch Pad at the Toppel Center. Mr. Tomas holds a Masters of Business Administration from the University of Miami and a Bachelors degree from Florida International University. This experience, together with his other board experience and his extensive experience in strategic development, makes him well-qualified to serve on, and a valuable member of, our Board of Directors.

Howard J. Leonhardt. Mr. Leonhardt is the co-founder, and Chief Technology Officer of Bioheart. He has served as our Chairman of the Board since our incorporation in August 1999, until March 2007. He resumed his position as Chief Executive Officer in July 2008, and served until August, 2009. He has served as our Chief Technology Officer since March 2007. Mr. Leonhardt also served as our Executive Chairman from March 2007 until March 2008. In 1986, Mr. Leonhardt founded World Medical Manufacturing Corporation, or World Medical, and served as its Chief Executive Officer from 1986 until December 1998 when World Medical was acquired by Arterial Vascular Engineering, Inc., or AVE. AVE was acquired by Medtronic, Inc. in January 1999. Mr. Leonhardt was the co-inventor of World Medical’s primary product, the TALENT (Taheri-Leonhardt) stent graft system. From December 1998 until June 1999, Mr. Leonhardt served as President of World Medical Manufacturing Corporation, a subsidiary of Medtronic. Scientific articles written by Mr. Leonhardt have been published in a number of publications including Techniques in Vascular and Endovascular Surgery and the Journal of Cardiovascular Surgery. Mr. Leonhardt received a diploma in International Trade from the Anoka-Hennepin Technical College, attended the University of Minnesota and Anoka-Ramsey Community College and holds an honorary Doctorate Degree in Biomedical Engineering from the University of Northern California. Mr. Leonhardt rejoined the Board of Directors in June 2010. Mr. Leonhardt’s experience with us, and in the medical device industry, together with his other board experience; make him well-qualified to serve on, and a valuable member of, our management team and Board of Directors.

William P. Murphy, Jr., M.D. Dr. Murphy has served as a member of our Board of Directors since June 2003. Dr. Murphy founded Small Parts, Inc., a supplier of high quality mechanical components for design engineers, in 1964 and served as its Chairman until his retirement in April 2005. Small Parts, Inc. was acquired by Amazon.com, Inc. in March 2005. From October 1999 until October 2004, Dr. Murphy served as the Chairman and Chief Executive Officer of Hyperion, Inc., a medical diagnosis company which had an involuntary bankruptcy filed against it in December 2003. Dr. Murphy is the founder of Cordis Corporation (now Cordis Johnson & Johnson) which he led as President, Chairman and Chief Executive Officer at various times during his 28 years at Cordis until his retirement in October 1985. Cordis Johnson & Johnson is a leading firm in cardiovascular instrumentation. Dr. Murphy received an M.D. in 1947 from the University of Illinois and a B.S in pre-medicine from Harvard College in 1946. He also studied physiologic instrumentation at Massachusetts Institute of Technology, or MIT. After a two year rotating internship at St. Francis Hospital in Honolulu, he became a Research Fellow in Medicine at the Peter Bent Brigham Hospital in Boston where he was the dialysis engineer on the first clinical dialysis team in the United States. He continued as an Instructor in Medicine and then a research associate in Medicine at Harvard Medical School. Dr. Murphy is the author of numerous papers and owns 17 patents. He is the recipient of a number of honors, including the prestigious Lemelson-MIT Lifetime Achievement Award, the MIT Corporate Leadership Award, the Distinguished Service Award from North American Society of Pacing and Electrophysiology, and the Jay Malina Award from the Beacon Council of Miami, Florida. Dr. Murphy’s healthcare industry related experience, together with his experience with us, makes him well-qualified to serve on, and a valuable member of, our Board of Directors.

Bruce C. Carson. Mr. Carson has served as a member of our Board of Directors since January 2001. From May 2001 until January 2010, Mr. Carson served as the Vice President of Sales of FinishMaster, Inc., a privately held company specializing in the distribution of paints and products to the automotive and industrial refinishing industries. From 1987 until May 2001, Mr. Carson was President of Badger Paint Plus, Inc., a privately held distributor of paints and products, until Badger Paint Plus’ merger with FinishMaster, Inc. Mr. Carson was co-founder of the Southern Minnesota Express Hockey Club, a member of the North American Hockey League. Mr. Carson was also the founder and President of the Athletic Performance Academy in Eden Prairie, Minnesota, a privately held athletic training facility that specialized in sports specific training for elite athletes. Mr. Carson’s experience with us, together with his other board experience; make him well-qualified to serve on, and a valuable member of, our Board of Directors.

Richard T. Spencer, III. Mr. Spencer has served as a member of our Board of Directors since December 2001. From April 1982 until July 1987, Mr. Spencer was President of the Marketing Division of Cordis Corporation (now Cordis Johnson & Johnson) and a member of its executive committee and a Vice President of Cordis Dow Corporation, a joint venture of the Dow Chemical Company and Cordis to manufacture hollow fiber dialysers and machinery for dialysis. Mr. Spencer was Chief Operating Officer and held other executive positions with World Medical from 1993 to January 1999. Mr. Spencer received a B.A. in Economics in 1959 from the University of Michigan. He has studied business theory, case studies and financial management while attending executive programs at the Stanford University School of Business, the University of Pennsylvania’s Wharton School of Business and the Clemson University School of Business. Between his University of Michigan studies and embarking on a career in healthcare, Mr. Spencer served in Europe with the U.S. Army Counter Intelligence Corps as a military intelligence analyst with top secret security clearance. Mr. Spencer is also the founder and a member of the board of directors of Viacor, Inc., a private company that is developing techniques for the percutaneous repair of heart mitral valves. Mr. Spencer’s healthcare industry related experience, together with his other board experience, makes him well-qualified to serve on, and a valuable member of, our Board of Directors.

Mark P. Borman. Mr. Borman has served as a member of the Company’s Board of Directors since May 2009. He is a seasoned financial officer with more than 30 years of broad-based financial and investor relations experience. Mr. Borman brings small-company entrepreneurial passion and larger-company disciplines. In addition to the valuable experience he gained working with entrepreneurs and their startups from 2009 to present, Mr. Borman has experience with global, NASDAQ- and NYSE-listed companies in various executive and financial roles. He most recently served as Corporate Officer, Treasurer and Vice President of Investor Relations with ADC Telecommunications. During his career, Mr. Borman has held positions with General Instrument Corporation, First Chicago Corporation, FMC Corporation, Price Waterhouse, and KPMG. Mr. Borman received his B.A. in Accounting from Michigan State University and his M.B.A. from the University of Chicago Graduate School of Business. He is a Certified Public Accountant and Chartered Financial Analyst and has experience as an advisor, board member, faculty, speaker, and mentor. Mr. Borman’s accounting and audit experience, his other board experience, and his transactional and capital markets experience, make him well-qualified to serve on, and a valuable member of, our Board of Directors.

Charles A. Hart. Mr. Hart has served as a member of our Board of Directors since May 2009. Mr. Hart has more than 20 years of entrepreneurial experience. Mr. Hart founded Hart Masonry, Inc. in 1986 and has served as its President since then. He is also the Founder and President of Wildridge Enterprises. Mr. Hart is a member of the Board of Directors for Eagle Street Properties LLP. Mr. Hart’s operations experience, together with his other board experience, makes him well-qualified to serve on, and a valuable member of, our Board of Directors.

Sam Ahn. Dr. Ahn previously served as a member of the Company's Board of Directors from January 2001 thru September 2008. Dr Ahn was one of the early pioneers in developing the field of endovascular surgery by coordinating and leading the first endovascular training courses in the US and Europe as well as developing some of the endovascular devices and techniques currently in clinical use today. He is a former Professor of Surgery in the Division of Vascular Surgery at UCLA, where he was also the Director of the Endovascular Surgery Program. In 2006 Dr. Ahn founded Vascular Management Associates, Inc., a consulting and management firm that sets up outpatient endovascular centers across the US. VMA has set up 8 such sites to date and is on track to set up two more this year. In 2008, he co-founded Wright-Ahn Technology, LLC, to develop and commercialize endovascular devices. In 2009, he co-founded MediBank International, LLC, a global healthcare IT Company. Dr. Ahn graduated from the University of Texas, Southwestern Medical School in Dallas, and received his general and vascular surgical residency training at UCLA. He also earned his MBA from the UCLA Anderson School of Management in August, 2004. Dr. Ahn sits on five vascular journal editorial boards, and has published over 120 peer-reviewed manuscripts, 50 book chapters, and five textbooks, including the first and definitive textbook on Endovascular Surgery. During the past eighteen years he has consulted for over 50 biomedical companies, both new and established, and has authored over 15 patents. Dr. Ahn's experience as a medical professional, together with his experience with us, makes him well-qualified to serve on, and a valuable member of, the Company's Board of Directors.

Catherine Sulawske-Guck. Ms. Catherine Sulawske-Guck was appointed Chief Operating Officer in July 2010. Ms. Sulawske-Guck has 25 years of management and operations experience with 21 years in the medical device and biologics industries. Since 1986 Ms. Sulawske-Guck has held ascending management positions including serving from 1989 to 2001 as Director of Operations for Medtronic Peripheral Vascular (formerly World Medical Manufacturing Corporation). From 2001 to 2003 Ms. Sulawske-Guck provided operational management support for a number of companies including Bioheart. Ms. Sulawske-Guck joined Bioheart as Director of Administration and Human Resources in January 2004 and in January 2007 was appointed Vice President of Administration and Human Resources. Ms. Sulawske-Guck’s Operational management experience including Customer Service, Human Resources, Information Technology, Facilities Management, Materials Management, Logistics, Investor Relations, SEC Compliance and Corporate Governance make Ms. Sulawske-Guck well-qualified to be a part of, and a valued member of, our management team.

Kristin Comella. Ms. Comella was appointed Chief Scientific Officer in September 2010. Ms. Comella has served as our Vice President of R&D and Corporate Development since December 2008 and has played a major role in managing our product development, manufacturing and quality systems since joining Bioheart in 2004. Ms. Comella has 12 years of industry experience with expertise in regenerative medicine, training and education, research and product development, and currently serves on multiple advisory boards in the stem cell arena. Ms. Comella has over ten years of cell culturing experience including building and managing the stem cell laboratory at Tulane University's Center for Gene Therapy and developing stem cell therapies for osteoarthritis at Osiris Therapeutics. Ms. Comella holds an M.S. in Chemical Engineering from The Ohio State University and a B.S. in Chemical Engineering from the University of South Florida. Ms. Comella’ s stem cell therapy expertise and management experience make Ms. Comella well qualified to be a part of, and valued member of, our management team.

Family Relationships

There are no family relationships among our executive officers and directors.

Independence of Directors

Our Board of Directors has determined that Mr. Borman, Mr. Hart, and Mr. Carson, are independent under the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act

Audit Committee

The Board of Directors has a standing Audit Committee. The members of our Audit Committee are Mr. Borman, who serves as Chairperson of the Audit Committee, Dr. Murphy and Mr. Hart. Our Board of Directors has determined that Mr. Borman and Mr. Hart are independent under the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act and that Mr. Borman qualifies as a “financial expert” as that term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002.

The Board of Directors intends to on a periodic basis evaluate the Audit Committee and examine the independence of each of the members of the Board and their qualifications as a financial expert for purposes of considering their service on the Audit Committee.

Compensation Committee

The Board of Directors has a standing Compensation Committee. The members of our Compensation Committee are: Bruce Carson, who serves as Chairperson of the Compensation Committee, Mr. Spencer, and Mr. Hart. Our Board of Directors has determined that Mr. Carson and Mr. Hart are independent under the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act.

The Compensation Committee continues to examine whether to adopt a more formal process for discretionary annual bonuses. If adopted, the Board of Directors expects to utilize annual incentive bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will likely vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, development of our product candidates, identification and advancement of additional product candidates, and to financial factors such as improving our results of operations and increasing the price per share of our common stock.

Governance & Nominating Committee

The Board of Directors has a standing Governance & Nominating Committee. The members of the Committee are Richard T. Spencer III, who serves as Chairperson of the Governance and Nominating Committee, Mr. Borman and Dr. Ahn. Our Board of Directors has determined that Mr. Borman and Dr. Ahn are independent directors under the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act.

Shareholder Recommendations for Board Nominees

Our Governance & Nominating Committee is tasked with, among other things, assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders. The Governance & Nominating Committee’s Charter provides that shareholder nominees to the Board of Directors will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons. In evaluating director nominees, the Governance & Nominating Committee will consider the following factors:

•	the appropriate size and the diversity of our Board;
•	our needs with respect to the particular talents and experience of our directors;
•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;
•	experience in political affairs;
•	experience with accounting rules and practices;
•	whether such person qualifies as an “audit committee financial expert” pursuant to the SEC Rules;
•	appreciation of the relationship of our business to the changing needs of society; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance & Nominating Committee will also consider candidates with appropriate non-business backgrounds. If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board of Directors must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee. Research may also be performed to identify qualified individuals.

Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee thereof. Our bylaws also specify certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting or a special meeting of shareholders.

Communications with the Board of Directors

In January 2007, our Board of Directors adopted a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board of Directors. Shareholders wishing to communicate with the Board of Directors, the Governance & Nominating Committee and specified individual members of the Board of Directors can send communications to the Board of Directors and, if applicable, to the Governance & Nominating Committee or to specified individual directors in writing c/o Catherine Sulawske-Guck, Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, FL 33325. We do not screen such mail and all such letters will be forwarded to the intended recipient.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a code of ethics that is specifically applicable to our Chief Executive Officer and senior financial officers. This Code of Ethics for Senior Financial Officers, as well as our Code of Business Conduct and Ethics, applicable to all directors, officers and employees, are available on our web site at http://www.bioheartinc.com/investorrelations.html

If we make substantive amendments to the Code of Ethics for Senior Financial Officers or the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Whistleblower Policy

In January 2007, the Board of Directors adopted Procedures for the Submission, Receipt and Handling of Concerns and Complaints Regarding Internal Controls and Auditing Matters, or a whistleblower policy. This policy outlines the process for the submission, receipt, retention and treatment of concerns and complaints received by us regarding our and our affiliates’ respective accounting, auditing and internal controls practices and procedures, including the process for the confidential, anonymous submission by our directors, officers and employees of concerns regarding questionable accounting or auditing matters.

Board Meetings; Committee Meetings; and Annual Meeting Attendance

During 2010, the Board of Directors held four regular meetings in person and eight special telephonic meetings. Each regular meeting was attended by all of the members of the Board, except one meeting missed by one Board Member.

During 2010, the Audit Committee held four meetings. These meetings were attended by all members of the Audit Committee.

During 2010, the Compensation Committee held three meetings. These meetings were attended by all members of the Compensation Committee.

During 2010, the Governance &Nominating Committee held one meeting. The meeting was attended by all members of the Governance & Nominating Committee.

All of our directors attend at least 75% of the regular meetings and 75% of the meetings of the Board committees upon which each served as a member. The Board does not have a policy regarding director attendance at annual meetings. We did not have an in person annual meeting of shareholders in 2010.

Board Meetings; Committee Meetings; and Annual Meeting Attendance

 During 2011, the Board of Directors held four regular meetings in person and four special telephonic meetings. Each regular meeting was attended by all of the members of the Board, except three meetings missed by one Board Member.

 During 2011, the Audit Committee held seven meetings. These meetings were attended by all members of the Audit Committee.

 During 2011, the Compensation Committee held four meetings. Two of these meetings were attended by all members of the Compensation Committee and two of the meetings were attended by two of the three members.

 During 2011, the Governance &Nominating Committee held two meetings. The meetings were attended by two of the three members of the Governance & Nominating Committee.

 Six of our eight directors attended at least 75% of the regular meetings. The Board does not have a policy regarding director attendance at annual meetings. We did not have an in person annual meeting of shareholders in 2011.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that no director or officer shall have any liability to the company if that person acted in good faith and with the same degree of care and skill as a prudent person in similar circumstances.

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices or positions with us. However, nothing in our certificate of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which that person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that person’s office or position. To the extent that a director has been successful in defending any proceeding brought against him, the Delaware General Corporation Law provides that the director shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

Section16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2010 and through the date hereof except for one late Form 4 filed by Mr. Hart, one late Form 4 filed by Mr. Leonhardt, one late Form 3 filed by Dr. Ahn. As of the date hereof, however, all late filings have been filed.

Executive Compensation

The primary goals of our Compensation Committee with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives’ incentives with shareholder value creation. To achieve these goals, our Compensation Committee, with management’s input, recommends executive compensation packages to our Board of Directors that are generally based on a mix of salary, discretionary bonus and equity awards. Although our Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we believe it is important for these executives to have equity ownership in our company to provide them with long-term incentives to build value for our shareholders. Accordingly, we generally award our executive officers, other than Mr. Leonhardt, initial option grants upon the commencement of their employment with us and ongoing option grants as circumstances warrant. Mr. Leonhardt beneficially owns a significant percentage of our outstanding common stock and, accordingly, we believe his interests are strongly aligned with the interests of our shareholders. We intend to implement and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals and value-creating milestones. We believe that performance and equity-based compensation are important components of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. The Compensation Committee develops our compensation plans by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry and/or the South Florida market. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees as our company.

Our Compensation Committee may retain the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

Elements of Compensation

Our Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development operating in the biopharmaceutical industry and/or the South Florida market. The compensation received by our executive officers consists of the following elements:

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry and geographic market. Base salaries are reviewed at least annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The base salaries of our named executive officers were adjusted in 2010.

Discretionary Annual Bonus. In addition to base salaries, our Board of Directors has the authority to award discretionary annual bonuses to our executive officers. In 2011, the Board of Directors did not award any cash bonuses. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and for achieving what the Board of Directors believes to be value-creating milestones. Our annual bonus, if any, is paid in cash in an amount reviewed and approved by our Board of Directors. Each executive officer is eligible for a discretionary annual bonus up to an amount equal to 50% of such executive officer’s salary.

The Compensation Committee continues to examine whether to adopt a more formal process for discretionary annual bonuses. If adopted, the Board of Directors expects to utilize annual incentive bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will likely vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, development of our product candidates, identification and advancement of additional product candidates, and to financial factors such as improving our results of operations and increasing the price per share of our common stock.

Long-Term Incentive Program. At present, our long-term compensation consists primarily of stock options. Our option grants are designed to align management’s performance objectives with the interests of our shareholders. Our Board of Directors grants options to key executives in order to enable them to participate in the long-term appreciation of our shareholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry based. We have not adopted stock ownership guidelines, and, other than for Mr. Leonhardt, our equity benefit plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company.

Since inception, we have granted equity awards to our executive officers through our Officers and Employees Stock Option Plan, which was adopted by our Board of Directors and shareholders to permit the grant of stock options to our officers and employees. The initial option grant made to each executive upon joining us is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our company and has established stock option targets for specified categories of executives. We believe this strategy is consistent with the approach of other development stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our shareholders over the long term.

We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates and we have not made equity grants in connection with the release or withholding of material non-public information. Authority to make equity grants to executive officers rests with our Board of Directors, although our Board of Directors does consider the recommendations of our Compensation Committee and Chief Executive Officer for officers other than himself.

In 2011, we made stock option grants to four of our named executive officers.

Other Compensation. We maintain broad-based benefits that are provided to full-time employees, including health insurance, life and disability insurance, dental insurance and vision insurance

EXECUTIVE COMPENSATION
		Annual Compensation		Long-Term Compensation Awards
Name and Principal		Salary	Bonus	Stock Awards	Option Awards		All Other Compensation	Total
Position	Year	($)	($)	($)	($) (1)		($)	($)
Mike Tomas (2)	2011	230,577	__	__	40,000	(3)	__	270,577
President, Chief	2010	151,666	—	—	110,000	(4)	—	261,666
Executive Officer

Howard J. Leonhardt	2011	106,838	__	__	7,000	(6)	__	113,838
(5)	2010	104,278	—	—	—		—	104,278
Chief Technology	2009	129,831	—	—	—		—	129,831
Officer	2008	150,000	—	—	—		—	150,000

William H. Kline (7)	2009	5,000	—	—	—		—	5,000
Former Chief
Financial	2008	130,000	—	—	240,000	(8)	—	370,000
Officer

Karl E. Groth Ph.D . (9)
	2010	—	—	—	—		—	—
Former Chairman &	2009	—	—	—	—		—	—
Chief Executive	2008	—	—	—	—		—	—
Officer

Peggy A. Farley (10)	2010	—	—	—	—		—	—
Former Chief	2009	—	—	—	—		—	—
Operating & Financial	2008	—	—	—	—		—	—
Officer

Catherine Sulawske-	2011	108,892	__	__	20,000	(12)	__	128,892
Guck (11)	2010	106,000	—	—	13,099	(13)	—	119,099
Chief Operating
Officer

Kristen Comella (14)	2011	106,204	__	__	20,000	(15)	__	126,204
Chief Scientific	2010	105,000	—	—	—		—	105,000
Officer

(1)	Amount reflects the expensed fair value of stock options in 2009, 2008 and 2007, calculated in accordance with SFAS No. 123(R).
(2)	Mr. Tomas was appointed Chief Executive Officer & President on June 18, 2010.
(3)
Represents 2011 expensed fair value of options to purchase 500,000 shares of our common stock granted August 12, 2011, with an exercise price of $0.10 per share, vesting in four equal installments on each of July 1, 2012, July 1, 2013, July 1, 2014 and July 1, 2015.

(4)
Represents 2010 expensed fair value of options to purchase 500,000 shares of our common stock granted September 18, 2010, with an exercise price of $0.50 per share, vesting in four equal installments on each of June 18, 2011, June 18, 2012, June 18, 2013 and June 18, 2014.

(5)	Mr. Leonhardt also served as our Chief Executive Officer from July 2008 through August 2009.
(6)	Represents 2011 expensed fair value of options to purchase 100,000 shares of our common stock granted August 29, 2011, with an exercise price of $0.07 per share, vesting immediately.
(7)	Mr. Kline commenced his employment with us in August 2006 and resigned effective January 2009.
(8)
Represents the 2008 expensed fair value of options to purchase 154,445 shares of our common stock granted August 7, 2006, with an exercise price of $5.67 per share, vesting in four equal installments on each of August 7, 2007, August 7, 2008, August 7, 2009 and August 7, 2010. Vested options expired 90 days subsequent to the date of termination of employment. All unvested options expired upon the date of termination of employment.

(9)	Dr. Groth served as Chief Executive Officer from August 2009 until June 2010 without compensation.
(10)	Ms. Farley served as Chief Operating and Financial Officer from August 2009 until July 1, 2010 without compensation.
(11)	Ms. Sulawske-Guck was appointed Chief Operating Officer on July 1, 2010.
(12)
Represents 2011 expensed fair value of options to purchase 250,000 shares of our common stock granted August 12, 2011, with an exercise price of $0.10 per share, vesting in four equal installments on each of July 1, 2012, July 1, 2013, July 1, 2014 and July 1, 2015.

(13)
Represents 2010 expensed fair value of options to purchase 22,584 shares of our common stock granted February 10, 2010, with an exercise price of $0.68 per share, vesting in four equal installments on each of February 10, 2011, February 10, 2012, February 10, 2013 and February 10, 2014.

(14)	Ms. Comella was appointed Chief Scientific Officer on September 24, 2010.
(15)
Represents 2011 expensed fair value of options to purchase 250,000 shares of our common stock granted September 12, 2011, with an exercise price of $0.10 per share, vesting in four equal installments on each of July 1, 2012, July 1, 2013, July 1, 2014 and July 1, 2015.

Our Stock Option Plans

1999 Officers and Employees Stock Option Plan and the 1999 Directors and Consultants Stock Option Plan

In December 1999, our Board of Directors and shareholders adopted our 1999 Officers and Employees Stock Option Plan, or the Employee Plan, and the 1999 Directors and Consultants Stock Option Plan, or the Director Plan. The Employee Plan and the Director Plan are collectively referred to herein as the Plans. The Plans are administered by the Board of Directors and the Compensation Committee. The objectives of the Plans include attracting and retaining key personnel by encouraging stock ownership in the Company by such persons. In February 2010 the Directors & Consultants Plan was amended to extend the termination date of the Plan to December 1, 2011.

Options Available for Issuance

There are an aggregate of 3,088,898 shares of common stock authorized for options grants under the Plans. As of December 31, 2011, an aggregate of 566,175 shares of common stock were available for grant under the Plans. The options to be delivered under the Plans will be made available, at the discretion of the Board of Directors, from authorized but unissued shares or outstanding options that expire or are cancelled. If shares covered by an option cease to be issuable for any reason such number of shares will no longer count against the shares authorized under the Plans and may again be granted under the Plans.

Material Terms of the Plans
 The Employee Plan provides for the grant of options to employees and officers, and the Director Plan provides for the grant of options to directors, consultants and certain other non-employees. Only the Employee Plan permits the granting of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the Code, and both Plans permit grants of “non-qualified” options (options that are not incentive stock options). As of the date of this report, all options granted to employees under the Plans are incentive stock options and all options granted to persons other than employees are “non-qualified” options.

The Compensation Committee recommends and the Board of Directors determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares that may be purchased under each option and the option price, as well as other terms in their discretion. However, in no event shall an option be exercisable after the expiration of 10 years from the date of the grant of the option. In addition, no person is entitled to be granted options to purchase more than an aggregate of 370,668 shares of our common stock pursuant to the Plans. Unless otherwise provided in any option agreement, each outstanding option shall become fully exercisable in the event of a “change in control” (as such term is defined in the Plans). In connection with a liquidation of the company or any merger, reorganization or similar corporate transaction in which we are not the surviving corporation and the successor corporation does not assume our outstanding options, the Compensation Committee or Board of Directors may cancel any options that remain unexercised effective as of the closing of such transaction.

Each option is evidenced by an option agreement. In recommending the granting of options, the Compensation Committee takes into consideration the contribution the person has made to our success and such other factors as the Compensation Committee shall determine. The Plans provide for circumstances under which the options shall terminate.

The option price per share of any option shall be any price determined by the Board of Directors but shall not be less than the par value per share; provided, that in no event shall the option price per share of any incentive stock option be less than the “Fair Market Value” (as determined under the Plans) of the shares underlying such option on the date the option is granted.

Bioheart Omnibus Equity Compensation Plan In July 2008, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart Omnibus Equity Compensation Plan (the “Omnibus Plan”). The establishment of the Omnibus Plan was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on July 30, 2008. Pursuant to the Omnibus Plan, the Company may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to the Company’s employees, directors and consultants. 5,000,000 shares of common stock have been reserved for issuance under the Omnibus Plan. As of December 31, 2011, options to purchase an aggregate of 4,433,825 shares of our common stock has been issued under the Omnibus Plan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by our Named Executive Officers as of December 31, 2011.

			Option
	Number of Securities Underlying		Exercise	Option
	Unexercised Options and Warrants		Price	Expiration
Name	Exercisable (#)	Unexercisable (#)	($/per share)	Date
Howard J. Leonhardt	100,000	—	0.07	8/12/2021
	3,212	—	5.67	12/31/2015

Mike Tomas	125,000	375,000	0.50	06/18/2020
	—	500,000	0.10	8/01/2021
Catherine Sulawske-Guck	—	250,000	0.10	8/12/2021
	15,444	—	0.71	01/10/2014
	309	—	0.71	12/30/2015
	9,267	—	0.71	01/01/2017
	17,228	—	0.71	01/08/2019
	2,584	2,584	0.74	03/13/2019
	20,000	20,000	0.85	05/28/2019
	5,646	16,938	0.68	02/10/2020

Kristin Comella	—	250,000	0.10	8/12/2021
	12,356	—	0.71	08/31/2014
	24,712	—	0.71	02/19/2005
	618	—	0.71	12/30/2015
	9,267	—	0.71	04/18/2016
	6,178	—	0.71	01/01/2017
	6,500	—	0.71	10/16/2017
	19,700	—	0.71	01/09/2019
	1,478	1,478	0.74	03/13/2019
	15,000	15,000	0.85	05/28/2019

Option Exercises

In 2011, none of our Named Executive Officers exercised any options to purchase shares of our common stock.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of any of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

We do not have any contract, agreement, plan or arrangement that provides for any payment to any of our Named Executive Officers at, following, or in connection with a termination of the employment of such Named Executive Officer, a change in control of the Company or a change in such Named Executive Officer’s responsibilities.

Director Compensation

As of December 31, 2011 we had six non-employee directors that qualified for compensation. Our non-employee directors do not receive cash compensation for their services as directors. However, it is generally our policy to annually grant each non-employee director options to purchase shares of our common stock provided that he or she has served as a member of our Board of Directors for at least six months and one day of the twelve month period immediately preceding the date of grant. In addition, we reimburse non-employee directors for actual out-of-pocket expenses incurred. In 2011, we granted to each non-employee director an option to purchase 10,000 shares of common stock for each quarter served during the 2010 fiscal year. In 2011 we granted certain directors options to purchase an aggregate of 1,310,000 additional shares of common stock for service to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

None of our executive officers serves, nor served in 2011, 2010, 2009 or 2008, on the board of directors or compensation committee of another company that has any executive officer serving on our Board of Directors or Compensation Committee.

No person who served on our Compensation Committee in 2011 had any relationship requiring disclosure under Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 1 , 201 2 with respect to beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by all of the directors and executive officers as a group. Unless otherwise indicated, the address of each of the persons below is c/o Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. Unless otherwise indicated in the footnotes, shares are owned of record and beneficially by the person.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after February 1 , 201 2 . “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mike Tomas, President, CEO and Director	169,738(3)	*

Howard Leonhardt, Chief Technology Officer, Director	9,443,009(4)	7.5

Catherine Sulawske-Guck, Chief Operating Officer	105,854(5)	*

Kristin Comella, Chief Scientific Officer	95,809 (6)	*

William P. Murphy, Director	13,449,236(7)	10.6

Bruce Carson, Director	559,413(8)	*

Richard T. Spencer, III, Director	446,673(9)	*

Charles A. Hart, Director	4,922,160(10)	3.9

Sam Ahn, Director	12,915,231 (11)	10.2

Mark P. Borman, Director	240,485(12)	*

William P. Murphy Jr. 2000 Revocable Trust	4,806,423 (13)	3.9

Beverly P. Murphy 2000 Revocable Trust	8,139,776(14)	6.4

Beverly P. Murphy	12,946,199(15)	10.2

Brenda Leonhardt	4,991,311(16)	3.9

Greg Knutson	8,702,745(17)	6.9
All officers and directors as a group (10 persons)	45,680,948	36.1
 *   Less than 1%

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 1 , 201 2 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from February 1 , 201 2 have been exercised.

(2)	Applicable percentage ownership is based on 110,000,454 shares of common stock outstanding (or entitled to be acquired) as of February 1 , 201 2 .
(3)
Shares are held by The Astri Group over which Mr. Tomas has shared voting and investment power. Includes 125,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.50 per share.

(4)
Shares are directly and jointly held by Mr. Leonhardt and his former spouse. Includes (i) 26,379 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 100,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share, (iii) 407,738 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share and (iv) an aggregate of 1,030,989 shares issuable upon the exercise of presently exercisable warrants at an average exercise price of $0.80

(5)
Shares are jointly owned by Ms. Sulawske-Guck and her spouse. Includes (i) 42,248 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.71 per share (ii) 2,584 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.74 per share, (iii) 20,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.85 per share, (iv) 5,646 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share and (v) 5,646 shares issuable upon the exercise of stock options exercisable as of February 10, 2012 at an exercise price of $0.68 per share.

(6)
Includes (i) 79,331 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.71 per share (ii) 1,478 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.74 per share and (iii) 15,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.85 per share.

(7)
Shares are directly owned by trusts controlled by Dr. Murphy and his spouse. Includes (i) 12,356 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share, (iv) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share,(iv) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.21 per share, (v) 300,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share, (vi) 69,503 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share, (vii) 42,255 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (viii) 27,000 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share, (ix) 3,079,540 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share, and (x) 1,666,670 shares issuable upon the exercise of warrants exercisable as of January 29, 2012 at an exercise price of $0.06 per share.

(8)
Consists of (i) 129,734 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share and (iv) 40,000 shares issuable upon exercise of presently exercisable stock options at an exercise price of $0.68, (v) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.21 per share and (vi) 100,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share.

(9)
Includes (i) 67,957 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share, (iv) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share, (v) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.21 per share, (vi) 100,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share and (vii) 139,003 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share.

(10)
Includes (i) 20,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share, (ii) 50,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.92 per share, (iii) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.21 per share, (iv) 460,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share, (v)) 183,672 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.59 per share, (vi) 26,316 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.68 per share, (vii) 22,059 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.82 per share, (viii) 108,963 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.64 per share, and (ix) 428,100 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share.

(11)
Includes (i) 67,956 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share, (iv) 10,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.21 per share and (v) 100,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share (vi) 34,752 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share , (vii) 497,373 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.65 per share, (viii) 209,508 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.14 per share, and (ix) 364,302 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.15 per share.

(12)
Includes (i) 20,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share, (ii ) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.21 per share, (iii) 150,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.07 per share and (iv) 7,035 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share.

(13)
Shares are held by William P Murphy Jr. 2000 Revocable Trust over which Dr. Murphy has shared voting and investment power. Includes (i) 21,126 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (ii) 13,500 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share and (iii) 1,539,770 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share

(14)
Shares are held by Beverly P Murphy 2000 Revocable Trust over which Dr. Murphy has shared voting and investment power. Includes (i) 21,129 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (ii) 13,500 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share, (iii) 1,539,770 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share, and (iv) 1,666,670 shares issuable upon the exercise of warrants exercisable as of January 29, 2012 at an exercise price of $0.06 per share.

(15)
Shares are held by the Beverly P Murphy 2000 Revocable Trust & the William P Murphy Jr. 2000 Revocable Trust over which Mrs. Murphy has shared voting and investment power. Includes (i) 42,255 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (ii) 27,000 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share, (iii) 3,079,540 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share, and (iv) 1,666,670 shares issuable upon the exercise of warrants exercisable as of January 29, 2012 at an exercise price of $0.06 per share.

(16)	Shares are jointly held by Mrs. Leonhardt and her former spouse. Includes 407,738 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share.
(17)
Includes (i) 222,220 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.18 per share, (ii ) 78,125 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.19 per share, (iii) 23,810 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.25 per share, (iv) 16,668 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.54 per share, (v) 16,980 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.64 per share, (vi) 11,718 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.77 per share, (vii) 28,845 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.78 per share, (viii) 20,832 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.86 per share, (ix) 20,736 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $2.60 per share and (x) 1,935,490 shares issuable upon the exercise of stock options exercisable as of January 6, 2012 at an exercise price of $0.031 per share.

PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of its Resale Shares on the OTCBB or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	block trades in which a broker-dealer will attempt to sell Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell Resale Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of Resale Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Resale Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

GCP is, and any broker-dealer or agent that is involved in selling the Resale Shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the sale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the amount of the relevant sale.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Resale Shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because GCP is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Resale Shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Resale Shares may be resold by the Selling Stockholder without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Resale Shares have been resold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser of Resale Shares at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary of the material provisions of our Common Stock, and our restated certificate of incorporation and bylaws, all as in effect as of the date of this prospectus. You should also refer to our restated certificate of incorporation, and bylaws, which have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

Our total authorized capital stock is 200,000,000 shares of which 195,000,000 shares are Common Stock par value $0.001 per share and 5,000,000 shares are Preferred Stock par value $0.001 per share.

Common Stock

As of February 1, 2012 , there were 110,000,454 shares of Common Stock issued and outstanding.

The holders of our Common Stock are entitled to one vote per share on all matters to be voted on by our stockholders, including the election of directors. Our stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of the Company’s Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors, in its discretion, from funds legally available there for and subject to prior dividend rights of holders of any shares of our Preferred Stock which may be outstanding. Upon the Company’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of our Preferred Stock, if any, the holders of our Common Stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of the Company’s Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of the Company’s Common Stock are, and all shares being offered by this prospectus will be, fully paid and not liable to further calls or assessment by the Company.

Transfer Agent

The Transfer Agent for our Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

OTHER EXPERTS

Our consolidated financial statements as of December 31, 2010 and for the year then ended, appearing in this prospectus and registration statement have been so included in reliance on the Report of RBSM, LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing. Although an audit report was issued on the Company’s 2009 financial statements and is included in our filings, the auditor who prepared the report has not provided its consent to use of its report in this registration statement

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Certificate of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

●	Any breach of their duty of loyalty to our Company or to our stockholders.
●	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
●	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
●	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Certificate of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this prospectus is a part, covering the securities being offered by the Selling Stockholder. As permitted by the SEC, this prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2010 and 2009	F-4
Consolidated Statements of Operations for the years ended December 31, 2010 and 2009 and the cumulative period from August 12, 1999 (date of inception) to December 31, 2010	F-5
Consolidated Statement of Shareholders’ (Deficit) Equity for the period from August 12, 1999 (date of inception) through December 31, 2010	F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2010 and 2009 and the cumulative period from August 12, 1999 (date of inception) to December 31, 2010	F-11
Notes to Consolidated Financial Statements	F-12
Condensed Consolidated Balance Sheets – September 30, 2011 (Unaudited) and December 31, 2010	F-44
 Unaudited Condensed Consolidated Statements of Operations – Three and Nine Months Ended September 30, 2011, September 30, 2010 and the period from August 12, 1999 (date of inception) to September 30, 2011
F-45
Unaudited Condensed Consolidated Statements of Stockholders Deficit –Nine Months Ended September 30, 2011	F-46
Unaudited Condensed Consolidated Statements of Cash Flows – Nine Months Ended September 30, 2011, September 30, 2010 and the period from August 12, 1999 (date of inception) to September 30, 2011	F-47
Notes to Unaudited Condensed Consolidated Financial Statements	F-49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Bioheart, Inc.
13794 NW 4th Street, Suite 212,
Sunrise, Florida  33325

We have audited the accompanying consolidated balance sheet of Bioheart, Inc. and its wholly owned subsidiaries (the "Company") (a development stage company) as of December 31, 2010, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2010 and for the   period from August 12, 1999 (date of inception) through December 31, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company for the period from August 12, 1999 (date of inception) to December 31, 2009 were not audited by us. Those statements were audited by other auditors who have ceased operations and whose report, dated March 31, 2010, except for Note 2, as to which the date is May 10, 2011, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company's ability to continue as a going concern. The consolidated financial statements for the period from August 12, 1999 (date of inception) to December 31, 2009 reflect a net loss after restatement of $ 101,164,765. Our opinion, insofar as it relates to the amounts included for such prior periods as indicated in the accompanying financial statements for such periods from August 12, 1999 (date of inception) through December 31, 2009, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bioheart, Inc. and its wholly owned subsidiaries (a development stage enterprise) as of December 31, 2010, and the results of their operations and their cash flows for the year ended December 31, 2010, and for the period from August 12, 1999 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, and has incurred net losses of $ 106,324,220 since inception. In addition, as of December 31, 2010 the Company’s current liabilities exceed its current assets by $11,099,660. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
May 10, 2011

PROVIDED BELOW IS A COPY OF THE ACCOUNTANT’S REPORT ISSUED BY JEWETT, SCHWARTZ, WOLFE & ASSOCIATES (“JSW”), OUR FORMER INDEPENDENT PUBLIC ACCOUNTANTS, IN CONNECTION WITH THE FILING OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009. THIS AUDIT REPORT IS A COPY OF THE PREVIOUSLY ISSUED REPORT AND HAS NOT BEEN REISSUED BY JSW IN CONNECTION WITH THE FILING OF THIS REGISTRATION STATEMENT ON FORM S-1. JSW HAS NOT PROVIDED ITS CONSENT TO THE USE OF ITS REPORT IN THIS REGISTRATION STATEMENT ACCORDINGLY, INVESTORS MAY NOT BE ABLE TO BRING AN ACTION AGAINST JSW PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 WITH RESPECT TO SUCH REPORT OR WITH RESPECT TO THIS REGISTRATION STATEMENT AND, THEREFORE, ANY RECOVERY FROM JSW MAY BE LIMITED. THE FOREGOING LIMITATIONS RESPECTING JSW IN NO WAY LIMITS INVESTORS’ RIGHT OF ACTION AGAINST OR RECOVERY FROM THE COMPANY.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

 Bioheart, Inc.
 13794 NW 4th Street, Suite 212,
 Sunrise, Florida  33325

We have audited the accompanying consolidated balance sheet of Bioheart, Inc. and its wholly owned subsidiaries (the “Company”), a development stage company as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009 and for the period from August 12, 1999 (date of inception) through December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bioheart, Inc. as of December 31, 2009, and the consolidated results of its operations and its cash flows for the year ended December 31, 2009 and for the period August 12, 1999 (date of inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the financial statements, the Company restated its financial statements for the above periods primarily for correcting the application of accounting principles in the recognition of debt discounts as a result of share based consideration given to certain debt holders.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jewett, Schwartz, Wolfe & Associates

 Jewett, Schwartz, Wolfe & Associates
 Hollywood, Florida
 March 31, 2010, except for Note 2 as of May 10, 2011

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	(Restated) 2009
ASSETS
Current assets:
Cash and cash equivalents	$3,298	$75,031
Accounts receivable, net	1,266	142,279
Inventory	153,617	199,914
Prepaid and other	34,322	25,729
Total current assets	192,503	442,953

Property and equipment, net	47,439	104,397

Other assets	68,854	68,854

Total assets	$308,796	$616,204

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,050,161	$1,911,893
Accrued expenses	3,581,445	3,530,246
Advances, related party	238,000	-
Deferred revenue	465,286	507,281
Subordinated debt, related party	1,500,000	-
Notes payable, related party	225,000	-
Notes payable, net of debt discount	3,232,271	2,817,748
Total current liabilities	11,292,163	8,767,168

Long term debt:
Deferred rent	-	857
Subordinated debt, related party	-	3,000,000
Note payable, long term	1,032,827	2,276,543
Total long term debt	1,032,827	5,277,400

Total liabilities	12,324,990	14,044,568

Commitments and contingencies

Stockholders' deficit:
Preferred stock, par value $0.001; 5,000,000 shares authorized, none issued and outstanding as of December 31, 2010 and 2009	-	-
Common stock, par value $0.001; 75,000,000 shares authorized, 37,545,865 and 20,035,684 shares issued and outstanding as or December 31, 2010 and 2009	37,545	20,036
Additional paid in capital	94,274,281	87,775,900
Subscriptions receivable	(3,800)	(59,536)
Deficit accumulated during development stage	(106,324,220)	(101,164,764)
Total stockholders' deficit	(12,016,194)	(13,428,364)

Total liabilities and stockholders' deficit	$308,796	$616,204

See the accompanying notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS

			(Restated) From August 12, 1999
	Year ended December 31,		(date of
		(Restated)	Inception) to
	2010	2009	December 31, 2010
Revenue	$46,383	$359,800	$1,191,056
Cost of sales	19,765	205,014	550,140
Gross profit	26,618	154,786	640,916

Operating expenses:
Research and development	1,467,078	(508,811)	63,825,651
Marketing, general and administrative	1,768,612	2,259,521	32,532,937
Depreciation and amortization	56,958	177,398	851,362
Total operating expenses	3,292,648	1,928,108	97,209,950

Net loss from operations	(3,266,030)	(1,773,322)	(96,569,034)

Other income (expenses):
Development revenues	-	-	117,500
Interest income	2	21	762,277
Other income	245,554	-	245,554
Interest expense	(2,138,982)	(2,662,455)	(10,880,517)
Total other income (expenses)	(1,893,426)	(2,662,434)	(9,755,186)

Net loss before income taxes	(5,159,456)	(4,435,756)	(106,324,220)

Income taxes (benefit)	-	-	-

NET LOSS	$(5,159,456)	$(4,435,756)	$(106,324,220)

Net loss per common share, basic and diluted	$(0.19)	$(0.25)

Weighted average number of common shares outstanding, basic and diluted	27,167,539	17,647,210

See the accompanying notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2010

								Deficit
								Accumulated
	Preferred stock		Common stock		Additional Paid in	Deferred	Subscription	During Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, August 12, 1999 (date of inception)	-	$-	-	$-	$-	$-	$-	$-	$-
Issuance of common stock	-	-	4,324,458	4,324	395,676	-	-	-	400,000
Stock based compensation	-	-	-	-	98,000	(98,000)	-	-	-
Amortization of stock based compensation	-	-	-	-	-	49,000	-	-	49,000
Net loss	-	-	-	-	-	-	-	(903,290)	(903,290)
Balance, December 31, 1999	-	-	4,324,458	4,324	493,676	(49,000)	-	(903,290)	(454,290)
Issuance of common stock, net of issuance costs of $61,905	-	-	1,493,575	1,494	9,607,201	-	-	-	9,608,695
Stock based compensation	-	-	-	-	2,559,000	(2,559,000)	-	-	-
Fair value of warrants issued in exchange for licenses and intellectual property	-	-	-	-	5,220,000	-	-	-	5,220,000
Amortization of stock based compensation	-	-	-	-	-	1,080,692	-	-	1,080,692
Contributed capital	-	-	-	-	1,050,000	-	-	-	1,050,000
Common stock issued in exchange for services	-	-	7,964	8	51,993	-	-	-	52,001
Net loss	-	-	-	-	-	-	-	(14,113,933)	(14,113,933)
Balance, December 31, 2000	-	-	5,825,997	5,826	18,981,870	(1,527,308)	-	(15,017,223)	2,443,165
Issuance of common stock, net of issuance costs of $98,996	-	-	985,667	986	6,282,018	-	-	-	6,283,004
Stock based compensation	-	-	-	-	779,000	(779,000)	-	-	-
Amortization of stock based compensation	-	-	-	-	-	1,523,000	-	-	1,523,000
Conversion of contributed capital to common stock	-	-	81,084	81	(81)	-	-	-	-
Common stock issued in exchange for services	-	-	8,291	8	53,993	-	-	-	54,001
Net loss	-	-	-	-	-	-	-	(8,173,464)	(8,173,464)
Balance, December 31, 2001	-	$-	6,901,039	$6,901	$26,096,800	$(783,308)	$-	$(23,190,687)	$2,129,706

See the accompany notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2010

								Deficit
								Accumulated
	Preferred stock		Common stock		Additional Paid in	Deferred	Subscription	During Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2001	-	$-	6,901,039	$6,901	$26,096,800	$(783,308)	$-	$(23,190,687)	$2,129,706
Issuance of common stock	-	-	1,092,883	1,093	7,075,105	-	-	-	7,076,198
Stock based compensation	-	-	-	-	143,521	(143,521)	-	-	-
Amortization of stock based compensation	-	-	-	-	-	613,083	-	-	613,083
Common stock issued in exchange for services	-	-	35,137	35	227,468	-	-	-	227,503
Net loss	-	-	-	-	-	-	-	(9,257,954)	(9,257,954)
Balance, December 31, 2002	-	-	8,029,059	8,029	33,542,894	(313,746)	-	(32,448,641)	788,536
Issuance of common stock	-	-	561,701	562	3,181,712	-	-	-	3,182,274
Stock based compensation	-	-	-	-	(155,893)	155,893	-	-	-
Amortization of stock based compensation	-	-	-	-	-	79,371	-	-	79,371
Common stock issued in exchange for services	-	-	144,300	144	823,743	-	-	-	823,887
Net loss	-	-	-	-	-	-	-	(6,037,528)	(6,037,528)
Balance, December 31, 2003	-	-	8,735,060	8,735	37,392,456	(78,482)	-	(38,486,169)	(1,163,460)
Issuance of common stock	-	-	808,570	809	4,580,104	-	-	-	4,580,913
Stock based compensation	-	-	-	-	637,858	(637,858)	-	-	-
Amortization of stock based compensation	-	-	-	-	-	148,812	-	-	148,812
Common stock issued in exchange for services	-	-	17,004	17	96,314	-	-	-	96,331
Net loss	-	-	-	-	-	-	-	(5,519,151)	(5,519,151)
Balance, December 31, 2004	-	-	9,560,634	9,561	42,706,732	(567,528)	-	(44,005,320)	(1,856,555)
Issuance of common stock, net of issuance costs of $32,507	-	-	1,994,556	1,994	11,265,560	-	-	-	11,267,554
Issuance of common stock in lieu of cash compensation	-	-	1,210	1	6,852	-	-	-	6,853
Stock based compensation	-	-	-	-	1,566,147	(1,566,147)	-	-	-
Amortization of stock based compensation	-	-	-	-	-	1,952,350	-	-	1,952,350
Issuance of common stock in exchange for release of accrued liabilities	-	-	95,807	96	542,691	-	-	-	542,787
Net loss	-	-	-	-	-	-	-	(7,326,557)	(7,326,557)
Balance, December 31, 2005	-	$-	11,652,207	$11,652	$56,087,982	$(181,325)	$-	$(51,331,877)	$4,586,432

See the accompany notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2010
	Preferred stock		Common stock		Additional Paid in	Deferred	Subscription	Deficit Accumulated During Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2005	—	$—	11,652,207	$11,652	$56,087,982	$(181,325)	$—	$(51,331,877)	$4,586,432
Reclassification of deferred compensation due to adoption of SFAS No. 123 (R)	—	—	—	—	(181,325)	181,325	—	—	—
Issuance of common stock, net of issuance costs of $100,038	—	—	1,069,699	1,069	8,123,623	—	—	—	8,124,692
Equity instruments issued in connection with settlement agreement	—	—	47,657	48	3,294,381	—	—	—	3,294,429
Common stock issued in exchange for services	—	—	2,903	3	16,440	—	—	—	16,443
Common stock issued in exchange for distribution rights and intellectual property	—	—	13,006	13	99,984	—	—	—	99,997
Warrants issued in exchange for licenses and intellectual property	—	—	—	—	144,867	—	—	—	144,867
Stock based compensation	—	—	—	—	1,224,430	—	—	—	1,224,430
Net loss	—	—	—	—	—	—	—	(13,180,646)	(13,180,646)
Balance, December 31, 2006	—	—	12,785,472	12,785	68,810,382	—	—	(64,512,523)	4,310,644
Issuance of common stock,net of issuance costs of $150,000	—	—	529,432	530	3,920,186	—	—	—	3,920,716
Exercise of stock options	—	—	31,955	32	181,008	—	—	—	181,040
Warrants issued in connection with notes payable	—	—	—	—	3,162,488	—	—	—	3,162,488
Warrants issued in exchange for services	—	—	—	—	30,559	—	—	—	30,559
Warrants issued in exchange for licenses and intellectual property	—	—	—	—	48,289	—	—	—	48,289
Shares issued in connection with reverse stock split	—	—	279	—	—	—	—	—	—
Stock based compensation	—	—	—	—	931,233	—	—	—	931,233
Net loss	—	—	—	—	—	—	—	(18,067,084)	(18,067,084)
Balance, December 31, 2007	—	$—	13,347,138	$13,347	$77,084,145	$—	$—	$(82,579,607)	$(5,482,115)

See the accompany notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2010

								Deficit
								Accumulated
	Preferred stock		Common stock		Additional Paid in	Deferred	Subscription	During Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2007	-	$-	13,347,138	$13,347	$77,084,145	$-	$-	$(82,579,607)	$(5,482,115)
Initial public offering of common stock, net of offering costs of $4,327,171	-	-	1,100,000	1,100	1,446,729	-	-	-	1,447,829
Issuance of common stock, net of issuance costs of $24,325	-	-	1,230,280	1,230	2,117,275	-	-	-	2,118,505
Stock based compensation	-	-	-	-	1,320,995	-	-	-	1,320,995
Warrants issued in exchange for services	-	-	-	-	251,850	-	-	-	251,850
Warrants issued in exchange for notes payable	-	-	-	-	168,387	-	-	-	168,387
Warrants issued in connection with settlement agreement	-	-	-	-	87,200	-	-	-	87,200
Exercise of stock options	-	-	61,778	62	79,014	-	-	-	79,076
Net loss	-	-	-	-	-	-	-	(14,149,401)	(14,149,401)
Balance, December 31, 2008	-	-	15,739,196	15,739	82,555,595	-	-	(96,729,008)	(14,157,674)
Issuance of common stock, net of issuance costs of $13,664	-	-	2,680,230	2,682	1,857,140	-	-	-	1,859,822
Subscription receivable	-	-	85,090	85	59,451	-	(59,536)	-	-
Stock based compensation	-	-	-	-	296,838	-	-	-	296,838
Common stock in exchange for services	-	-	45,000	45	45,855	-	-	-	45,900
Common stock issued in connection with the settlement of accounts payable	-	-	519,460	519	456,275	-	-	-	456,794
Common stock issued in connection with issuance of note payable	-	-	320,000	320	297,681	-	-	-	298,001
Common stock issued upon conversion of notes payable	-	-	606,708	606	261,618	-	-	-	262,224
Warrants issued in connection with notes payable	-	-	-	-	1,913,487	-	-	-	1,913,487
Exercise of stock options	-	-	40,000	40	31,960	-	-	-	32,000
Net loss	-	-	-	-	-	-	-	(4,435,756)	(4,435,756)
Balance, December 31, 2009	-	$-	20,035,684	$20,036	$87,775,900	$-	$(59,536)	$(101,164,764)	$(13,428,364)

See the accompany notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM AUGUST 12, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2010

								Deficit
								Accumulated
	Preferred stock		Common stock		Additional Paid in	Deferred	Subscription	During Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Stage	Total
Balance, December 31, 2009	-	$-	20,035,684	$20,036	$87,775,900	$-	$(59,536)	$(101,164,764)	$(13,428,364)
Issuance of common stock, net of issuance costs of $2,950	-	-	11,334,705	11,335	2,328,929	-	59,536	-	2,399,800
Subscription receivable	-	-	20,000	20	3,780	-	(3,800)	-	-
Stock based compensation	-	-	-	-	248,457	-	-	-	248,457
Common stock in exchange for services	-	-	529,520	529	359,503	-	-	-	360,032
Option exercised for accounts payable	-	-	831,526	831	411,829	-	-	-	412,660
Common stock issued in connection with bank guarantor liabilities	-	-	4,794,430	4,794	2,960,576	-	-	-	2,965,370
Warrants issued in connection with notes payable	-	-	-	-	185,307	-	-	-	185,307
Net loss	-	-	-	-	-	-	-	(5,159,456)	(5,159,456)
Balance, December 31, 2010	-	$-	37,545,865	$37,545	$94,274,281	$-	$(3,800)	$(106,324,220)	$(12,016,194)

See the accompany notes to these consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			From August 12,
			1999 (date of
	Year ended December 31,		Inception) to
	2010	2009	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:		(Restated)	(Restated)
Net loss	$(5,159,456)	$(4,435,756)	$(106,324,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,958	177,398	851,362
Bad debt expense	-	-	165,000
Discount on convertible debt	-	262,224	262,224
Amortization of warrants issued in exchange for licenses and intellectual property	-	-	5,413,156
Amortization of warrants issued in connection with notes payable	975,969	972,348	5,064,100
Amortization of loan costs	72,262	214,581	1,215,583
Warrants issued in exchange for services	-	-	285,659
Equity instruments issued in connection with R&D agreement	360,032	-	360,032
Equity instruments issued in connection with settlement agreement	-	-	3,381,629
Common stock issued in connection with accounts payable	412,660	242,722	655,382
Common stock issued in exchange for services	-	45,900	1,322,917
Common stock issued in connection with amounts due to guarantors of Bank of America loan	69,159	-	69,159
Common stock issued in exchange for distribution rights and intellectual property	-	-	99,997
Warrants issued in connection with accounts payable	-	7,758	7,758
Stock based compensation	248,457	296,838	9,465,014
(Increase) decrease in:
Receivables	141,013	(85,020)	(1,265)
Inventory	46,297	195,119	(153,618)
Prepaid and other current assets	(8,592)	698,153	(34,321)
Other assets	-	40,000	(28,854)
Increase (decrease) in:
Accounts payable	133,038	810,095	2,634,279
Accrued expenses and deferred rent	799,952	(1,510,555)	4,648,840
Deferred revenue	(41,995)	41,995	465,287
Net cash used in operating activities	(1,894,245)	(2,026,200)	(70,174,899)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	-	(688)	(898,800)
Net cash used in investing activities	-	(688)	(898,800)

CASH FLOWS FROM FINANCING ACTIVITES:
Proceeds from issuance of common stock, net	2,399,800	1,859,822	61,872,175
Proceeds from (payments for) initial public offering of common stock, net	-	-	1,447,829
Proceeds from subordinated related party note	-	3,000,000	3,000,000
Payment of note payable	-	(3,000,000)	(3,000,000)
Proceeds from note payable, related party	463,000	-	463,000
Proceeds from exercise of stock options	-	32,000	292,117
Proceeds from notes payable	-	298,000	11,498,000
Repayaments of notes payable	(1,020,289)	-	(3,276,857)
Payment of loan costs	(20,000)	(137,994)	(1,219,268)
Net cash provided in financing activities	1,822,511	2,051,828	71,076,996

Net (decrease) increase in cash and cash equivalents	(71,733)	24,940	3,298

Cash and cash equivalents, beginning of period	$75,031	$50,091	$-
Cash and cash equivalents, end of period	$3,298	$75,031	$3,298

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$361,947	$387,540	$1,606,601
Income taxes paid	$-	$-	$-

Non cash financing activities:
Common stock issued in settlement of notes payable	$2,172,000	$-	$2,172,000

BIOHEART, INC. AND SUBSIDIARIES
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis and business presentation

Bioheart, Inc (the Company”) was incorporated under the laws of the State of Florida in August 1999. The Company is in the development stage, as defined by Accounting Standards Codification subtopic 915-10, Development Stage Entities ("ASC 915-10") and is the cardiovascular sector of the cell technology industry delivering cell therapies and biologics that help address congestive heart failure, lower limb ischemia, chronic heart ischemia, acute myocardial infarctions and other issues. To date, the Company has not generated significant sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2010, the Company has accumulated a deficit through its development stage of $106,324,220.

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant estimates are those used in determination of derivative liabilities and stock compensation. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. If a significant portion of a fee is due after our normal payment terms or upon implementation or client acceptance, the fee is accounted for as not being fixed or determinable and revenue is recognized as the fees become due or after implementation or client acceptance has occurred. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

The Company accounts for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Unbilled revenue is revenue that is recognized but is not currently billable to the customer pursuant to contractual terms. In general, such amounts become billable in accordance with predetermined payment schedules, but recognized as revenue as services are performed. Amounts included in unbilled revenue are expected to be collected within one year and are included within current assets.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any changes to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2010 and 2009, allowance for doubtful accounts was $7,485 and -0-, respectively.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 15 years.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, Impairment or Disposal of Long-lived Assets,” which established a primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus tax differences.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Common Share, basic and diluted

The Company has adopted Accounting Standards Codification subtopic 260-10, Earnings Per Share (ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation. Fully diluted shares outstanding were 27,167,539 and 17,647,210 for the years ended December 31, 2010 and 2009, respectively.

Stock based compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (ASC 718-10”) which requires that all share-based payments to both employees and non employees be recognized in the income statement based on their fair values. (See note 11)

As of December 31, 2010, there were outstanding stock options to purchase 2,025,544 shares of common stock, 1,538,995 shares of which were vested.

Concentrations of Credit Risk

The Company’s financial instrument that is exposed to a concentration of credit risk is cash and accounts receivable. Effective December 31, 2010 and extending through December 31, 2012, all non-interest-bearing transaction accounts are fully insured by the Federal Deposit Insurance Corporation (FDIC), regardless of the balance of the account. Generally, the Company’s cash and cash equivalents in interest-bearing accounts does not exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

As of December 31, 2010, one customer represented 53% of the Company’s accounts receivable. As of December 31, 2009, one customer represented 65% of the Company’s accounts receivable

The Company’s revenues earned from sale of products and services for the year ended December 31, 2010 included 48% and 32% of the Company’s total revenues from two customers. For the year ended December 31, 2009, Company’s revenues earned from sale of products and services included 57% and 33% of the Company’s total revenues from two customers

Reliance on Key Personnel and Consultants

The Company has 7 full-time employees and no part-time employees. The Company is heavily dependent on the continued active participation of these current executive officers, employees and key consultants. The loss of any of the senior management or key consultants could significantly and negatively impact the business until adequate replacements can be identified and put in place.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $1,467,078, $(508,811) and $63,825,651 for the years ended December 31, 2010 and 2009, and from August 12, 1999 (date of inception) to December 31, 2010, respectively. During the year ended December 31, 2009, the Company reversed a previous accrual for possible litigation to research and development expenses for $3,000,000.

Research Grants

On November 1, 2010, Bioheart, Inc. (the Company”) received written notice of approval of a grant in the approximate amount of $244,500 under the qualifying therapeutic discovery project under section 48D of the Internal Revenue code. This is being shown as Other income.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company’s financial position, results of operations nor cash flows.

  Reclassification

Certain reclassifications have been made to prior periods’ data to conform with the current year’s presentation. These reclassifications had no effect on reported income or losses.

Recent Accounting Pronouncements

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 2 - RESTATEMENT

The accompanying consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows for the year ended December 31, 2009 have been restated to correct the accounting treatment of Company issuances of warrants in connection with notes payable in the from 2007 through 2009. These changes correct the allocated fair value assigned to the issued warrants and the a change in the treatment from a recorded asset (deferred financing costs) to a debt discount shown net with the related notes payable.

Consolidated Balance Sheet
 December 31, 2009

	As Previously Reported	Adjustment	Reference	As Restated
ASSETS:
Total current assets	$299,793	$143,130	(6)	$442,953

Plant and equipment, net	104,397	-		104,397

Deferred loan costs, net	1,250,106	(1,250,106)	(1)	-
Other assets	212,014	(143,130)	(6)	68,854

Total assets	$1,866,310	(1,250,106)		$616,204

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$5,442,139	-		$5,442,139
Customer deposits	507,281	-		507,281
Notes payable	4,051,861	(1,234,113)	(1), (2)	2,817,748
Total current liabilities	10,001,281	(1,234,113)		8,767,168

Long term debt	5,277,400	-		5,277,400

Total liabilities	15,278,681	(1,234,113)		14,044,568

Shareholders' deficit
Common stock	20,036	-		20,036
Additional paid in capital	87,196,374	579,526	(2), (3),(4)	87,775,900
Subscription receivable		(59,536)		(59,536)
Deficit accumulated during development stage	(100,628,781)	(535,983)	(2), (3) (4)	(101,164,764)
Total shareholders' deficit	(13,412,371)	(15,993)		(13,428,364)

Total liabilities and stockholders' deficit	$1,866,310	$(1,250,106)		$616,204

Consolidated Statement of Operations
 For the Year Ended December 31, 2009

	As Previously Reported	Adjustment	Reference	As Restated
Revenue	$359,800	$-		$359,800
Cost of sales	205,014	-		205,014
Gross profit	154,786			154,786

Operating expenses	4,763,879	(2,835,771)	(4),(5)	1,928,108

Loss from operations	(4,609,093)	(2,835,771)		(1,773,322)

Other income (expense):
Interest income	21	-		21
Litigation accrual reversal	3,000,000	(3,000,000)	(5)	-
Interest expense	(2,235,177)	(427,278)	(2)	(2,662,455)

Net loss before income taxes	(3,844,249)	(591,507)		(4,435,756)

Income taxes (benefit)	-	-		-

NET LOSS	$(3.844.249)	$(591,507)		$(4,435,756)

Loss per common share, basic and fully diluted	(0.21)	(0.04)		(0.25)

Weighted average number of shares outstanding, basic and fully diluted	17,647,210			17,647,210

Consolidated Statement of Cash Flows
 For the Year Ended December 31, 2009

	As Previously Reported	Adjustment	Reference	As Restated
Cash flows from operating activities:
Net loss	$(3,844,249)	$(591,507)	(2)	$(4,435,756)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	132,609	164,229	(4)	296,838
Amortization of warrants issued in connection with notes payable	545,070	427,278	(2)	972,348
All other operating activities (unchanged)	1,140,370			1,140,370
Net cash used in operations	(2.026,200)	-		(2,026,200)

Cash flows from investing activities (unchanged)	(688)	-		(688)

Cash flows from financing activities (unchanged)	2,051,828	-		2,051,828

Net increase in cash and cash equivalents	24,940	-		24,940
Cash and cash equivalents, beginning of period	50,091	-		50,091
Cash and cash equivalents, end of period	$75,031	-		$75,031

(1) Reclassify determined allocated fair value of warrants from asset to debt discount reflected net of notes payable on balance sheet
(2) Correction of the determined fair value of warrants and related amortization
(3) Correction of amortization of determined debt discount for current and (Balance sheet) prior years
(4) Correction of fair value of vested employee options
(5) Reclassify gain on litigation accrual to operating expenses
(6) Reclassify inventory from other to current assets

Consolidated Statement of Operations
 From August 12, 1999 (date of Inception) to December 31, 2009

	As previously reported	Adjustment	Reference	As restated

Revenue	$1,144,673	$-		$1,144,673
Cost of sales	530,375	-		530,375
Gross profit	614,298			614,298

Operating expenses:
Research and development	65,358,573	(3,000,000)	1	62,358,573
Marketing, general and adminstrative	30,600,096	164,229	2	30,764,325
Depreciation and amortization	794,404	-		794,404
Total operating expenses	96,753,073	(2,835,771)		93,917,302

Net loss from operations	(96,138,775)	(164,229)		(93,303,004)

Other income (expenses):
Development revenues	117,500	-		117,500
Interest income	762,275	-		762,275
Reversal of Litigation Accrual	3,000,000	(3,000,000)	1	-
Interest expense	(8,369,782)	(371,754)	3	(8,741,536)
Total other income (expenses)	(4,490,007)	(3,371,754)		(7,861,761)

Net loss before income taxes	(100,628,782)	(3,535,983)		(101,164,765)

Income taxes (benefit)	-			-

NET LOSS	$(100,628,782)	$(535,983)		$(101,164,765)

Consolidated Statement of Cash flow
 From August 12, 1999 (date of Inception) to December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:	As previously reported	Adjustment	Reference	As restated
Net loss	$(100,628,781)	$(535,982)	4	$(101,164,763)
Adjustments to reconcile net loss to net cash used in operating activities:	-			-
Litigation settlement	(3,000,000)	3,000,000	1	-
Amortization of warrants issued in connection with notes payable	3,716,378	371,753	3	4,088,131
Stock based compensation	9,052,328	164,229	2	9,216,557
All other operating activities	15,730,534	-		15,730,534
Accrued expenses and deferred rent	6,848,888	(3,000,000)		3,848,888
Net cash used in operating activities	(68,280,653)	-	-	(68,280,653)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities unchanged	(898,800)			(898,800)
Net cash used in investing activities	(898,800)	-	-	(898,800)

CASH FLOWS FROM FINANCING ACTIVITES:
Net cash provided in financing activities unchanged	69,254,485			69,254,485
Net cash provided in financing activities	69,254,485	-	-	69,254,485
Net increase in cash and cash equivalents	75,032	-	-	75,032
Cash and cash equivalents, beginning of period				-
Cash and cash equivalents, end of period	75,032	-	-	75,032

(1) Reclassify gain on litigation accrual to operating expenses
(2) Correction of fair value of vested employee options
(3) Correction of the determined fair value of warrants and related amortization and out of this $55,524 income relates for year prior to 2009
(4) Correction of amortization of determined debt discount for prior years

NOTE 3 - GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during year ended December 31, 2010, the Company incurred net losses attributable to common shareholders of $5,159,456 and used $1,894,245 in cash for operating activities during year ended December 31, 2010. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 4 - INVENTORY

Inventory consists of raw materials. Costs of raw materials are determined using the FIFO method. Inventory is stated at the lower of costs or market (estimated net realizable value).

NOTE 5 - PREPAID AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of December 31, 2010 and December 31, 2009 primarily consisted of payments on corporate insurance policies.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2010 and 2009 is summarized as follows:

	2010	2009
Laboratory and medical equipment	$352,358	$352,358
Furniture, fixtures and equipment	130,916	130,916
Computer equipment	53,481	53,481
Leasehold improvements	362,046	362,046
	898,801	898,801
Less accumulated depreciation and amortization	(851,362)	(794,404)
	$47,439	$104,397

The Company incurred depreciation and amortization expenses of $56,958, $177,398 and $851,362 for the years ended December 31, 2010 and 2009, and from August 12, 1999 (date of inception) to December 31, 2010, respectively.

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

NOTE 7 - ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2010 and 2009:

	2010	2009
License and royalty fees	$1,090,000	$880,000
Amounts payable to the Guarantors of the Company’s loan agreement with Bank of America and Seaside Bank,, including fees and interest	1,102,941	1,745,745
Interest payable on notes payable	595,342	248,586
Vendor accruals	582,403	655,915
Employee commissions, compensation, etc	208,239	-
Other	2,520	-
	$3,581,445	$3,530,246

NOTE 9 - NOTES PAYABLE

Notes payable were comprised of the following as of December 31, 2010 and 2009:

	2010	2009
Bank of America note payable. Terms described below	$-	$2,000,000
Seaside Bank note payable. Terms described below	980,000	-
BlueCrest Capital Finance note payable. Monthly payments of principal and interest as described below., net of unamortized debt discount of $317,709 and $1,097,126 respectively	1,958,834	1,846,305
Short-term note payable, net of unamortized debt discount of $58,708 and $136,986 respectively. Terms described below	1,326,264	1,247,986
	4,265,098	5,094,291
Less current portion	(3,232,271)	(2,817,748)
Notes payable - long term	$1,032,827	$2,276,543

Notes payable at December 31, 2010 mature as follows:

2011	$3,232,271
2012	1,032,827
$4,265,098

Bank of America Note Payable

On June 1, 2007, the Company entered into a loan agreement with Bank of America, N.A. for an eight month, $5.0 million term loan, to be used for working capital purposes. The loan bears interest at the annual rate of the Bank of America prime rate plus 1.5%. As consideration for the loan, the Company paid Bank of America a fee of $100,000. Effective as of January 31, 2008, the maturity date of the loan was extended until June 1, 2008. As consideration for this extension of the maturity date of the loan, the Company paid Bank of America a fee of $50,000. Effective as of June 1, 2008, Bank of America agreed to extend the maturity date of the loan until January 5, 2009. As consideration for this extension of the maturity date of the loan, the Company paid Bank of America a fee of $75,000. Effective January 5, 2009, Bank of America agreed to extend the maturity date of the loan until July 6, 2009. As consideration for this extension of the maturity date of the loan, the Company paid Bank of America a fee of $50,000. Effective July 6, 2009, Bank of America agreed to extend the maturity of the loan until January 5, 2010. As consideration for this extension of the maturity date of the loan, the Company paid Bank of America a fee of $25,000 and was recorded as loan discount. Effective January 5, 2010, Bank of America agreed to extend the maturity of the loan until July 6, 2010. As consideration for this extension of the maturity date of the loan, the Company paid Bank of America a fee of $25,000. Under the terms of the loan, Bank of America is entitled to receive a semi-annual payment of interest and all outstanding principal and accrued interest by the maturity date. The interest rate at December 31, 2010 was 4.5% per annum.

The Company has provided no collateral for the loan. On June 1, 2007, for the Company’s benefit, the Company’s former Chairman of the Board, Chief Executive Officer and Chief Technology Officer and his spouse, certain other members of the Company’s Board of Directors and one of the Company’s shareholders (the Guarantors”) provided collateral to guarantee the loan. Except for a $1.1 million personal guaranty (backed by collateral) provided by the Company’s former Chairman of the Board, Chief Executive Officer and Chief Technology Officer and his spouse, these guarantees are limited to the collateral each provided to the lender.

The Company and Bank of America agreed with BlueCrest Capital Finance, L.P., the lender of the BlueCrest Loan (described below), that the Company will not individually make any payments due under the Bank of America loan while the BlueCrest Loan is outstanding. For the Company’s benefit, the Guarantors agreed to provide Bank of America in the aggregate up to $5.5 million of funds and/or securities to make these payments.

The Company agreed to reimburse the Guarantors with interest at an annual rate of the prime rate plus 5.0% for any and all payments made by them under the Bank of America loan as well as to pay them certain cash fees in connection with their provision of collateral to guarantee the loan. Upon entering into the loan agreement in 2007, the Company issued to each Guarantor warrants to purchase 3,250 shares of common stock at an exercise price of $7.69 per share for each $100,000 of principal amount of the loan guaranteed by such Guarantor. The warrants have a ten-year term and became exercisable one year following the date the warrants were issued. Warrants to purchase an aggregate of 216,095 shares of common stock were issued to the Guarantors in 2007. These warrants had an aggregate fair value of $1,437,638, which amount was accounted for as additional paid in capital and reflected as a component of deferred loan costs and amortized as interest expense over the initial term of the loan using the effective interest method. As discussed below, certain of these Guarantors were replaced in September 2007. The unamortized fair value of the warrants issued to the Guarantors that were replaced, which was previously reflected as a component of deferred loan costs, was recorded as interest expense in September 2007.

In September 2007, a member of the Company’s Board of Directors and two of the Company’s shareholders agreed to provide collateral valued at $750,000, $600,000 and $500,000, respectively, to secure the loan. The collateral provided by these new Guarantors fully replaced the collateral originally provided by one of the members of the Company’s Board of Directors and partially replaced the collateral originally provided by another member of the Company’s Board of Directors whose collateral now secures $400,000 of the loan. In consideration for providing the collateral, the Company issued to the new Guarantors warrants to purchase 3,250 shares of common stock at an exercise price of $7.69 per share for each $100,000 of principal amount of the loan guaranteed by such new Guarantor. The warrants have a ten-year term and became exercisable one year following the date the warrants were issued. Warrants to purchase an aggregate of 60,118 shares of the Company’s common stock were issued to the new Guarantors. These warrants had an aggregate fair value of $380,482, which was accounted for as additional paid in capital and reflected as a component of deferred loan costs and amortized as interest expense ratably over the initial term of the loan.

In accordance with the provisions of the warrants issued to the Guarantors, the aggregate number of shares of common stock underlying such warrants increased on September 30, 2007 as the Bank of America loan remained outstanding at that date. The additional 38,861 warrant shares had an aggregate fair value of $244,463. The portion of this amount attributed to the Guarantors that were replaced in September 2007 was accounted for as additional paid in capital and immediately recorded as interest expense with the remainder accounted for as additional paid in capital and reflected as a component of deferred loan costs and amortized as interest expense ratably over the initial term of the loan.

In October 2007, the Company's former Chairman, Chief Executive Officer and Chief Technology Officer and his spouse agreed to provide an additional $2.2 million limited personal guarantee of the loan and pledged securities accounts to backup this limited personal guarantee. The additional collateral provided by the former Company's Chairman, Chief Executive Officer and Chief Technology Officer and his spouse fully replaced the collateral provided by one of the original Guarantors. The Company's former Chairman, Chief Executive Officer and Chief Technology Officer and his spouse have now personally guaranteed an aggregate of $3.3 million of the loan. The Company's agreement with the Company's former Chairman, Chief Executive Officer and Chief Technology Officer and his spouse with respect to the additional collateral is substantially similar to the Company's agreement with them in connection with the $1.1 million personal guarantee they originally provided in June 2007. In consideration for providing the collateral, the Company issued to the Company's former Chairman, Chief Executive Officer and Chief Technology Officer and his spouse, a warrant to purchase 81,547 shares of the Company's common stock at an exercise price of $7.69 per share. The warrant has a ten-year term and became exercisable one year following the date the warrant was issued. The warrant had a fair value of $516,193, which was accounted for as additional paid in capital and reflected as a component of deferred loan costs and amortized as interest expense ratibly over the initial term of the loan.

As a result of this replacement of the collateral originally provided by one of the original Guarantors in October 2007, the unamortized fair value of the warrant to purchase 81,548 shares of the Company's common stock at an exercise price of $7.69 per share issued to that Guarantor was recorded as interest expense in October 2007. In October 2007, the Company cancelled the warrant previously issued to such original Guarantor, which warrant included the adjustment provisions discussed above, and, in exchange, issued to them a warrant to purchase 101,934 shares of the Company's common stock at an exercise price of $7.69 per share, which new warrant does not contain the adjustment provisions discussed above. The additional 20,386 warrant shares had an aggregate fair value of $128,228, which was accounted for as additional paid in capital and immediately recorded as interest expense.

In accordance with the provisions of the warrants issued to the Guarantors, the aggregate number of shares of common stock underlying such warrants increased on June 1, 2008 as the Bank of America loan remained outstanding at that date. The additional 78,773 warrant shares had an aggregate fair value of $168,387. The portion of this amount attributed to the Guarantors that were replaced in September 2007 was accounted for as additional paid in capital and immediately recorded as interest expense with the remainder accounted for as additional paid in capital and reflected as a component of deferred loan costs to be amortized as interest expense ratably over the term of the loan. In the event that as of the second anniversary and third anniversary of the closing date of the loan, the Company has not reimbursed the Guarantors in full for payments made by them in connection with the loan, the number of shares subject to the warrants will further increase.

The amount of interest expense on the principal amount of the loan for the years ended December 31, 2010 and 2009 totaled approximately $93,000 and $127,000, respectively. Fees and interest earned by the Guarantors, which are recorded as interest expense, for the years ended December 31, 2010 and 2009 totaled approximately $262,000 and $524,000, respectively. Interest due on the principal amount of the loan has been paid by the Guarantors. As of December 31, 2010 and 2009, that amount totaled approximately $744,000 and $692,000, respectively, and was included in accrued expenses at those dates.

In March 2009, the Company’s former Chairman and his former spouse repaid $3.0 million of principal and a pro rata portion of accrued interest on behalf of the Company. The Company now owes this $3.0 million to the Company's former Chairman and his former spouse. This liability is reflected on the Company’s consolidated balance sheet on a separate line titled Subordinated related party loan.” This amount will also accrue interest at an annual rate of the prime rate plus 5.0%.

During the year ended December 31, 2010, $1,500,000, along with accrued expenses, was converted to 3,136,520 shares of restricted common stock and 940,956 warrants. The remaining $1,500,000 is outstanding as of December 31, 2010. The issued shares have been included under common stock issued under bank guarantor obligation liabilities in the stockholders’ equity statement.

In March of 2010, one of the Guarantors paid directly to Bank of America the $672,000 of the loan that he had been guaranteeing, and a pro rata portion of accrued interest on behalf of the Company. That Guarantor agreed to accept from the Company the equivalent of his payment to Bank of America as 1,657,910 shares of restricted common stock and 497,373 warrants along with his accrued expenses. The issued shares have been included under common stock issued under bank guarantor obligation liabilities in the stockholders’ equity statement. With his acceptance of the restricted common stock and warrants, the former Guarantor owns 8% of the Company. Thus, the outstanding obligation to Bank of America was reduced to $1.3 million plus interest.

The outstanding obligation to Bank of America of $1.3 million plus interest was repaid in October 2010. On October 25, 2010 we entered into a Loan Agreement with Seaside National Bank and Trust for a $980,000 loan at 4.25% per annum interest that was be used to refinance the Company’s loan with Bank of America. The obligation was guaranteed by shareholders of the Company. In addition, a member of the Company’s Board of Directors whom was also one of the guarantors of the Bank of America loan paid down the remaining debt of $367,244.

In connection with the Loan Agreement with Seaside Bank and Trust Company, the Company made and delivered a promissory note in the principal amount of the loan that matures in one year. In connection with the loan transaction with Seaside Bank and Trust Company, the Company entered into an Amended and Restated Loan and Security Agreement with BlueCrest Venture Finance Master Fund Limited.

BlueCrest Capital Finance Note Payable

On June 1, 2007, the Company closed on a $5.0 million senior loan from BlueCrest Capital Finance, L.P. with a term of 36 months which bears interest at an annual rate of 12.85% (the BlueCrest Loan”). The first three months required payment of interest only with equal principal and interest payments over the remaining 33 months. As consideration for the loan, the Company issued to BlueCrest Capital Finance, L.P. a warrant to purchase 65,030 shares of common stock at an exercise price of $7.69 per share. The warrant, which became exercisable one year following the date the warrant was issued, has a ten year term. This warrant had a fair value of $455,483, which was accounted for as additional paid in capital and reflected as a component of debt discount and is being amortized as interest expense ratably over the term of the loan. The Company also paid the lender a fee of $100,000 to cover diligence and other costs and expenses incurred in connection with the loan. On August 31, 2007, BlueCrest Capital Finance, L.P. assigned its rights, liabilities, duties and obligations under the BlueCrest Loan and warrant to BlueCrest Venture Finance Master Fund Limited (BlueCrest”).

The loan may be prepaid in whole but not in part. However, the Company is subject to a prepayment penalty equal to 3% of the outstanding principal if the BlueCrest Loan is prepaid during the first year of the loan, 2% of the outstanding principal if prepaid during the second year of the loan and 1% of the outstanding principal if prepaid during the third year of the loan. As collateral to secure its repayment obligations under the loan, the Company granted BlueCrest a first priority security interest in all of the Company’s assets, excluding intellectual property but including the proceeds from any sale of any of the Company’s intellectual property. The loan has certain restrictive terms and covenants including among others, restrictions on the Company’s ability to incur additional senior or pari-passu indebtedness or make interest or principal payments on other subordinate loans.

In the event of an uncured event of default under the loan, all amounts owed to BlueCrest are immediately due and payable and BlueCrest has the right to enforce its security interest in the assets securing the loan. During the continuance of an event of default, all outstanding amounts under the loan will bear interest (payable on demand) at an annual rate of the 14.85%. In addition, any unpaid amounts are subject, until paid, to a service charge in an amount equal to two percent (2%) of the unpaid amount. Events of default include, among others, the Company’s failure to timely make payments of principal when due, the Company’s uncured failure to timely pay any other amounts owing to BlueCrest under the loan, the Company’s material breach of the representations and warranties contained in the loan agreement and the Company’s default in the payment of any debt to any of its other lenders in excess of $100,000 or any other default or breach under any agreement relating to such debt, which gives the holders of such debt the right to accelerate the debt.

The amount of interest expense on the principal amount of the BlueCrest Loan for the years ended December 31, 2010 and 2009 totaled approximately $353,000 and $378,000, respectively.

On January 2, 2009, the Company failed to make the monthly payment of principal and interest of approximately $181,000 due on such date. On January 28, 2009, the Company received from BlueCrest notice of this event of default (the Default Notice”) under the BlueCrest Loan. By reason of the stated event, BlueCrest demanded payment of a 2% late fee of approximately $3,600, together with the principal and interest payment of approximately $181,000. On February 2, 2009, the Company received from BlueCrest notice of acceleration of the outstanding principal amount of the BlueCrest Loan and demanded repayment in full of all outstanding principal and accrued interest on the loan, including late fees, in the aggregate amount of $2,947,045. (The acceleration notice, together with the Default Notice, are referred to as the Notices”).

The Company and BlueCrest entered into an amendment to the BlueCrest Loan as of April 2, 2009 (the BlueCrest Loan Amendment”), that, among other things, includes BlueCrest’s agreement to forbear from exercising any of its rights or remedies regarding the defaults described in Notices (the Forbearance”) as long as there are no new defaults under the BlueCrest Loan, as amended.

The BlueCrest Loan Amendment, (a) increases the amount of permitted unsecured indebtedness of the Company, (b) amended the amortization schedule for the Loan to provide for interest-only payments until July 1, 2009, at which time monthly principal and interest payments of $262,692 will commence, and (c) prohibits the Company from granting any lien against its intellectual property and grants to BlueCrest a lien against the Company’s intellectual property that will become effective in the event of a default. In addition, the Company issued BlueCrest a warrant to purchase 1,315,542 shares of the Company’s common stock at $0.53 per share. The fair value of the issued warrants of $539,676 was determined using the Black Scholes Option Pricing Model and was recorded as a debt discount and amortized ratably over the term of the loan. In connection with the BlueCrest Loan Amendment the Company paid BlueCrest accrued interest in the aggregate amount of $126,077. The Company also paid BlueCrest a fee of $15,000. Effective July 1, 2009, the Company and BlueCrest agreed to enter into an amendment to the BlueCrest Loan to amend the amortization schedule for the Loan to provide for interest-only payments until January 1, 2010, at which time monthly principal and interest payments of $139,728 will commence. In connection with that Amendment the Company issued BlueCrest a warrant to purchase $600,000 of the Company’s common shares and paid a fee of $29,435. The fair value of the issued warrants of $575,529 was determined using the Black Scholes Option Pricing Model and was recorded as a debt discount and amortized ratably over the term of the loan.

Effective December 31, 2009, the Company and BlueCrest entered into an amendment to the BlueCrest Loan to amend the amortization schedule for the Loan to provide for interest-only payments until July 1, 2010, at which time monthly principal and interest payments of $139,728.82 will commence. In connection with that Amendment, the Company issued BlueCrest a warrant to purchase $600,000 of the Company’s common shares and paid a fee of $20,000. The Company also provided BlueCrest with a lien on its Intellectual Property. The fair value of the issued warrants of $507,606 was determined using the Black Scholes Option Pricing Model and was recorded as a debt discount and amortized ratably over the term of the loan.

Short-term Note Payable

On August 20, 2008, the Company borrowed $1.0 million from a third party pursuant to the terms of an unsecured Promissory Note and Agreement. Outstanding principal and interest on the loan, which accrues at the rate of 13.5% per annum, is payable in one balloon payment upon the Company’s repayment of the BlueCrest Loan, which is scheduled to mature in May 2010, however the Company is not obligated to make payments until BlueCrest Loan is paid off. In the event the Company completes a private placement of its common stock and/or securities exercisable for or convertible into its common stock which generates at least $19.0 million of gross proceeds, the Company may prepay, without penalty, all outstanding principal and interest due under the loan using the same type of securities issued in the subject private placement. Because repayment of the loan could occur within 12 months from the date of the balance sheet, the Company has classified this loan as short term. Subject to certain conditions, at the end of each calendar quarter during the time the loan is outstanding, the Company may, but is not required to, pay all or any portion of the interest accrued but unpaid as of such date with shares of its common stock. In April 2009, as consideration for the authorization to amend certain documents related to the Note, the Company issued to the Noteholder a warrant to purchase 451,053 shares of common stock at an exercise price of $0.5321 per share. The warrant, which became exercisable immediately upon issuance, has a ten year term. This warrant had a fair value of $195,694, which was accounted for as additional paid in capital and reflected as a component of debt discount and is being amortized as interest expense ratably over the term of the loan.

The amount of interest expense on the principal amount of the loan for the year ended December 31, 2009 was approximately $187,000. The Company has not paid any of the interest accrued to date under the Promissory Note and Agreement.

In July 2009, Bruce Meyers and Dana Smith (jointly, the Lenders”) funded a total $120,000 loan to the Company. The Loan was in the nature of convertible debt and was evidenced by an unsecured promissory note (the Note”), that was convertible into common stock of the Company at a price that was 22.5% less than the average of the closing bid prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise their conversion right under the Note. The Note was to bear interest at the rate of 10% per annum, with interest payable due at maturity. The terms sheet provides that all unpaid interest (and principal) will be due and payable on the date that is the earlier to occur of the first anniversary of the closing date of the Loan or the closing of a financing in an amount that is equal to or greater than $3.0 million that will satisfy the Company’s obligation under its loan with BlueCrest. However, during the year ended December 31, 2009, the Lenders elected to convert the entire amount of the Loan to shares of the Company’s common stock. Accordingly, the aggregate number of unregistered and restricted shares of the Company’s common stock issued in connection with, and as a result of the conversion of, the Loan was 355,294 shares. The Company will have no obligation to file any registration statement with respect to the shares, except that the Lenders will have customary piggyback” registration rights.

In February 2009, Bruce Meyers and Robert Seguso (jointly, the Lenders”) funded the remaining $100,000 of a total $200,000 loan to the Company. The funds were delivered, net of original issue discount in the amount of $10,000, pursuant to a terms sheet provided by Bruce Meyers, for a convertible debt financing to be provided to the Company (the Loan”). Although the terms sheet provided that the Lenders would be provided a complete set of loan documentation, the Lenders delivered to the Company the entire net proceeds of the Loan, in the amount of $190,000, in advance of receiving any documentation. The initial funding of $100,000 was made to the Company on January 21, 2009. However, the Company determined that it would not proceed with the Loan unless and until the Lenders funded the balance of the net proceeds which was completed on February 3, 2009 and provided that the Board of Directors of the Company approved the Loan, which approval was obtained on February 11, 2009.

The above Loan was in the nature of convertible debt and was evidenced by an unsecured promissory note (the Note”), that was convertible into common stock of the Company at a price that was 22.5% less than the average of the closing bid prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise their conversion right under the Note. The Note was to bear interest at the rate of 10% per annum, with interest payable due at maturity. The terms sheet provides that all unpaid interest (and principal) will be due and payable on the date that is the earlier to occur of the first anniversary of the closing date of the Loan or the closing of a financing in an amount that is equal to or greater than $3 million that will satisfy the Company’s obligation under its loan with BlueCrest. However, during the year ended December 31, 2009, the Lenders elected to convert the entire amount of the Loan to shares of the Company’s common stock.

In addition to the Note, the Company issued to the Lenders 200,000 unregistered and restricted shares of the Company’s common stock. We believe that the offer and sale of the securities is made only to accredited investors and, accordingly, is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The fair value of the issued shares were recorded as a debt discount and amortized ratably over the term of the loan.

Prior to funding the balance of the Loan, the Lenders delivered to the Company, on January 26, 2009, a notice electing to convert $100,000 of the Loan into shares of the Company’s common stock. The price per share for such election was $0.50995. This required the issuance to the Lenders of 196,098 unregistered and restricted shares of the Company’s common stock.

On February 3, 2009, contemporaneously with the funding of the remainder of the Loan, the Lenders delivered to the Company notice of their election to convert the remainder of the Loan into shares of the Company’s common stock at a price per share of $0.5704. This required the issuance to the Lenders of 175,316 unregistered and restricted shares of the Company’s common stock.

Accordingly, the aggregate number of unregistered and restricted shares of the Company’s common stock issued in connection with, and as a result of the conversion of, the Loan was 571,414 shares. The Company will have no obligation to file any registration statement with respect to the shares, except that the Lenders will have customary piggyback” registration rights.

At December 31, 2010, the Company has outstanding two notes payable with interest at 8% per annum due at maturity. The two notes, $61,150 and $323,822 are payable in one balloon payment upon the date the Noteholder provides written demand, however the Company is not obligated to make payments until the BlueCrest Loan is paid off.

Notes payable, related party

At December 31, 2010, the Company has outstanding two related party notes payable with interest at 8% per annum due at maturity. The two notes, $125,000 and $100,000 are due on October 22, 2012 and November 30, 2012, respectively, and are unsecured.

NOTE 10 -STOCKHOLDERS' EQUITY

On August 6, 2008, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock from 50 million to 75 million shares. This amendment was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on July 30, 2008.

In September 2007, by way of a written consent, the Company’s shareholders holding a majority of its outstanding shares of common stock, the Company’s shareholders approved an amendment to Bioheart’s Articles of Incorporation, increasing the number of authorized shares of capital stock so that, following the reverse stock split that was effectuated on September 27, 2007, the Company had 50 million shares of common stock authorized with a par value of $0.001 per share and five million shares of preferred stock authorized with a par value of $0.001 per share.

On February 22, 2008 the Company completed its initial public offering ("IPO") pursuant to which it sold 1,100,000 shares of common stock at a price per share of $5.25 for net proceeds of approximately $1.45 million after deducting underwriter discounts of approximately $400,000 and offering costs of approximately $3.92 million. The Consolidated Statement of Cash Flows for the year ended December 31, 2008 reflects the Company’s receipt of approximately $4.24 million of Proceeds from (payments for) initial public offering of common stock, net”. The $4.24 million cash proceeds figure is approximately $2.79 million higher than the $1.45 million net proceeds figure identified above due to payment of $2.79 million of various offering expenses prior to January 1, 2008.

In 2010, the Company also sold, in a private placement initiated in 2009, an aggregate of 1,512,890 shares of its common stock and warrants (the “Warrants”) to purchase 453,867 shares of its common stock for aggregate gross cash proceeds of approximately $852,964. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.68 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In 2010, the Company issued, in connection with the conversion of $1,121,195 of debt an aggregate of 7,459,720 shares of its common stock and warrants (the “Warrants”) to purchase 3,729,860 shares of its common stock. The Warrants are (i) exercisable solely for cash at an exercise price of $0.15 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. The shares were issued under the same terms as the above mentioned private placement and therefore are included in issuance of common stock in the consolidated statement of shareholders deficit.

In 2010, the Company also sold, in a private placement, an aggregate of 1,553,885 shares of its common stock for aggregate gross cash proceeds of approximately $234,020.

In 2010, the Company also sold, in a private placement, an aggregate of 808,210 shares of its common stock and warrants (the “Warrants”) to purchase 404,105 shares of its common stock for aggregate gross cash proceeds of approximately $135,885. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.20 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

As of December 31, 2010 the Company recorded a Subscription Receivable, under the above mentioned private placement, of 20,000 shares of its common stock and warrants (the “Warrants”) to purchase 10,000 shares of its common stock for aggregate gross cash proceeds of approximately $3,800. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.23 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In 2010, the Company issued, in connection with services, an aggregate of 529,520 shares of its common stock and warrants (the “Warrants”) to purchase 158,856 shares of its common stock. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.78 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In 2010, the Company issued, in connection with the exercise of Stock Options, issued for Accounts Payables, an aggregate of 831,526 shares of its common stock.

In 2010, the Company issued, in connection with the Bank of America guarantor’s liability of $2,172,000 principal along with accrued expenses, an aggregate of 4,794,430 shares of its common stock and warrants (the “Warrants”) to purchase 1,438,329 shares of its common stock. The Warrants are (i) exercisable solely for cash at an weighted average exercise price of $0.74 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In December 2009, the Company also sold, in a private placement an aggregate of 255,830 shares of its common stock and warrants (the Warrants”) to purchase 76,749 shares of its common stock for aggregate gross cash proceeds of approximately $188,996. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.89 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In 2009, the Company also sold, in a private placement initiated in 2008, an aggregate of 2,509,480 shares of its common stock and warrants (the Warrants”) to purchase 752,844 shares of its common stock for aggregate gross cash proceeds of approximately $1.74 million. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $0.83 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. In connection with the private placement, the Company paid to a finder who introduced certain investors to the Company aggregate cash fees of $17,856 and warrants to purchase 26,592 shares of common stock at a weighted average exercise price of $0.89 per share. The warrants issued to the finder have the same terms and conditions as the Warrants issued in the private placement. The 2008 private placment was closed on October 31, 2009, with total capital raised of $3,887,032.

In 2008, the Company also sold, in a private placement, an aggregate of 1,230,280 shares of its common stock and warrants (the Warrants”) to purchase 369,084 shares of its common stock for aggregate gross cash proceeds of approximately $2.14 million. The Warrants are (i) exercisable solely for cash at a weighted average exercise price of $2.09 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time and from time to time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance. In connection with the private placement, the Company paid to a finder who introduced certain investors to the Company aggregate cash fees of $24,325 and warrants to purchase 24,325 shares of common stock at a weighted average exercise price of $1.95 per share. The warrants issued to the finder have the same terms and conditions as the Warrants issued in the private placement.

In 2007, the Company sold 529,432 shares of common stock at a price of $7.69 per share to various investors for net proceeds of approximately $3.9 million.

In 2006, the Company sold 1,069,699 shares of common stock at a price of $7.69 per share to various investors. The Company also issued 63,566 shares in exchange for services at a price ranging from $5.67 to $7.69 per share.

In 2005, the Company sold 1,994,556 shares of common stock at a price of $5.67 per share to various investors. The Company also issued 1,210 shares in exchange for services and issued 95,807 shares in exchange for debt at a price of $5.67 per share.

In 2004, the Company sold 808,570 shares of common stock at a price of $5.67 per share to various investors. The Company also issued 1,854 shares to various vendors in exchange for services valued at $10,500. The Company also issued 15,150 shares to the Company's Chairman of the Board as compensation for services valued at $85,830.

In March 2003, the Company effected a recapitalization. The recapitalization provided two shares of common stock for every one share issued as of that date. The Company's former Chairman of the Board and founding shareholder, who owned 4,405,541 shares of common stock, did not participate in the recapitalization. The number of shares and prices per share in the accompanying financial statements has been retroactively adjusted to reflect the effect of the recapitalization.

After the 2003 recapitalization, the Company sold 561,701 shares of common stock at a price of $5.67 per share to various investors. The Company issued 72,980 shares valued at $416,383 to employees as compensation for services related to the closing of various locations. The Company also issued 4,248 shares to various vendors in exchange for services valued at $24,066 and issued 67,073 shares to the Company's former Chairman of the Board as compensation for services provided to the Company during 2003 and 2002. The shares were valued based on the underlying market price of the common stock and did not differ materially from the fair value of the common stock issued.

In 2002, the Company sold 1,092,883 shares of common stock at a price of $6.47 per share to various investors. The Company also issued 35,137 shares to various vendors in exchange for services valued at $227,503.

In 2001, the Company sold 985,668 shares of common stock at a price of $6.47 per share to various investors. The Company also issued 8,291 shares to various vendors in exchange for services valued at $54,001 and issued 81,084 shares to the Company's Chairman of the Board as compensation for services provided to the Company during 2001.

In 2000, the Company sold 1,493,575 shares of common stock at a price of $6.47 per share to various investors. Of the 1,493,575 shares sold in 2000, payment on 77,222 of these shares was not received until January 2001. The Company also issued 7,964 shares to various vendors in exchange for services valued at $52,001.

In 1999, the Company's former Chairman of the Board and founding shareholder contributed $400,000 to the Company in exchange for 4,324,458 shares of common stock.

Former Chairman of the Board Paid in and Contributed Capital

In 2006, the Company's former Chairman of the Board was issued 2,903 shares of the Company's common stock at a price of $5.67 per share in exchange for $16,443 of services provided during the year.

In 2005, the Company's former Chairman of the Board was issued 95,807 shares of the Company's common stock at a price of $5.67 per share in exchange for $542,787 of debt due to travel and other related expenses advanced by the Company's Chairman of the Board during the previous three years.

The Company's former Chairman of the Board elected not to receive salary payments of $85,830, $130,000 and $250,000 for services provided to the Company during 2004, 2003 and 2002, respectively. Such amounts were converted into 15,150, 22,946 and 44,127 shares of the Company's common stock at a price of $5.67 per share on December 31, 2004 and 2003, respectively, where the 2003 and 2002 shares were both issued in 2003. The shares were valued based on the underlying market price of the common stock and did not differ materially from the fair value of the common stock issued.

In 2001, the Company's former Chairman of the Board also elected not to receive a salary payment or a stock conversion of $250,000 for services provided during 2001.

In 2000, the Company's former Chairman of the Board contributed $800,000 to the Company and elected not to receive payment for $250,000 of salary related to services provided to the Company during 2000. Such amounts were recorded as contributed capital during 2000. On June 28, 2001, the Company's Board of Directors approved the conversion of this contributed capital and salary deferral into 81,084 shares of the Company's common stock at a price of $12.94 per share.

NOTE 11 - STOCK OPTIONS AND WARRANTS

Stock Options

In July 2008, the Board of Directors approved, subject to shareholder approval, the establishment of the Bioheart Omnibus Equity Compensation Plan (the Omnibus Plan”). The establishment of the Omnibus Plan was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on July 30, 2008. Pursuant to the Omnibus Plan, the Company may grant restricted stock, incentive stock options, non-statutory stock options, stock appreciation rights, deferred stock, stock awards, performance shares, and other stock-based awards consisting of cash, restricted stock or unrestricted stock in various combinations to the Company’s employees, directors and consultants. 5,000,000 shares of common stock have been reserved for issuance under the Omnibus Plan. As of December 31, 2010, 4,500,000 shares remain available for issuance under the Omnibus Plan.

In December 1999, the Company adopted two stock option plans; an employee stock option plan and a directors and consultants stock option plan (collectively referred to as the Stock Option Plans”), under which a total of 1,235,559 shares of common stock were reserved for issuance upon exercise of options granted by the Company. In 2001, the Company amended the Stock Option Plans to increase the total shares of common stock reserved for issuance to 1,698,894. In 2003, the Company approved an increase of 308,890 shares, making the total 2,007,784 shares available for issuance under the Stock Option Plans. In 2006, the Company approved an increase of 1,081,114 shares, making the total 3,088,898 shares available for issuance under the Stock Option Plans. The Stock Option Plans provide for the granting of incentive and non-qualified options. The terms of stock options granted under the Stock Option Plans are determined by the Compensation Committee of the Board of Directors at the time of grant, including the exercise price, vesting provisions and contractual term of such options. The exercise price of incentive stock options must equal at least the fair value of the common stock on the date of grant, and the exercise price of non-qualified stock options may be no less than the per share par value. The options have terms of up to ten years after the date of grant and become exercisable as determined upon grant, typically over either three or four year periods from the date of grant. Certain outstanding options vested over a one-year period and some vested immediately. On February 24, 2010, by way of a written consent, the Company’s Board of Directors amended the Directors and Consultants 1999 Stock Option Plan to extend the termination date of the Plan to December 1, 2011. As of December 31, 2010, 559,835 shares remain available for issuance under the Stock Option Plans.

A summary of options at December 31, 2010 and activity during the year then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (1)
Options outstanding at January 1, 2010	2,119,431	$3.28	5.4
Granted	1,764,940	$0.32
Exercised	(831,526)	$0.001
Forfeited/Expired	(1,027,301)	$2.62
Options outstanding at December 31, 2010	2,025,544	$2.79	6.8	0
Options exercisable at December 31, 2010	1,538,995	$3.48	5.9	0
Available for grant at December 31, 2010	5,059,835

(1)	The aggregate intrinsic value represents the amount by which the fair market value of the Company’s common stock exceeds the exercise price of options at December 31, 2010.

The weighted average fair value of options granted in 2010 and 2009 was $0.46 and $0.66 per share, respectively. The total intrinsic value of options exercised in 2010 and 2009 was $502,865 and $5,845, respectively.

For the twelve month period ended December 31, 2010, the Company recognized a net $248,457 in expense. This amount consisted of $123,377 in stock-based compensation that was included in research and development expenses, and $125,080 that was included in marketing, general and administrative expenses. For the year ended December 31, 2009, the Company recognized $296,838 in stock-based compensation costs which was offset by a net reversal of $21,079 of previously recognized stock-based compensation that was included in marketing, general and administrative expenses. No tax benefits were attributed to the stock-based compensation expense because a valuation allowance was maintained for all net deferred tax assets. The Company elected to adopt the alternative method of calculating the historical pool of windfall tax benefits as permitted by ASC Topic 718, formerly FSP No. SFAS 123R-c, Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards. This is a simplified method to determine the pool of windfall tax benefits that is used in determining the tax effects of stock compensation in the results of operations and cash flow reporting for awards that were outstanding as of the adoption of ASC Topic 718, formerly SFAS No. 123R. At December 31, 2010, the Company had approximately $270,272 of unrecognized compensation costs related to non-vested options that is expected to be recognized over the next three years.

The following information applies to options outstanding and exercisable at December 31, 2010:

	Options Outstanding			Options Exercisable
	Shares	Weighted-Average Remaining Contractual Term	Weighted- Average Exercise Price	Shares	Weighted-Average Exercise Price
$ 0.00 - $0.70	775,227	9.3	$0.56	327,190	$0.64
$ 0.71 - $1.28	389,943	7.1	$0.76	355,283	$0.76
$ 5.25 - $5.67	820,184	4.2	$5.60	816,332	$5.60
$ 7.69	39,572	5.7	$7.69	39,572	$7.69
$ 8.47	618	2.6	$8.47	618	$8.47
	2,025,544	6.8	$2.79	1,538,995	$3.85

The Company uses the Black-Scholes valuation model to determine the fair value of options on the date of grant. This model derives the fair value of options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rates and dividend yield. The Company’s expected volatility is based on the historical volatility of other publicly traded development stage companies in the same industry. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve appropriate for the term of the expected life of the options.

For the years ended December 31, 2010 and 2009, the fair value of each option grant was estimated on the date of grant using the following weighted-average assumptions.

	For the year ended December 31,
	2010	2009
Expected dividend yield	0.0%	0.0%
Expected price volatility	128–148%	129–131%
Risk free interest rate	2.00%	2.00%
Expected life of options in years	5.0	5.0

In its meeting of August 12, 2009, the Board of Directors approved the repricing of current employees’ stock options (other than Executive Officers). In accordance with regulations concerning such a repricing and in conformance with generally accepted procedures, all options granted before August 12, 2008, were repriced on the basis of the 5-day average closing price of BHRT, during the period of August 11 through August 17, 2009.

The following information applies to the repricing which occurred as of October 8, 2009.
Original Exercise Price	New Exercise Price	Number of shares underlying Options

$1.28	$0.71	61,778
$4.11	$0.71	10,000
$5.67	$0.71	409,144
$7.69	$0.71	12,851
$8.47	$0.71	38,163
		531,936

Of those options listed above, 400,472 expired as of December 31, 2010 without having been exercised.

Warrants

The Company does not have a formal plan in place for the issuance of stock warrants. However, at times, the Company will issue warrants to non-employees or in connection with financing transactions. The exercise price, vesting period, and term of these warrants is determined by the Company’s Board of Directors at the time of issuance. A summary of warrants at December 31, 2010 and activity during the year then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2010	7,355,057	$3.06	9.4
Issued	6,693,712	$0.78
Exercised	0	$0.00
Forfeited	128,040	$0.74
Outstanding at December 31, 2010	13,920,729	$1.98	5.8	$614,602
Exercisable at December 31, 2010	8,232,314	$1.82	5.4	$0.00

In 2010, the Company issued warrants in a private placement to purchase an aggregate of 6,323,039 shares of its common stock. Excluding the aforementioned warrants, the weighted average fair value of warrants recognized in 2010 was $7.69 per share. The weighted average fair value of warrants issued in 2009 was $0.60 per share.

The Company uses the Black-Scholes valuation model to determine the fair value of warrants on the date of issuance. The Company’s expected volatility is based on the historical volatility of other publicly traded development stage companies in the same industry. The expected life of the warrants is based primarily on the contractual life of the warrants. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve appropriate for the term of the expected life of the warrants.

For the years ended December 31, 2010 and 2009, the fair value of warrants issued in transaction was $185,307 and $1,913,487, respectively which, was estimated on the date of issuance using the following weighted-average assumptions.

	For the year ended December 31,
	2010	2009
Expected dividend yield	0.0%	00.0%
Expected price volatility	104%–152%	1.0%
Risk free interest rate	1.91%–2.43%	2.8%
Expected life of options in years	7–8	10.0

The following information applies to warrants outstanding and exercisable at December 31, 2010:

	Warrants Outstanding			Warrants Exercisable
	Shares	Weighted-Average Remaining Contractual Term	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price
$ 0.01 - $0.50	4,143,965	2.9	$0.18	-	-
$ 0.52 - $0.68	3,776,909	6.5	$0.59	3,776,909	$0.59
$ 0.70 - $1.62	2,649,454	4.3	$0.79	2,649,454	$0.79
$ 1.81 - $2.61	427,119	0.9	$2.07	427,119	$2.07
$ 3.60 - $4.93	105,000	2.7	$4.87	105,000	$4.87
$ 5.67 - $7.69	2,818,282	11.5	$7.50	1,273,832	$7.26
	13,920,729	5.8	$1.98	8,232,314	$1.82

NOTE 12-RELATED PARTY TRANSACTIONS

Lease Guarantee

The Company’s former Chairman of the Board, Chief Executive Officer and Chief Technology Officer has personally guaranteed the Company’s obligations under its lease for its facilities in Sunrise, Florida and has provided a personal guarantee for the Company credit card, which is for his own use only.

Cousin of former Chairman of the Board

A cousin of the Company’s former Chairman of the Board, Chief Executive Officer and Chief Technology Officer was an officer of the Company from August 12, 1999 until December 11, 2009. The amounts paid to this individual as salary and bonus in 2009, 2008, 2007 and for the period from August 12, 1999 (date of inception) to December 31, 2008 was $11,000, $130,000, $130,000 and $1,007,752, respectively. In addition, the Company utilized a printing entity controlled by this individual and paid this entity $23,335, $18,230, $10,769 and $457,967, respectively, in 2009, 2008, 2007 and for the period from August 12, 1999 (date of inception) to December 31, 2009. The position occupied by this individual was terminated.

On August 24, 2006, the Company entered into an agreement, or the Settlement Agreement, with the same officer of the Company that is the cousin of the Company’s former Chairman of the Board, Chief Executive Officer and Chief Technology Officer. Prior to entering into the Settlement Agreement, certain disputes had arisen between the officer and the Company as to the number of stock options awarded to the officer and the amount of unpaid salary and other compensation owed to the officer since he commenced his employment with the Company in December 1999. The shares, options and warrants granted to the officer pursuant to the Settlement Agreement were issued to settle the disputed items and in consideration for the officer’s release of any claims he may have against the Company related to or arising from his employment or any compensation owed to him.

Pursuant to the Settlement Agreement:

●
The Company issued to the officer 47,658 shares of its common stock and agreed to pay the officer’s income taxes related to the receipt of the shares of common stock, estimated to be approximately $153,000. The fair value of the shares of common stock was determined to be $7.69 per share, which was based on a current valuation of the Company. The aggregate fair value of the shares of common stock issued and the $153,000 in cash was approximately $500,000, which was recorded as compensation expense in August 2006.

●
The Company issued to the officer a warrant to purchase 188,423 shares of the Company’s common stock at an exercise price of $5.67 per share. This warrant is exercisable immediately and expires 10 years from the date of issuance. The approximate fair value of this warrant of $1,200,000 was recorded as compensation expense in August 2006.

●
The Company issued to the officer stock options to purchase up to 282,635 shares of the Company’s common stock at an exercise price of $5.67 per share. These stock options are exercisable immediately and expire 10 years from the date of grant. The fair value of these stock options of approximately $1,800,000 was recorded as compensation expense in August 2006.

●	As consideration for continued employment as an officer of the Company, the officer was eligible to receive an annual salary of $130,000 per year while employed by the Company.

As indicated above, the Company recognized various expenses upon the execution of the Settlement Agreement when the expense amounts were first known and quantifiable.

The fair value of the warrant and the stock options was estimated at the date of grant by using the Black-Scholes valuation model with the following assumptions: risk-free rate of 6%; volatility of 100%; and an expected holding period of 5 years.

Upon termination of his position, the officer requested and received permission to sell the 47,658 shares of the company’s stock that had been awarded to him. On December 8, 2009, the company was informed by the officer that all of these shares had been sold. In addition, the officer elected not to exercise certain of his options that expired on December 24, 2009. The officer, in accordance with Company policy, was required to exercise his remaining options within 90 days of the termination of his position on December 11, 2009. The officer did not exercise his remaining options by March 11, 2010 the 90 th day.

Sister-in-Law of former Chairman of the Board

The former sister-in-law of the Company’s former Chairman is an officer of the Company. The amount paid to this individual as salary and bonus in 2010, 2009, 2008, 2007 and for the period from August 12, 1999 (date of inception) to December 31, 2010 was $106,000, $77,165, $86,209, $87,664 and $537,380, respectively.

Research Agreement

In 2007, the Company entered into a research agreement with an affiliate of two members of the Company’s Board of Directors., pursuant to which the Company agreed to pay an aggregate fee of $150,000 for the research services contracted for. The Company paid $75,000 of this fee in 2007, $10,000 of this fee in 2008, and the balance was paid with options in 2009. In 2010, the Company entered into another research agreement with this affiliate, with funding for the project emanating from venture capital funds controlled by the same two board members. In connection with its funding of the REGEN trial, Ascent Medical Technology Fund II, LP, the Ascent Medical Technology Fund, LP, and Ascent Medical Product Development Centre Inc. were to be issued a total of 1,044, 451 shares of the Company’s common stock, and warrants to purchase 90,861 shares at exercise prices 20% above the price at which the related common will be issued. As of December 31, 2010 a total of 837,212 shares of the Company’s common stock and warrants to purchase 158,856 were issued. Approvals for the REGEN Trial were not provided to the Company by Ascent and patient enrollment in the REGEN Trial never began. The Company has suspended, indefinitely, all activity with Ascent Medical respective to the REGEN trial. On December 16, 2010, the Company received a written notice from Ascent terminating the Master Services Agreement. The Company disputes that Ascent has grounds for terminating the Master Services Agreement or is entitled to further compensation thereunder. However, as the REGEN Trial approvals were not provided to the Company and all activity with Ascent Medical respective to the trial has been suspended indefinitely, the termination of the Master Services Agreement is not material to the Company

In April and May 2009, the Company sold to two members of the Board of Directors, in a private placement, an aggregate of 965,570 shares of the Company’s common stock and warrants to purchase 289,671 shares of the Company’s common stock for aggregate gross cash proceeds of $535,000.

In July 2009, the Company sold to a member of the Board of Directors, in a private placement 140,850 shares of the Company’s common stock and warrants to purchase 42,255 shares of the Company’s common stock for gross cash proceeds of $100,000 or $2.36 per share.

NOTE 13-COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into several operating lease agreements for facilities and equipment. Terms of certain lease arrangements include renewal options, escalation clauses, payment of executory costs such as real estate taxes, insurance and common area maintenance.

In November 2006, the Company amended its facility lease to include additional space through 2010. The amendment for the additional space contains terms similar to the terms of the existing facility lease, including escalation clauses.

In November 2009, the Company amended its facility lease to eliminate excess space. The amendment for the additional space contains terms similar to the terms of the existing facility lease, including escalation clauses.

In February 2010, the Company amended its facility lease to extend the term of the lease until January 2013.

Approximate annual future minimum lease obligations under noncancelable operating lease agreements as of December 31, 2010 are as follows:

Year ending December 31,
2011	$81,416
2012	83,853
2013	7,005
Total	$172,274

Rent expense was $139,160 and $178,487 for the years ended December 31, 2010 and 2009, respectively and $1,762,510 for the cumulative period from August 12, 1999 (date of inception) to December 31, 2010.

During 2005, the Company was provided with a tenant improvement allowance of $60,150 towards its improvements. The Company has recorded the tenant-funded improvements and the related deferred rent in its consolidated balance sheets. The deferred rent is being amortized as a reduction to rent expense over the remaining life of the original lease.

Royalty Payments

The Company is obligated to pay royalties on commercial sales of certain products that may be developed and sold under various licenses and agreements that have been obtained by the Company.

The Company has entered into various licensing agreements, which include the potential for royalty payments, as follows:

  William Beaumont Hospital

In June 2000, the Company entered into an exclusive license agreement to use certain patents for the life of the patents in future projects. The patents expire in 2015. In addition to a payment of $55,000 the Company made to acquire the license, the Company is required to pay an annual license fee of $10,000 and royalties ranging from 2% to 4% of net sales of products that are covered by the patents. In order to maintain the exclusive license rights, the agreement also calls for a minimum annual royalty threshold. The minimum royalty threshold was $200,000 for 2010 and $200,000 for 2009. This minimum royalty threshold will remain $200,000 for 2011 and thereafter. As of December 31, 2010, the Company has not made any payments other than the initial payment to acquire the license. At December 31, 2010 and 2009, the Company’s liability under this agreement was $1,090,000 and $880,000, respectively, which is reflected as a component of accrued expenses on the consolidated balance sheets. In 2010, 2009 and for the cumulative period from August 12, 1999 (date of inception) to December 31, 2010, the Company incurred expenses of $210,000, $210,000 and $1,090,000, respectively. The Company has accrued interest for the past due commitment at 2% over the prime rate per the terms of the agreement. The Company has included $175,875 in accrued expenses as of December 31, 2010.

Approximate annual future minimum obligations under this agreement as of December 31, 2010 are as follows:

Year Ending December 31,

2011	$210,000
2012	210,000
2013	210,000
2014 - 2015	420,000
Total	$1,050,000

Contingency for Registration of the Company's common stock

The Company believes that it may have issued options to purchase common stock to certain of its employees, directors and consultants in California in violation of the registration or qualification provisions of applicable California securities laws. As a result, the Company intends to make a rescission offer to these persons. The Company will make this offer to all persons who have a continuing right to rescission, which it believes to include two persons. In the rescission offer, in accordance with California law, the Company will offer to repurchase all unexercised options issued to these persons at 77% of the option exercise price multiplied by the number of option shares, plus interest at the rate of 7% from the date the options were granted. Based upon the number of options that were subject to rescission as of December 31, 2009, assuming that all such options are tendered in the rescission offer, the Company estimated that its total rescission liability would be up to approximately $371,000. However, as the Company believes there is only a remote likelihood the rescission offer will be accepted by any of these persons in an amount that would result in a material expenditure by the Company, no liability was recorded as of December 31, 2010 or 2009.

Litigation

On March 13, 2009, Judge Bernice Bouie Donald of the United States District Court for the Western District of Tennessee issued a Memorandum Opinion and Order in litigation brought against the Company by Dr. Peter K. Law and Cell Transplants Asia Limited (CTAL”) (collectively, the Plaintiffs”), captioned Peter K. Law, et al. v. Bioheart, Inc., No. 2:07-cv-2177 (the Action”). The Action, which has been the subject of previous disclosures by the Company, was commenced on March 9, 2007, and asserted claims against the Company and Howard J. Leonhardt, individually, with respect to a license agreement entered into between Bioheart, Inc. and Cell Transplants International, LLC (CTI”) on February 7, 2000 (the Original License Agreement”). Pursuant to the License Agreement, among other things, CTI granted the Company a license to certain patents related to heart muscle regeneration and angiogenesis for the life of the patents.” In July 2000, Bioheart and CTI, together with Dr. Law, executed an addendum to the License Agreement, which amended or superseded a number of the terms of the License Agreement (the License Addendum”).

In their amended complaint, Dr. Law and CTAL asserted 14 breach of contract and related claims pertaining to the Original License Agreement and License Addendum, including, among others, claims that the Company had breached obligations to provide shares of Bioheart common stock to Dr. Law, pay royalties on gross sales” of MyoCell, pay a $3 million milestone payment due upon Bioheart’s commencement of a bona fide Phase II human clinical trial study that utilizes technology claimed under U.S. Patent No. 5,130,141 with F.D.A. approval in the United States,” and to refrain from sublicensing Plaintiffs’ patents. Plaintiffs also sought a declaratory judgment that the License Addendum was unenforceable due to a lack of consideration and/or economic duress. At the outset of the Action, the individual claim against Mr. Leonhardt was dismissed along with Plaintiffs’ claim for civil conspiracy, leaving 12 claims to be adjudicated.

The Company denied the material allegations of the amended complaint, denied it had any liability to Plaintiffs, and asserted a number of defenses to Plaintiffs’ claims, as well as counterclaims seeking a declaration that the License Addendum was a legally valid and binding agreement and asserting that Dr. Law and/or CTI had breached various obligations in the parties’ agreements.

Following the completion of discovery, the Action was tried to the Court, without a jury, from September 22-25, 2008.

On March 13, 2009, the Court rendered its decision in the Action, dismissing the amended complaint after finding that Plaintiffs had failed to establish any of their 12 remaining claims. With respect to Plaintiffs’ claim for the $3 million milestone payment, the Court found that the payment was payable only to CTI,” not the Plaintiffs, and that CTI, a dissolved Tennessee limited liability company, had never been made a party to the Action and therefore was not properly before the Court.” The Court also found that, even assuming Plaintiffs could assert a claim for the milestone payment on behalf of CTI, the payment was not due because Bioheart’s MyoCell process does not utilize technology claimed under the ‘141 patent.” In addition, the Court found that Bioheart owed no royalties because it has not yet made any gross sales” of MyoCell.

The Court found in Bioheart’s favor on its counterclaim seeking a declaration that the License Addendum was a valid and enforceable agreement and its counterclaim that Dr. Law breached his obligation under the License Addendum to provide Bioheart with all pertinent and critical information” related to Bioheart’s filing of an IND application with the FDA. The Court awarded Bioheart nominal damages of $1.00 on the latter counterclaim, and dismissed Bioheart’s other counterclaims. Judgment upon the Memorandum Opinion and Order was entered on March 18, 2009.

Subsequent to the Court rendering its decision in the Action, the Plaintiffs filed a motion with the Court seeking reconsideration of its decision. The Company’s response was filed on April 20, 2009, and the Court’s response was received on October 15, 2009. The Plaintiffs’ motion to alter or amend was granted in part to clarify that Plaintiff failed to prove that the MyoCath catheter reads upon the claims of a patent other than the Schmidt catheter patent. Plaintiffs’ motion was otherwise denied.

A notice of appeal was to have been filed by November 16, 2009, by Dr. Law. The appeal was not filed. The accrual made prior to November 16, 2009, to accommodate a judgment in favor of Dr. Law has been reversed.

The Company is subject to other legal proceedings that arise in the ordinary course of business. In the opinion of management, as of December 31, 2010, the amount of ultimate liability with respect to such matters, if any, in excess of applicable insurance coverage, is not likely to have a material impact on the Company's business, financial position, consolidated results of operations or liquidity. However, as the outcome of litigation and other claims is difficult to predict significant changes in the estimated exposures could exist.

NOTE 14 -INCOME TAXES

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes include, but not limited to, accounting for intangibles, debt discounts associated with convertible debt, equity based compensation and depreciation and amortization.

At December 31, 2010, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $93,295,351 which expires in the year 2030, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Based upon the change in ownership rules under section 382 of the Internal Revenue Code of 1986, if in the future the Company issues common stock or additional equity instruments convertible in common shares which result in an ownership change exceeding the 50% limitation threshold imposed by that section, all of the Company’s net operating losses carryforwards may be significantly limited as to the amount of use in a particular years. Components of deferred tax assets as of December 31, 2010 are as follows. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

At December 31, 2010, the significant components of the deferred tax assets (liabilities) are summarized below:

Net operating loss carry forwards expiring through 2030	$93,295,351

Tax Asset	39,888,456
Less valuation allowance	(39,888,456)
Balance	$-

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of December 31, 2010 and 2009, the Company has no unrecognized tax benefit from uncertain tax positions, including interest and penalties.

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	December 31,
	2010	2009
Statutory federal income tax rate	35.0%	35.0%
State income taxes and other	0.0%	0.0%

Effective tax rate	35.0%	35.0%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	December 31,
	2010	2009
Deferred Tax Asset: (Liability)

Net operating loss carry forward	$35,107,040	$5,518,516
Stock based compensation and others	4,781,416	32,303,632
Subtotal	39,888,456	37,822,148
Valuation allowance	39,888,456	37,822,148

Net Deferred Tax Asset (Liability)	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes are as follows:

NOTE 15- SUPPLEMENTAL DISCLOSURES OF CASH FLOW STATEMENTS

During the years ended December 31, 2010 and 2009, the Company issued warrants in connection with notes payable with an aggregate fair value of $185,306 and $1,913,487, respectively.

NOTE 16 -SUBSEQUENT EVENTS

Loan agreement amendment

On December 31, 2009, the Company and BlueCrest Venture Finance Master Fund Limited (BlueCrest”) entered into an Amendment to Loan and Security Agreement, amending that certain loan from BlueCrest to the Company originated as of May 31, 2007 (the Loan”). The outstanding principal amount of the Loan as of December 31, 2010 was $2,276,543.03. On January 7, 2011, BlueCrest agreed with the Company and Magna Group, LLC (Magna”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,729.82 (the New Note”). The New Note was assigned to Magna in consideration for a payment by them to BlueCrest of $139,729.82, and modified. Additionally, Magna purchased a $25,000 convertible note from the Company (the Convertible Note”).

The loans evidenced by the New Note and Convertible Note are in the nature of convertible debt evidenced by two unsecured convertible promissory notes, each bearing interest at the rate of 8% per annum, payable at maturity and each convertible into common stock of the Company at a price that is 50% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

.	In January 2011, we issued an aggregate of 538,542 shares of our common stock in connection with the conversion of $87,729 of the convertible note.
.	In February 2011, we issued an aggregate of 421,392 shares of our common stock in connection with the conversion of the remaining balance of $52,000 of the convertible note.

Private Placement - Common Stock and Warrants

In January 2011, the Company sold, in a private placement, an aggregate of 102,780 shares of the Company’s common stock and warrants to purchase 51,390 shares of the Company’s common stock for aggregate gross cash proceeds of $18,500. The warrants are (i) exercisable solely for cash at an exercise price of $0.22 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In January 2011, the Company sold an aggregate of 318,750 shares of the Company’s common stock and warrants to purchase 159,375 shares of the Company’s common stock for aggregate gross cash proceeds of $51,000. The warrants are (i) exercisable solely for cash at an exercise price of $0.19 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In March 2011, the Company sold an aggregate of 577,670 shares of the Company’s common stock and warrants to purchase 491,020 shares of the Company’s common stock for aggregate gross cash proceeds of $85,000. The warrants are (i) exercisable solely for cash at an exercise price of $0.14 to $0.15 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In April 2011, the Company sold an aggregate of 97,400 shares of the Company’s common stock and warrants to purchase 82,790 shares of the Company’s common stock for aggregate gross cash proceeds of $15,000. The warrants are (i) exercisable solely for cash at an exercise price of $0.15 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

Subscription agreement

On January 23, 2011, Bioheart, Inc. (the Company”) announced that it has entered into a subscription agreement with Anc Bio Holdings, Inc., a South Korean biomedical company, and a subscription agreement with one of its U.S. agents, Bioheart Florida, LLC for a $4 million equity investment, in the aggregate. Funding of the investment will be made ratably by them in installments with 10% immediately, followed by 40% within 45 days and the remaining 50% subject to certain conditions which the Company expects to satisfy in the next 90 days.

The aggregate number of shares of common stock anticipated to be issued in connection with the investment is 25,000,000 shares. The Company will also issue to the purchasers of common stock, warrants to purchase, in the aggregate, up to 12,500,000 shares of common stock. In connection with the common stock issuance, the subscribers received piggyback” registration rights exercisable under certain circumstances more particularly set forth in the Registration Rights Agreement entered into with each investor.

Under the terms of the subscription agreements, the Company has agreed, among other things, that:

(a) Until April 20, 2011, the Company shall not initiate or support any action to increase the number of directors serving on the Company’s Board of Directors and, subject to unforeseen circumstances outside of the Company’s control (i.e., the death or disability of a board member), the Company will not initiate or support any change to the composition of the Board of Directors’ Committees without the investors’ prior consent;

(b) The Company will provide the Investors with an estimated use of proceeds prior to the first installment payment date and the Company will utilize not less than sixty percent (60%) of such proceeds for research and development costs and clinical trial costs;

(c) The proceeds may be used to attract and hire a new Company Chief Financial Officer and the Investors, or their designee(s) will have the right to participate in the interviewing of, and the selection of, that new Chief Financial Officer; and

(d) Until April 20, 2011, the Company shall not issue more than Two Hundred, Fifty Thousand (250,000) shares of the Company’s Common Stock in connection with any single transaction (other than shares that may be issued in connection with the conversion of the existing convertible promissory note into such shares of common stock by Magna Group, LLC).

(e) the Company has agreed that, following its receipt of the first installment payment, the Company will cause a vacancy on the Company’s Board of Directors to be filled by one person designated by ABH. Additionally, the Company agreed with ABH that it shall not call a meeting nor schedule a meeting of its shareholders to be held prior to April 20, 2011.

On January 23, 2011 the Company issued an aggregate of 2,500,000 shares of the Company’s common stock and warrants to purchase 1,250,000 shares of the Company’s common stock for aggregate gross cash proceeds of $400,000. The warrants are (i) exercisable solely for cash at an exercise price of $0.19 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

Following receipt of the initial 10% the Company engaged in discussions with the investors to determine new timing for the funding of the remaining installments. As of April 18, 2011, the second installment had not been received from either ABH or BF.

Accordingly, on April 18, 2011 the Company delivered a written notice of default and termination to each of ABH and BF, in respect of the Agreements. The notice stated that it was being given as a result of the breach by each of ABH and BF of their respective payment obligations under the Agreements. A copy of the notice of default was filed with the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2011.

Increase to Authorized Common Stock

As of December 31, 2010, our Articles of Incorporation authorized us to issue up to 75,000,000 shares of common stock, par value $0.001 per share. The Board of Directors proposed, and on January 13, 2011 (the Record Date”) the holders of a majority of the Company’s issued and outstanding voting common shares as of the Record Date approved, an increase in the number of authorized shares of the common stock from 75,000,000 shares to 195,000,000 shares. On January 21, 2011 the Company filed a 14C Information Statement with the Securities and Exchange Commission. Following approval by the Securities and Exchange Commission and upon the filing of the Certificate of Amendment to the Articles of Incorporation, the Company’s will be authorized to issue a total of 195,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Issuance of Options and Warrants

Between January 1, 2011 and May 4, 2011, the Company issued options to purchase an aggregate of 372,167 shares of its common stock at a weighted average exercise price of $0.001 per share. These options consisted of the following:

●
stock options to purchase an aggregate of 372,167 shares of common stock at an exercise price of $0.001 per share. The options vested immediately upon issuance and will expire on the tenth anniversary of the issuance date. As of May 4, 2011 an aggregate of 372,167 shares of common stock have been issued upon the exercise of the aforementioned options.

Between January 1, 2011 and May 4, 2011, the Company issued warrants to purchase an aggregate of 3,314,575 shares of its common stock at a weighted average exercise price of $0.18 per share. These warrants consisted of the following:

●
Warrants to purchase 210,765 shares of common stock at an exercise price of $0.19 to $0.22. These warrants were issued in connection with private placement discussed above.  The warrant vests six months following issuance and expires on the third year anniversary of the date of issuance.

●
Warrants to purchase 1,250,000 shares of common stock at an exercise price of $0.19. These warrants were issued in connection with Subscription agreement discussed above.  The warrant vests six months following issuance and expires on the third year anniversary of the date of issuance.

●
Warrants to purchase 280,000 shares of common stock at an exercise price of $0.19 issued to Consultants.  The warrant vests six months following issuance and expires on the fifth year anniversary of the date of issuance.

●
Warrants to purchase 573,810 shares of common stock at an exercise price of $0.14 to $0.15. These warrants were issued in connection with Subscription agreement discussed above.  The warrant vests six months following issuance and expires on the third year anniversary of the date of issuance.

Approval of Option Issuance

In February 2011, the Board of Directors approved the issuance of stock options to purchase an aggregate of 210,000 shares of common stock at an exercise price of $0.21 per share issued to certain members of the Company’s Board of Directors. The options will vest immediately upon issuance and will expire on the tenth anniversary of the issuance date.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,787	$3,298
Accounts receivable, net	-	1,266
Inventory	64,119	64,612
Prepaid and other	99,012	34,322
Total current assets	165,918	103,498

Property and equipment, net	20,749	47,439

Other assets	158,059	157,859

Total assets	$344,726	$308,796

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,407,405	$2,050,161
Accrued expenses	4,005,238	3,581,445
Advances, related party	456,000	238,000
Deposits	465,286	465,286
Subordinated debt, related party	1,500,000	1,500,000
Notes payable, related party	365,000	225,000
Notes payable, net of debt discount	3,439,563	3,232,271
Total current liabilities	12,638,492	11,292,163

Long term debt:
Note payable, long term	-	1,032,827
Total long term debt	-	1,032,827

Total liabilities	12,638,492	12,324,990

Commitments and contingencies	-	-

Stockholders' deficit:
Preferred stock, par value $0.001; 5,000,000 shares authorized, none issued and outstanding as of September 30, 2011 and December 31, 2010	-	-
Common stock, par value $0.001; 195,000,000 and 75,000,000 shares authorized as of September 30, 2011 and December 31, 2010, respectively, 70,464,202 and 37,545,865 shares issued and outstanding as of September 30, 2011 and December 31, 2010 , respectively	70,464	37,545
Additional paid in capital	97,621,880	94,274,281
Common stock subscribed	60,000	-
Subscriptions receivable	-	(3,800)
Deficit accumulated during development stage	(110,046,110)	(106,324,220)
Total stockholders' deficit	(12,293,766)	(12,016,194)

Total liabilities and stockholders' deficit	$344,726	$308,796

See the accompanying notes to these unaudited condensed consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (unaudited)

					From August 12, 1999
	Three months ended		Nine months ended		(date of
	September 30,		September 30,		Inception) to
	2011	2010	2011	2010	September 30, 2011
		(restated)		(restated)
Revenue	$3,495	$6,422	$6,990	$42,888	$1,198,046
Cost of sales	139	2,827	278	19,626	550,418
Gross profit	3,356	3,595	6,712	23,262	647,628

Operating expenses:
Research and development	92,625	173,797	370,305	1,267,420	64,195,956
Marketing, general and administrative	585,719	430,930	1,632,733	1,244,951	34,165,670
Depreciation and amortization	7,705	11,257	26,690	47,955	878,052
Total operating expenses	686,049	615,984	2,029,728	2,560,326	99,239,678

Net loss from operations	(682,693)	(612,389)	(2,023,016)	(2,537,064)	(98,592,050)

Other income (expenses):
Development revenues	-	-	-	-	117,500
Loss on change of fair value of derivative liability	(117,027)	-	(25,026)		(25,026)
Interest income	-	-	-	2	762,277
Other income	1,813	-	5,677	-	251,231
Interest expense	(777,325)	(266,862)	(1,679,525)	(1,063,934)	(12,560,042)
Total other income (expenses)	(892,539)	(266,862)	(1,698,874)	(1,063,932)	(11,454,060)

Net loss before income taxes	(1,575,232)	(879,251)	(3,721,890)	(3,600,996)	(110,046,110)

Income taxes (benefit)	-	-	-	-	-

NET LOSS	$(1,575,232)	$(879,251)	$(3,721,890)	$(3,600,996)	$(110,046,110)

Net loss per common share, basic and diluted	$(0.03)	$(0.03)	$(0.08)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted	60,408,824	28,544,853	48,116,686	25,506,081

See the accompanying notes to these unaudited condensed consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
 NINE MONTHS ENDED SEPTEMBER 30, 2011
 (unaudited)
									Deficit
									Accumulated
					Additional			Common	During
	Preferred stock		Common stock		Paid in	Deferred	Subscription	Stock	Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Subscription	Stage	Total
Balance, December 31, 2010	-	$-	37,545,865	$37,545	$94,274,281	$-	$(3,800)	$-	$(106,324,220)	$(12,016,194)
Cancellation of previously issued shares	-	-	(3,450)	(3)	3	-	-	-	-	-
Proceeds from common stock subscription	-	-	-	-	-	-	3,800	-	-	3,800
Common stock issued in exchanged of options exercised	-	-	1,281,928	1,282	-	-	-	-	-	1,282
Common stock in exchange for services	-	-	1,000,000	1,000	114,035	-	-	-	-	115,035
Common stock issued upon conversion of notes payable	-	-	20,539,169	20,540	1,340,205	-	-	-	-	1,360,745
Issuance of common stock, net of issuance costs of $40,000	-	-	10,100,690	10,100	993,100	-	-	-	-	1,003,200
Stock based compensation	-	-	-	-	343,884	-	-	-	-	343,884
Fair value of warrants issued for services	-	-	-	-	53,200	-	-	-	-	53,200
Common stock subscription	-	-	-	-	-	-	-	60,000	-	60,000
Beneficial conversion feature connection with issuance of convertible note	-	-	-	-	503,172	-	-	-	-	503,172
Net loss	-	-	-	-	-	-	-	-	(3,721,890)	(3,721,890)
Balance, September 30, 2011	-	$-	70,464,202	$70,464	$97,621,880	$-	$-	$60,000	$(110,046,110)	$(12,293,766)

See the accompanying notes to these unaudited condensed consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
 (unaudited)

			From August 12, 1999
	Nine months ended		(date of
	September 30,		Inception) to
	2011	2010	September 30, 2011
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,721,890)	$(3,600,996)	$(110,046,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,690	47,955	878,052
Bad debt expense	1,266	-	166,266
Amortization of discount on convertible debt	769,194	-	1,031,418
Loss on change in fair value of derivative liability	25,026	-	25,026
Non cash payment of interest	158,441	-	158,441
Amortization of warrants issued in exchange for licenses and intellectual property	-	-	5,413,156
Amortization of warrants issued in connection with notes payable	226,586	274,969	5,290,686
Amortization of loan costs	9,153	69,208	1,224,736
Warrants issued in exchange for services	-	-	285,659
Equity instruments issued in connection with R&D agreement	-	-	360,032
Equity instruments issued in connection with settlement agreement	-	567,820	3,381,629
Common stock issued in connection with accounts payable	-	133,594	655,382
Common stock issued in exchange for services	79,093	-	1,402,010
Common stock issued in connection with amounts due to guarantors of Bank of America loan	-	69,159	69,159
Common stock issued in exchange for distribution rights and intellectual property	-	-	99,997
Warrants issued on connection with services rendered	53,200	-	53,200
Warrants issued in connection with accounts payable		-	7,758
Stock based compensation	343,884	141,894	9,808,898
(Increase) decrease in:
Receivables	-	(472)	(1,265)
Inventory	-	122,364	(153,618)
Prepaid and other current assets	60,750	(31,959)	26,429
Other assets	-	(200)	(28,854)
Increase (decrease) in:
Accounts payable	268,038	135,063	2,902,317
Accrued expenses	470,774	962,215	5,119,616
Deferred revenue	-	-	465,287
Net cash used in operating activities	(1,229,795)	(1,109,386)	(71,404,693)

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
 (unaudited)
			From August 12, 1999
	Nine months ended		(date of
	September 30,		Inception) to
	2011	2010	September 30, 2011
		(restated)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	-	-	(898,800)
Net cash used by investing activities	-	-	(898,800)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	1,067,000	1,199,651	62,939,175
Proceeds from (payments for) initial public offering of common stock, net	-	-	1,447,829
Proceeds from subordinated related party note	-	-	3,000,000
Payment of note payable	-	-	(3,000,000)
Proceeds from notes payable, related party	140,000	-	365,000
Proceeds from related party advances	218,000	-	456,000
Proceeds from exercise of stock options	1,282	-	293,399
Proceeds from notes payable	59,750	-	11,557,750
Repayments of notes payable	(256,748)	-	(3,533,605)
Payment of loan costs	-	(20,000)	(1,219,268)
Net cash provided in financing activities	1,229,284	1,179,651	72,306,280

Net (decrease) increase in cash and cash equivalents	(511)	70,265	2,787

Cash and cash equivalents, beginning of period	3,298	75,031	-
Cash and cash equivalents, end of period	$2,787	$145,296	$2,787

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$173,863	$282,960	$1,736,155
Income taxes paid	$-	$-	$-

Non cash financing activities:
Common stock issued in settlement of notes payable	$1,360,745	$-	$3,532,745

See the accompanying notes to these unaudited condensed consolidated financial statements

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying unaudited condensed consolidated financial statements follows:

General

The accompanying unaudited condensed consolidated financial statements of Bioheart, Inc., (the “Company”), have been prepared in accordance with the rules and regulations (S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the nine month period ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2010 financial statements and footnotes thereto included in the Company’s SEC Form 10-K.

Basis and business presentation

Bioheart, Inc (the “Company”) was incorporated under the laws of the State of Florida in August 1999. The Company is in the development stage, as defined by Accounting Standards Codification subtopic 915-10, Development Stage Entities (“ASC 915-10”) and is the cardiovascular sector of the cell technology industry delivering cell therapies and biologics that help address congestive heart failure, lower limb ischemia, chronic heart ischemia, acute myocardial infarctions and other issues. To date, the Company has not generated significant sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2011, the Company has accumulated a deficit through its development stage of $110,046,110.

The unaudited condensed consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant estimates are those used in determination of derivative liabilities and stock compensation. Accordingly, actual results could differ from those estimates.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. If a significant portion of a fee is due after our normal payment terms or upon implementation or client acceptance, the fee is accounted for as not being fixed or determinable and revenue is recognized as the fees become due or after implementation or client acceptance has occurred. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

The Company accounts for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Unbilled revenue is revenue that is recognized but is not currently billable to the customer pursuant to contractual terms. In general, such amounts become billable in accordance with predetermined payment schedules, but recognized as revenue as services are performed. Amounts included in unbilled revenue are expected to be collected within one year and are included within current assets.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any changes to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of September 30, 2011 and December 31, 2010, allowance for doubtful accounts was $8,751 and $7,485, respectively.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 15 years.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of differences in carrying value of certain debt liability and stock compensation accounting versus tax basis.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Common Share, basic and diluted

The Company has adopted Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation. Fully diluted shares outstanding were 61,323,298 and 30,844,166 for the three months ended September 30, 2011 and 2010, respectively and 49,383,290 and 27,805,394 for the nine months ended September 30, 2011 and 2010, respectively.

Stock based compensation

The Company follows Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non employees be recognized in the income statement based on their fair values. (See note 10)

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

As of September 30, 2011, there were outstanding stock options to purchase 4,661,512 shares of common stock, 2,981,169 shares of which were vested.

Concentrations of Credit Risk

The Company’s financial instrument that is exposed to a concentration of credit risk is cash and accounts receivable. Effective December 31, 2010 and extending through December 31, 2012, all non-interest-bearing transaction accounts are fully insured by the Federal Deposit Insurance Corporation (FDIC), regardless of the balance of the account. Generally, the Company’s cash and cash equivalents in interest-bearing accounts does not exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

As of September 30, 2011, one customer represented 100% of the Company’s accounts receivable. As of December 31, 2010, one customer represented 53% of the Company’s accounts receivable

For the three and nine month periods ended September 30, 2011, the Company's revenues earned from the sale of products and services were $6,990, from one customer. For the three and nine month periods ended September 30, 2010, the Company’s revenues earned from sale of products and services were $6,422 from one customer and $42,888, (44% and 37% of the revenues) were from two customers, respectively.

Reliance on Key Personnel and Consultants

The Company has 7 full-time employees and no part-time employees. The Company is heavily dependent on the continued active participation of these current executive officers, employees and key consultants. The loss of any of the senior management or key consultants could significantly and negatively impact the business until adequate replacements can be identified and put in place.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $92,625 and $173,797 for the three months ended September 30, 2011 and 2010, respectively; $370,305 and $1,267,420 for the nine months ended September 30, 2011 and 2010, respectively and $64,195,956 from August 12, 1999 (date of inception) to September 30, 2011.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company’s financial position, results of operations nor cash flows.

Reclassification

Certain reclassifications have been made to prior periods’ data to conform with the current year’s presentation. These reclassifications had no effect on reported income or losses.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s unaudited condensed consolidated financial position, results of operations or cash flows.

NOTE 2 – RESTATEMENT

The accompanying unaudited condensed consolidated Statement of Operations and Statement of Cash Flows for the three and nine months ended September 30, 2010 and from August 12, 1999 to September 30, 2010 have been restated to correct the errors in the accounting of Company issuances of warrants in connection with notes payable from 2007 through 2009. These changes correct the allocated fair value assigned to the issued warrants and a change in the treatment from a recorded asset (deferred financing costs) to a debt discount shown net with the related notes payable.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Unaudited Condensed Consolidated Statement of Operations
 For the Three Months Ended September 30, 2010

	As Previously Reported		Adjustment	Reference	As Restated
Revenue	$6,422	$			$6,422
Cost of sales	2,827				2,827
Gross profit	3,595				3,595

Operating expenses	615,984				615,984

Loss from operations	(612,389)				(612,389)

Other income (expense):
Interest income					-
Interest expense	(567,348)		300,486	(1)	(266,862)

Net loss before income taxes	(1,179,737)		300,486		(879,251)

Income taxes (benefit)	-		-		-

NET LOSS	$(1,179,737)		$300,486		$(879,251)

Loss per common share, basic and fully diluted	$(0.04)		$0.01		$(0.03)

Weighted average number of shares outstanding, basic and fully diluted	28,544,853				28,544,853

(1):  Correction of the determined fair value of warrants and related amortization

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Unaudited Condensed Consolidated Statement of Operations
 For the Nine Months Ended September 30, 2010

	As Previously Reported		Adjustment	Reference	As Restated
Revenue	$42,888	$			$42,888
Cost of sales	19,626				19,626
Gross profit	23,262				23,262

Operating expenses	2,560,326				2,560,326

Loss from operations	(2,537,064)				(2,537,064)

Other income (expense):
Interest income	2				2
Interest expense	(1,705,762)		641,828	(1)	(1,063,934)

Net loss before income taxes	(4,242,824)		641,828		(3,600,996)

Income taxes (benefit)	-		-		-

NET LOSS	$(4,242,824)		$402,390		$(3,600,996)

Loss per common share, basic and fully diluted	$(0.17)		$0.03		$(0.14)

Weighted average number of shares outstanding, basic and fully diluted	25,506,081				25,506,081

(1):  Correction of the determined fair value of warrants and related amortization

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Unaudited Condensed Consolidated Statement of Operations
 From August 12, 1999 (date of Inception) to September 30, 2010

	As previously reported	Adjustment	Reference	As restated

Revenue	$1,187,561	$-		$1,187,561
Cost of sales	550,001	-		550,001
Gross profit	637,560			637,560

Operating expenses:
Research and development	66,625,993	(3,000,000)	(1)	63,625,993
Marketing, general and administrative	31,845,047	164.229	(2)	32,009,276
Depreciation and amortization	842,359	-		842,359
Total operating expenses	99,313,399	(2,835,771)		96,477,628

Net loss from operations	(98,675,839)	(2,835,771)		(95,840,068)

Other income (expenses):
Development revenues	117,500	-		117,500
Interest income	762,277	-		762,277
Reversal of Litigation Accrual	3,000,000	3,000,000	(1)	-
Interest expense	(10,075,544)	(1,349,908)	(3)	(8,725,636)
Total other income (expenses)	(6,195,767)	(1,650,092)		(7,845,859)

Net loss before income taxes	(104,871,606)	1,185,679		(103,685,927)

Income taxes (benefit)	-	-		-

NET LOSS	$(104,871,606)	$1,185,679		$(103,685,927)

(1) Reclassify gain on litigation accrual to operating expenses
(2) Correction of fair value of vested employee options
(3) Correction of the determined fair value of warrants and related amortization

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Unaudited Condensed Consolidated Statement of Cash Flows

 For the Nine Months Ended September 30, 2010

	As Previously Reported	Adjustment	Reference	As Restated
Cash flows from operating activities:
Net loss	$(4,242,824)	$641,828	(1)	$(3,600,996)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	141,894	-		141,894
Amortization of warrants issued in connection with notes payable	916,797	(641,828)	(1)	274,969
All other operating activities (unchanged)	2,074,747	-		2,074,747
Net cash used in operations	(1,109,386)	-		(1,109,386)

Cash flows from investing activities (unchanged)	-	-		-

Cash flows from financing activities (unchanged)	1,179,651	-		1,179,651

Net increase in cash and cash equivalents	70,265	-		70,265
Cash and cash equivalents, beginning of period	75,031	-		75,031
Cash and cash equivalents, end of period	$145,296	$-		$145,296

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Unaudited Condensed Consolidated Statement of Cash flow
 From August 12, 1999 (date of Inception) to September 30, 2010

	As Previously Reported	Adjustment	Reference	As Restated
Cash flows from operating activities:
Net loss	$(104,871,606)	$1,185,679	(1), (2)	$(103,685,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	9,194,222	164,229	(2)	9,358,451
Amortization of warrants issued in connection with notes payable	4,633,175	(1,349,908)	(1)	3,283,267
All other operating activities (unchanged)	21,754,169	-		21,754,169
Net cash used in operations	(69,390,040)	-		(69,390,040)

Cash flows from investing activities (unchanged)	(898,800)	-		(898,800)

Cash flows from financing activities (unchanged)	70,434,136	-		70,434,136

Net increase in cash and cash equivalents	145,296	-		145,296
Cash and cash equivalents, beginning of period	-	-		-
Cash and cash equivalents, end of period	$145,296	$-		$145,296

(1) Correction of the determined fair value of warrants and related amortization
(2) Correction of fair value of vested employee options

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

NOTE 3 – GOING CONCERN MATTERS

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited condensed consolidated financial statements during nine months ended September 30, 2011, the Company incurred net losses attributable to common shareholders of $3,721,890 and used $1,229,795 in cash for operating activities. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 4 – INVENTORY
Inventory consists of raw materials. Costs of raw materials are determined using the FIFO method. Inventory is stated at the lower of costs or market (estimated net realizable value).

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2011 and December 31, 2010 is summarized as follows:

	September 30, 2011 (unaudited)	December 31, 2010
Laboratory and medical equipment	$352,358	$352,358
Furniture, fixtures and equipment	130,916	130,916
Computer equipment	53,481	53,481
Leasehold improvements	362,046	362,046
	898,801	898,801
Less accumulated depreciation and amortization	(878,052)	(851,362)
	$20,749	$47,439

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of September 30, 2011 and December 31, 2010:

	September 30, 2011 (unaudited)	December 31, 2010
License and royalty fees	$1,470,002	$1,090,000
Amounts payable to the Guarantors of the Company’s loan agreement with Bank of America and Seaside Bank, including fees and interest	1,143,196	1,102,941
Interest payable on notes payable	659,598	595,342
Vendor accruals and other	497,641	582,403
Employee commissions, compensation, etc	234,801	208,239
Other		2,520
	$4,005,238	$3,581,445

NOTE 7 – NOTES PAYABLE

Notes payable were comprised of the following as of September 30, 2011 and December 31, 2010:

	September 30, 2011	December 31, 2010
	(unaudited)
Seaside Bank note payable. Terms described below	$980,000	$980,000
BlueCrest Capital Finance note payable. Monthly payments of principal and interest as described below., net of unamortized debt discount of $150,899 and $317,709 respectively	1,041,890	1,958,834
Short-term note payable, net of unamortized debt discount of $-0- and $58,708 respectively. Terms described below	1,384,972	1,326,264
Short-term note payable, net of unamortized debt discount of $21,707. Terms described below	13,043	-
Short-term note payable, net of unamortized debt discount of $15,342. Terms described below	19,658	-
	3,439,563	4,265,098
Less current portion	(3,439,563)	(3,232,271)
Notes payable - long term	$-	$1,032,827

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

BlueCrest Capital Finance Note Payable

On June 1, 2007, the Company closed on a $5.0 million senior loan from BlueCrest Capital Finance, L.P. with a term of 36 months which bears interest at an annual rate of 12.85% (the “BlueCrest Loan”). The first three months required payment of interest only with equal principal and interest payments over the remaining 33 months. As consideration for the loan, the Company issued to BlueCrest Capital Finance, L.P. a warrant to purchase 65,030 shares of common stock at an exercise price of $7.69 per share. The warrant, which became exercisable one year following the date the warrant was issued, has a ten year term. This warrant had a fair value of $455,483, which was accounted for as additional paid in capital and reflected as a component of debt discount and is being amortized as interest expense ratably over the term of the loan. The Company also paid the lender a fee of $100,000 to cover diligence and other costs and expenses incurred in connection with the loan. On August 31, 2007, BlueCrest Capital Finance, L.P. assigned its rights, liabilities, duties and obligations under the BlueCrest Loan and warrant to BlueCrest Venture Finance Master Fund Limited (“BlueCrest”).

The loan may be prepaid in whole but not in part. However, the Company is subject to a prepayment penalty equal to 3% of the outstanding principal if the BlueCrest Loan is prepaid during the first year of the loan, 2% of the outstanding principal if prepaid during the second year of the loan and 1% of the outstanding principal if prepaid during the third year of the loan. As collateral to secure its repayment obligations under the loan, the Company granted BlueCrest a first priority security interest in all of the Company’s assets, excluding intellectual property but including the proceeds from any sale of any of the Company’s intellectual property. The loan has certain restrictive terms and covenants including among others, restrictions on the Company’s ability to incur additional senior or pari-passu indebtedness or make interest or principal payments on other subordinate loans.

In the event of an uncured event of default under the loan, all amounts owed to BlueCrest are immediately due and payable and BlueCrest has the right to enforce its security interest in the assets securing the loan. During the continuance of an event of default, all outstanding amounts under the loan will bear interest (payable on demand) at an annual rate of the 14.85%. In addition, any unpaid amounts are subject, until paid, to a service charge in an amount equal to two percent (2%) of the unpaid amount. Events of default include, among others, the Company’s failure to timely make payments of principal when due, the Company’s uncured failure to timely pay any other amounts owing to BlueCrest under the loan, the Company’s material breach of the representations and warranties contained in the loan agreement and the Company’s default in the payment of any debt to any of its other lenders in excess of $100,000 or any other default or breach under any agreement relating to such debt, which gives the holders of such debt the right to accelerate the debt.

On January 2, 2009, the Company failed to make the monthly payment of principal and interest of approximately $181,000 due on such date. On January 28, 2009, the Company received from BlueCrest notice of this event of default (the “Default Notice”) under the BlueCrest Loan. By reason of the stated event, BlueCrest demanded payment of a 2% late fee of approximately $3,600, together with the principal and interest payment of approximately $181,000. On February 2, 2009, the Company received from BlueCrest notice of acceleration of the outstanding principal amount of the BlueCrest Loan and demanded repayment in full of all outstanding principal and accrued interest on the loan, including late fees, in the aggregate amount of $2,947,045. (The acceleration notice, together with the Default Notice, are referred to as the “Notices”).

The Company and BlueCrest entered into an amendment to the BlueCrest Loan as of April 2, 2009 (the “ BlueCrest Loan Amendment”), that, among other things, includes BlueCrest’s agreement to forbear from exercising any of its rights or remedies regarding the defaults described in Notices (the “Forbearance”) as long as there are no new defaults under the BlueCrest Loan, as amended.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

The BlueCrest Loan Amendment, (a) increases the amount of permitted unsecured indebtedness of the Company, (b) amended the amortization schedule for the Loan to provide for interest-only payments until July 1, 2009, at which time monthly principal and interest payments of $262,692 will commence, and (c) prohibits the Company from granting any lien against its intellectual property and grants to BlueCrest a lien against the Company’s intellectual property that will become effective in the event of a default. In addition, the Company issued BlueCrest a warrant to purchase 1,315,542 shares of the Company’s common stock at $0.53 per share. The fair value of the issued warrants of $539,676 was determined using the Black Scholes Option Pricing Model and was recorded as a debt discount and amortized ratably over the term of the loan. In connection with the BlueCrest Loan Amendment the Company paid BlueCrest accrued interest in the aggregate amount of $126,077. The Company also paid BlueCrest a fee of $15,000. Effective July 1, 2009, the Company and BlueCrest agreed to enter into an amendment to the BlueCrest Loan to amend the amortization schedule for the Loan to provide for interest-only payments until January 1, 2010, at which time monthly principal and interest payments of $139,728 were to commence. In connection with that Amendment the Company issued BlueCrest a warrant to purchase $600,000 of the Company’s common shares and paid a fee of $29,435. The fair value of the issued warrants of $575,529 was determined using the Black Scholes Option Pricing Model and was recorded as a debt discount and amortized ratably over the term of the loan.

Effective December 31, 2009, the Company and BlueCrest entered into an amendment to the BlueCrest Loan to amend the amortization schedule for the Loan to provide for interest-only payments until July 1, 2010, at which time monthly principal and interest payments of $139,728.82 were to commence. In connection with that Amendment, the Company issued BlueCrest a warrant to purchase $600,000 of the Company’s common shares and paid a fee of $20,000. The Company also provided BlueCrest with a lien on its Intellectual Property. The fair value of the issued warrants of $507,606 was determined using the Black Scholes Option Pricing Model and was recorded as a debt discount and amortized ratably over the term of the loan.

Loan agreement amendment

On December 31, 2009, the Company and BlueCrest Venture Finance Master Fund Limited (“BlueCrest”) entered into an Amendment to Loan and Security Agreement, amending that certain loan from BlueCrest to the Company originated as of May 31, 2007 (the “Loan”). The outstanding principal amount of the Loan as of December 31, 2010 was $2,276,543.03. On January 7, 2011, BlueCrest agreed with the Company and Magna Group, LLC (“Magna”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,729.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The Company exchanged the BlueCrest note for a convertible note with Magna in consideration for a payment by Magna to BlueCrest of $139,729.82. Additionally, Magna purchased a $25,000 convertible note from the Company (the “Convertible Note”). On July 18, 2011, the Company issued 625,000 shares of its common stock in settlement of the convertible note and related accrued interest.

The loans evidenced by the New Magna Convertible Note are in the nature of convertible debt evidenced by two unsecured convertible promissory notes, each bearing interest at the rate of 8% per annum, payable at maturity and each convertible into common stock of the Company at a price that is 50% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

•	In January 2011, we issued an aggregate of 538,542 shares of our common stock in connection with the conversion of $87,729 of the convertible note.
•	In February 2011, we issued an aggregate of 421,392 shares of our common stock in connection with the conversion of the remaining balance of $52,000 of the convertible note.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

On May 16, 2011, BlueCrest agreed with the Company and Magna Group, LLC (“Magna”) to again split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,729.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Magna in consideration for a payment by them to BlueCrest of $139,729.82, and thereafter exchanged for a new Convertible Note. Additionally, Magna purchased a $34,750 convertible note from the Company (the “Convertible Note”).

The loans evidenced by the New Note and Convertible Note are in the nature of convertible debt evidenced by two unsecured convertible promissory notes, each bearing interest at the rate of 8% per annum, payable at maturity and each convertible into common stock of the Company at a price that is 45% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

•	In June 2011, we issued an aggregate of 338,834 shares of our common stock in connection with the conversion of $29,728.82 of the convertible note.

•	In July 2011, we issued an aggregate of 2,227,151 shares of our common stock in connection with the conversion of $110,000 of the convertible note.

On June 15, 2011, BlueCrest agreed with the Company and Lotus Funding Group, LLC (“Lotus”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,729.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Lotus in consideration for a payment by them to BlueCrest of $139,729.82, and thereafter exchanged for a new Convertible Note.

The loan evidenced by the New Note is in the nature of convertible debt evidenced by an unsecured convertible promissory note, bearing interest at the rate of 8% per annum, payable at maturity and convertible into common stock of the Company at a price that is 50% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

•	In June 2011, we issued an aggregate of 836,775 shares of our common stock in connection with the conversion of $40,000 of the convertible note.
•	In July 2011, we issued an aggregate of 2,594,458 shares of our common stock in connection with the conversion of $99,728.82 of the convertible note.

On July 8, 2011, BlueCrest agreed with the Company and Greystone Capital (“Greystone”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $140,380.21, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Greystone in consideration for a payment by them to BlueCrest of $140,380.21, and thereafter exchanged for a new Convertible Note.

The loan evidenced by the New Note is in the nature of convertible debt evidenced by an unsecured convertible promissory note, bearing interest at the rate of 8% per annum, payable at maturity and convertible into common stock of the Company at a price that is 50% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

•	In July 2011, we issued an aggregate of 3,829,001 shares of our common stock in connection with the conversion of the $140,380.21 convertible note.

On August 1, 2011, BlueCrest agreed with the Company and Greystone Capital (“Greystone”) to again split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,728.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Greystone in consideration for a payment by them to BlueCrest of $139,728.82, and thereafter exchanged for a new Convertible Note.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

The loan evidenced by the New Note is in the nature of convertible debt evidenced by an unsecured convertible promissory note, bearing interest at the rate of 8% per annum, payable at maturity and convertible into common stock of the Company at a price that is 50% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

•	In August 2011, we issued an aggregate of 3,358,866 shares of our common stock in connection with the conversion of the $139,728.82 convertible note.

On September 1, 2011, BlueCrest agreed with the Company and Greystone Capital (“Greystone”) to again split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,728.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Greystone in consideration for a payment by them to BlueCrest of $139,728.82, and thereafter exchanged for a new Convertible Note.

The loan evidenced by the New Note is in the nature of convertible debt evidenced by an unsecured convertible promissory note, bearing interest at the rate of 8% per annum, payable at maturity and convertible into common stock of the Company at a price that is 65% less than the average of the closing prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right.

•	In September 2011, we issued an aggregate of 5,769,150 shares of our common stock in connection with the conversion of the $139,728.82 convertible note.

For the nine month period ending September 30, 2011 the Company paid $1,083,754 in principal and $174,454 in interest. As of September 30, 2011 the balance due under the Loan is $1,192,789.

Short-term Notes Payable

On August 20, 2008, the Company borrowed $1.0 million from a third party pursuant to the terms of an unsecured Promissory Note and Agreement. Outstanding principal and interest on the loan, which accrues at the rate of 13.5% per annum, is payable in one balloon payment upon the Company’s repayment of the BlueCrest Loan, which is scheduled to mature in May 2010, however the Company is not obligated to make payments until BlueCrest Loan is paid off. In the event the Company completes a private placement of its common stock and/or securities exercisable for or convertible into its common stock which generates at least $19.0 million of gross proceeds, the Company may prepay, without penalty, all outstanding principal and interest due under the loan using the same type of securities issued in the subject private placement. Because repayment of the loan could occur within 12 months from the date of the balance sheet, the Company has classified this loan as short term. Subject to certain conditions, at the end of each calendar quarter during the time the loan is outstanding, the Company may, but is not required to, pay all or any portion of the interest accrued but unpaid as of such date with shares of its common stock. In April 2009, as consideration for the authorization to amend certain documents related to the Note, the Company issued to the Noteholder a warrant to purchase 451,053 shares of common stock at an exercise price of $0.5321 per share. The warrant, which became exercisable immediately upon issuance, has a ten year term. This warrant had a fair value of $195,694, which was accounted for as additional paid in capital and reflected as a component of debt discount and is being amortized as interest expense ratably over the term of the loan. The Company amortized $58,708 to current period operations for the nine months ended September 30, 2011 and 2010.

The amount of interest expense on the principal amount of the loan for the year ended December 31, 2009 was approximately $187,000. The Company has not paid any of the interest accrued to date under the Promissory Note and Agreement. The Company recorded interest expense of $34,500 and $102,375 for the three and nine months ended September 30, 2011, respectively.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

In July 2009, Bruce Meyers and Dana Smith (jointly, the “Lenders”) funded a total $120,000 loan to the Company. The Loan was in the nature of convertible debt and was evidenced by an unsecured promissory note (the “Note”), that was convertible into common stock of the Company at a price that was 22.5% less than the average of the closing bid prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise their conversion right under the Note. The Note was to bear interest at the rate of 10% per annum, with interest payable due at maturity. The terms sheet provides that all unpaid interest (and principal) will be due and payable on the date that is the earlier to occur of the first anniversary of the closing date of the Loan or the closing of a financing in an amount that is equal to or greater than $3.0 million that will satisfy the Company’s obligation under its loan with BlueCrest. However, during the year ended December 31, 2009, the Lenders elected to convert the entire amount of the Loan to shares of the Company’s common stock. Accordingly, the aggregate number of unregistered and restricted shares of the Company’s common stock issued in connection with, and as a result of the conversion of, the Loan was 355,294 shares. The Company will have no obligation to file any registration statement with respect to the shares, except that the Lenders will have customary “piggyback” registration rights.

In February 2009, Bruce Meyers and Robert Seguso (jointly, the “Lenders”) funded the remaining $100,000 of a total $200,000 loan to the Company. The funds were delivered, net of original issue discount in the amount of $10,000, pursuant to a terms sheet provided by Bruce Meyers, for a convertible debt financing to be provided to the Company (the “Loan”). Although the terms sheet provided that the Lenders would be provided a complete set of loan documentation, the Lenders delivered to the Company the entire net proceeds of the Loan, in the amount of $190,000, in advance of receiving any documentation. The initial funding of $100,000 was made to the Company on January 21, 2009.

The above Loan was in the nature of convertible debt and was evidenced by an unsecured promissory note (the “Note”), that was convertible into common stock of the Company at a price that was 22.5% less than the average of the closing bid prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise their conversion right under the Note. The Note was to bear interest at the rate of 10% per annum, with interest payable due at maturity. The terms sheet provides that all unpaid interest (and principal) will be due and payable on the date that is the earlier to occur of the first anniversary of the closing date of the Loan or the closing of a financing in an amount that is equal to or greater than $3 million that will satisfy the Company’s obligation under its loan with BlueCrest. However, during the year ended December 31, 2009, the Lenders elected to convert the entire amount of the Loan to shares of the Company’s common stock.

In addition to the Note, the Company issued to the Lenders 200,000 unregistered and restricted shares of the Company’s common stock. The fair value of the issued shares were recorded as a debt discount and amortized ratably over the term of the loan.

Prior to funding the balance of the Loan, the Lenders delivered to the Company, on January 26, 2009, a notice electing to convert $100,000 of the Loan into shares of the Company’s common stock. The price per share for such election was $0.50995. This required the issuance to the Lenders of 196,098 unregistered and restricted shares of the Company’s common stock.

On February 3, 2009, contemporaneously with the funding of the remainder of the Loan, the Lenders delivered to the Company notice of their election to convert the remainder of the Loan into shares of the Company’s common stock at a price per share of $0.5704 resulting in the issuance to the Lenders of 175,316 unregistered and restricted shares of the Company’s common stock.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Accordingly, the aggregate number of unregistered and restricted shares of the Company’s common stock issued in connection with, and as a result of the conversion of, the Loan was 571,414 shares. The Company will have no obligation to file any registration statement with respect to the shares, except that the Lenders will have customary “piggyback” registration rights.

At September 30, 2011 and December 31, 2010, the Company has outstanding two notes payable with interest at 8% per annum due at maturity. The two notes, $61,150 and $323,822 are payable in one balloon payment upon the date the Noteholder provides written demand, however the Company is not obligated to make payments until the BlueCrest Loan is paid off.

On January 3, 2011, the Company issued a $139,729 Unsecured Convertible Note that matures in June 1, 2012 in exchange for Bluecrest Capital Finance note payable. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of 50% of the five lowest closing prices for the common stock during the five trading day period prior to date of conversion.

The Company’s identified embedded derivatives related to the Convertible Promissory Note entered into on January 3, 2011. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Convertible Promissory Note and to fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Note, the Company determined a fair value $146,013 of the embedded derivative. The fair value of the embedded derivative was determined using the Binomial Lattice Pricing Model based on the following assumptions:

Dividend yield:	-0-%
Volatility	169.48%
Risk free rate:	0.19%

The initial fair value of the embedded debt derivative of $146,013 was allocated as a debt discount up to the proceeds of the note ($139,729) with the remainder ($6,284) charged to current period operations as interest expense.

During the nine months ended September 30, 2011, the Company issued an aggregate of 959,934 shares of common stock valued at $276,017, in settlement of the Convertible Promissory Note of $139,729 and balance $136,288 charged to operation for current quarter.

On January 3, 2011, the Company issued a $25,000 Unsecured Convertible Note that matures in January 2012. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of 50% of the three lowest closing prices for the common stock during the ten trading day period prior to date of conversion, minimum conversion rate of $0.0025 per share.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

In conjunction with the issuance of the Unsecured Convertible Note on May 16, 2011, the Company determined that there were insufficient authorized shares to meet possible conversion demands after considering prior issued and outstanding common shares and other common stock equivalents, therefore the Company bifurcated the embedded conversion option in connection to the note The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Convertible Promissory Note and to fair value as of each subsequent balance sheet date. At May 16, 2011, the Company determined a fair value $51,130 of the embedded derivative. The fair value of the embedded derivative was determined using the Binomial Lattice Pricing Model based on the following assumptions:

Dividend yield:	-0-%
Volatility	181.64%
Risk free rate:	0.18%

The initial fair value of the embedded debt derivative of $51,130 was allocated as a reclassification from equity of a previously recorded beneficial conversion feature ($25,000) with the remainder ($26,130) charged to current period operations as interest expense.

In accordance with ASC 470-20, the Company recognized an imbedded beneficial conversion feature present in Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital and a discount against the Convertible Note.

The total debt discount attributed to the beneficial conversion feature and common stock issued in the amount of $25,000 is charged operations ratably over the note term as interest expense.

For the nine months ended September 30, 2011, the Company amortized $25,000 of debt discount to current period operations as interest expense.

During the nine months ended September 30, 2011, the Company issued an aggregate of 625,000 shares of common stock valued at $59,375, in settlement of the Convertible Promissory Note of $25,000 and balance $34,375 charged to derivative liability.

On May 16, 2011, the Company issued a $139,729 Unsecured Convertible Note that matures in May 16, 2012 in exchange for Bluecrest Capital Finance note payable. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of 55% of the five lowest closing prices for the common stock during the five trading day period prior to date of conversion, minimum conversion rate of $0.001 per share.

The Company determined that there were insufficient authorized shares to meet possible conversion demands after considering prior issued and outstand common shares and other common stock equivalents, therefore the Company bifurcated the embedded conversion option in connection to the note The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Convertible Promissory Note and to fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Note, the Company determined a fair value $261,387 of the embedded derivative. The fair value of the embedded derivative was determined using the Binomial Lattice Pricing Model based on the following assumptions:

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Dividend yield:	-0-%
Volatility	181.64%
Risk free rate:	0.18%

The initial fair value of the embedded debt derivative of $261,387 was allocated as a debt discount up to the proceeds of the note ($139,729) with the remainder ($121,658) charged to current period operations as interest expense.

The total debt discount attributed to the beneficial conversion feature and common stock issued in the amount of $139,729 is charged operations ratably over the note term as interest expense.

During the nine months ended September 30, 2011, the Company issued an aggregate of 2,565,985 shares of common stock in settlement of $139,729 towards the convertible note.

For the nine months ended September 30, 2011, the Company amortized $139,729 of debt discount to current period operations as interest expense.

On May 16, 2011, the Company issued a $34,750 Unsecured Convertible Note that matures in January 2012. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of 50% of the three lowest closing prices for the common stock during the ten trading day period prior to date of conversion, minimum conversion rate of $0.001 per share.

The Company determined that there were insufficient authorized shares to meet possible conversion demands for a portion of the Unsecured Convertible Note ($12,236) after considering prior issued and outstand common shares and other common stock equivalents, therefore the Company bifurcated the embedded conversion option in connection to the note The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Convertible Promissory Note and to fair value as of each subsequent balance sheet date. At the inception of the Convertible Promissory Note, the Company determined a fair value $22,889 of the embedded derivative. The fair value of the embedded derivative was determined using the Binomial Lattice Pricing Model based on the following assumptions:

Dividend yield:	-0-%
Volatility	181.64%
Risk free rate:	0.18%

The initial fair value of the embedded debt derivative of $22,889 was allocated as a debt discount up to the proceeds of the note ($12,236) with the remainder ($10,653) charged to current period operations as interest expense.

In accordance with ASC 470-20, the Company recognized an imbedded beneficial conversion feature present in the remainder of the Convertible Note ($22,514). The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital and a discount against the Convertible Note.

The total debt discount attributed to the beneficial conversion feature and common stock issued in the amount of $34,750 is charged operations ratably over the note term as interest expense.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

For the nine months ended September 30, 2011, the Company amortized $13,043 of debt discount to current period operations as interest expense.

On June 15, 2011, the Company issued a $139,729 Unsecured Convertible Note that matures in June 15, 2012 in exchange for Bluecrest Capital Finance note payable. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of 50% of the three lowest closing prices for the common stock during the ten trading day period prior to date of conversion, minimum and maximum conversion rate of $0.01 and $0.13 per share, respectively.

In accordance with ASC 470-20, the Company recognized an imbedded beneficial conversion feature present in Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital and a discount against the Convertible Note.

The total debt discount attributed to the beneficial conversion feature and common stock issued in the amount of $107,484 is charged operations ratably over the note term as interest expense. During the nine months ended September 30, 2011, the Company issued an aggregate of 3,431,233 shares of common stock in settlement of $139,729 towards the convertible note.

For the nine months ended September 30, 2011, the Company amortized and wrote off $107,484 to current period operations as interest expense.

On September 28, 2011, the Company issued a $35,000 Unsecured Convertible Note that matures in September 2012. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of the lower of $0.13 per share or 65% of the three lowest closing prices for the common stock during the ten trading day period prior to date of conversion, minimum conversion rate of $0.01 per share.

In accordance with ASC 470-20, the Company recognized an imbedded beneficial conversion feature present in Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital and a discount against the Convertible Note.

The total debt discount attributed to the beneficial conversion feature and common stock issued in the amount of $15,342 is charged operations ratably over the note term as interest expense.

During the three  months ended September 30, 2011, the Company issued an aggregate of $419,838 Unsecured Convertible Note that matures one year from the date of issuance in exchange for Bluecrest Capital Finance note payable. Note bears interest at a rate of 8% per annum and is convertible into shares of the Company’s common stock, at a conversion rate of 50% to 65% of the three lowest closing prices for the common stock during the ten trading day period prior to date of conversion, minimum and maximum conversion rate of $0.01 and $0.13 per share, respectively.

In accordance with ASC 470-20, the Company recognized an imbedded beneficial conversion feature present in Convertible Notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital and a discount against the Convertible Note.

The total debt discount attributed to the beneficial conversion feature and common stock issued in the amount of $357,833 is charged operations ratably over the note term as interest expense.

For the nine months ended September 30, 2011, the Company amortized and wrote off $357,833 to current period operations as interest expense.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Notes payable, related party

At September 30, 2011, the Company has outstanding three related party notes payable with interest at 8% per annum due at maturity. The three subordinated notes, $125,000, $100,000 and $140,000 are due on October 22, 2012, November 30, 2012 and June 4, 2011 respectively, and are unsecured. The company is not obligated to make payment until BlueCrest loan is paid off.

NOTE 8 – DERIVATIVE LIABILITY

During 2011, in connection with the issuance of convertible notes, the Company had the possibility of exceeding their common shares authorized when considering the number of possible shares that may be issuable to satisfy settlement provisions of these agreements after consideration of all existing instruments that could be settled in shares. The accounting treatment of derivative financial instruments required that the Company reclassify the derivative from equity to a liability at their fair values as of the date possible issuable shares exceeded the authorized level and at fair value as of each subsequent balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

On September 19, 2011, in conjunction with the increase in authorized number of shares to 195,000,000, the Company determined it had adequate authorized shares to settle all agreements. As such, the Company adjusted the fair value of the remaining derivative liability after note conversions to equity.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common stock

On September 19, 2011, the Company amended its Articles of Incorporation to increase the number of authorized shares to 200,000,000, consisting of 5,000,000 $0.001 par value preferred stock and 195,000,000 $0.001 common stock.

During the nine months ended September 30, 2011, the Company issued an aggregate of 1,149,025 shares of its common stock on exercise of options.

During the nine months ended September 30, 2011, the Company issued an aggregate of 20,539,169 shares of its common stock in exchange for outstanding notes payable.

During the nine months ended September 30, 2011, the Company issued an aggregate of 1,000,000 shares of its common stock in exchange for services rendered.

NOTE 10 – STOCK OPTIONS AND WARRANTS

Stock Options

A summary of options at September 30, 2011 and activity during the year then ended is presented below:

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)
Options outstanding at January 1, 2010	2,119,431	$3.28	5.4
Granted	1,764,940	$0.32
Exercised	(831,526)	$0.001
Forfeited/Expired	(1,027,301)	$2.62
Options outstanding at December 31, 2010	2,025,544	$2.79	6.8
Granted	3,919,025	$0.067
Exercised	(1,149,025)	$0.001
Expired	(134,032)	$1.40
Options outstanding at September 30, 2011	4,661,512	$1.23	8.3
Options exercisable at September 30, 2011	2,981,169	$1.78	7.6
Available for grant at September 30, 2011	1,274,842

The following information applies to options outstanding and exercisable at September 30, 2011:

	Options Outstanding			Options Exercisable
	Shares	Weighted- Average Remaining Contractual Term	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
$ 0.00 – $0.70	3,494,360	9.6	$0.13	1,846,161	$0.18
$ 0.71 – $1.28	324,780	6.6	$0.77	304,261	$0.76
$ 5.25 – $5.67	796,004	3.6	$5.58	784,379	$5.59
$ 7.69	39,572	4.9	$7.69	39,572	$7.69
$ 8.47	6,796	5.5	$8.47	6,796	$8.47
	4,661,512	8.3	$1.26	2,981,169	$1.78

During the nine months ended September 30, 2011, the Company granted an aggregate of 1,149,025 non employee stock options in connection services rendered at the exercise price of $0.001 per share.

The fair values of the vesting non employee options for the nine months ended September 30, 2011 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 143.99% to 164.52%; and Risk free rate: 1.94% to 3.48%.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

During the nine months ended September 30, 2011, the Company granted an aggregate of 2,770,000 employee stock options in connection services rendered at the exercise prices from of $0.07 to $0.21 per share vesting immediate to four years from the date of issuance.

The fair values of the employee options for the nine months ended September 30, 2011 were determined using the Black Scholes option pricing model with the following assumptions: Dividend yield: 0%; Volatility: 164.73% to 165.36%; and Risk free rate: 2.24% to 2.28%.

The fair value of all options vesting during the nine months ended September 30, 2011 and 2010 of $343,884 and $141,894, respectively, was charged to current period operations.

Warrants

A summary of warrants at September 30, 2011 and activity during the year then ended is presented below:
	Shares	Weighted-Average Exercise Price		Weighted- Average Remaining Contractual Term (in years)
Outstanding at January 1, 2010	7,355,057		$3.06	9.4
Issued	6,693,712		$0.78
Exercised	—		$0.00
Forfeited	128,040		$0.74
Outstanding at December 31, 2010	13,920,729		$1.98	5.8
Issued	10,412,219		$0.15
Exercised	—	$
Forfeited	(1,734,279)		$0.38
Outstanding at September 30, 2011	22,598,669		$1.26	4.4
Exercisable at September 30, 2011	14,432,859		$1.11	3.6

During the nine months ended September 30, 2011, the Company issued an aggregate of 10,032,219 warrants to purchase the Company’s common stock from $0.06 to $0.65 per share expiring three years from the date of issuance in connection with the sale of the Company’s common stock.

In addition, during the nine months ended September 30, 2011, the Company issued an aggregate of 280,000 warrants to purchase the Company’s common stock from $0.19 per share expiring in February 2016 in connection with the sale of the Company’s common stock.. The fair value of the warrants of $53,200 was determined by using the Black Scholes Option Pricing Model with the following assumptions: dividends: 0%; volatility: 146.37%, risk free rate: 2.3% , were charged to current period operations

The following information applies to warrants outstanding and exercisable at September 30, 2011:

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

	Warrants Outstanding			Warrants Exercisable
	Shares	Weighted- Average Remaining Contractual Term	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
0.01 - $0.50	12,821,905	3.0	$0.13	6,200,545	0.18
0.52 - $0.68	3,800,078	5.8	$0.59	3,800,078	$0.59
0.70 - $1.62	2,626,285	3.6	$0.79	2,626,285	$0.79
1.81 – $2.61	427,119	0.1	$2.07	427,119	$2.07
3.60 – $4.93	105,000	1.9	$4.87	105,000	$4.87
5.67 – $7.69	2,818,282	10.7	$7.50	1,273,832	$7.26
	22,598,669	4.4	$1.26	14,432,859	$1.11

NOTE 11 – RELATED PARTY TRANSACTIONS

Lease Guarantee

The Company’s former Chairman of the Board, Chief Executive Officer and Chief Technology Officer has personally guaranteed the Company’s obligations under its lease for its facilities in Sunrise, Florida and has provided a personal guarantee for the Company credit card, which is for his own use only.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Royalty Payments
The Company is obligated to pay royalties on commercial sales of certain products that may be developed and sold under various licenses and agreements that have been obtained by the Company.

The Company has entered into various licensing agreements, which include the potential for royalty payments, as follows:

William Beaumont Hospital

In June 2000, the Company entered into an exclusive license agreement to use certain patents for the life of the patents in future projects. The patents expire in 2015. In addition to a payment of $55,000 the Company made to acquire the license, the Company is required to pay an annual license fee of $10,000 and royalties ranging from 2% to 4% of net sales of products that are covered by the patents. In order to maintain the exclusive license rights, the agreement also calls for a minimum annual royalty threshold. The minimum royalty threshold was $200,000 for 2010 and $200,000 for 2009. This minimum royalty threshold will remain $200,000 for 2011 and thereafter. As of September 30, 2011, the Company has not made any payments other than the initial payment to acquire the license. At September 30, 2011 and December 31, 2010, the Company’s liability under this agreement was $1,470,002 and $1,090,000, respectively, which is reflected as a component of accrued expenses on the consolidated balance sheets. In the three months ended September 30, 2011 and 2010, the Company incurred expenses of $52,500, for the nine months ended September 30, 2011 and 2010 $157,500 and $1,470,002 from August 12, 1999 (date of inception) to September 30, 2011. The Company has accrued interest for the past due commitment at 2% over the prime rate per the terms of the agreement. The Company has included $222,502 in accrued expenses as of September 30, 2011.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011
Approximate annual future minimum obligations under this agreement as of September 30, 2011 are as follows:

Year Ending December 31,
2011	$57,500
2012	210,000
2013	210,000
2014 — 2015	420,000
Total	$897,500

Contingency for Registration of the Company’s common stock

The Company believes that it may have issued options to purchase common stock to certain of its employees, directors and consultants in California in violation of the registration or qualification provisions of applicable California securities laws. As a result, the Company intends to make a rescission offer to these persons. The Company will make this offer to all persons who have a continuing right to rescission, which it believes to include two persons. In the rescission offer, in accordance with California law, the Company will offer to repurchase all unexercised options issued to these persons at 77% of the option exercise price multiplied by the number of option shares, plus interest at the rate of 7% from the date the options were granted. Based upon the number of options that were subject to rescission as of December 31, 2009, assuming that all such options are tendered in the rescission offer, the Company estimated that its total rescission liability would be up to approximately $371,000. However, as the Company believes there is only a remote likelihood the rescission offer will be accepted by any of these persons in an amount that would result in a material expenditure by the Company, no liability was recorded as of September 30, 2011 or December 31, 2010.

Litigation

On March 13, 2009, Judge Bernice Bouie Donald of the United States District Court for the Western District of Tennessee issued a Memorandum Opinion and Order in litigation brought against the Company by Dr. Peter K. Law and Cell Transplants Asia Limited (“CTAL”) (collectively, the “Plaintiffs”), captioned Peter K. Law, et al. v. Bioheart, Inc., No. 2:07-cv-2177 (the “Action”). The Action, which has been the subject of previous disclosures by the Company, was commenced on March 9, 2007, and asserted claims against the Company and Howard J. Leonhardt, individually, with respect to a license agreement entered into between Bioheart, Inc. and Cell Transplants International, LLC (“CTI”) on February 7, 2000 (the “Original License Agreement”). Pursuant to the License Agreement, among other things, CTI granted the Company a license to certain patents “related to heart muscle regeneration and angiogenesis for the life of the patents.” In July 2000, Bioheart and CTI, together with Dr. Law, executed an addendum to the License Agreement, which amended or superseded a number of the terms of the License Agreement (the “License Addendum”).

In their amended complaint, Dr. Law and CTAL asserted 14 breach of contract and related claims pertaining to the Original License Agreement and License Addendum, Plaintiffs also sought a declaratory judgment that the License Addendum was unenforceable due to a lack of consideration and/or economic duress. At the outset of the Action, the individual claim against Mr. Leonhardt was dismissed along with Plaintiffs’ claim for civil conspiracy, leaving 12 claims to be adjudicated.

The Company denied the material allegations of the amended complaint, denied it had any liability to Plaintiffs, and asserted a number of defenses to Plaintiffs’ claims, as well as counterclaims seeking a declaration that the License Addendum was a legally valid and binding agreement and asserting that Dr. Law and/or CTI had breached various obligations in the parties’ agreements.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

On March 13, 2009, the Court rendered its decision in the Action, dismissing the amended complaint after finding that Plaintiffs had failed to establish any of their 12 remaining claims. With respect to Plaintiffs’ claim for the $3 million milestone payment, the Court found that the payment was “payable only to CTI,” not the Plaintiffs, and that CTI, a dissolved Tennessee limited liability company, had never been made a party to the Action and therefore was “not properly before the Court.” The Court also found that, even assuming Plaintiffs could assert a claim for the milestone payment on behalf of CTI, the payment was not due because “Bioheart’s MyoCell process does not utilize technology claimed under the ‘141 patent.” In addition, the Court found that Bioheart owed no royalties because it has not yet made any “gross sales” of MyoCell.

The Court found in Bioheart’s favor on its counterclaim seeking a declaration that the License Addendum was a valid and enforceable agreement and its counterclaim that Dr. Law breached his obligation under the License Addendum to provide Bioheart with “all pertinent and critical information” related to Bioheart’s filing of an IND application with the FDA. The Court awarded Bioheart nominal damages of $1.00 on the latter counterclaim, and dismissed Bioheart’s other counterclaims. Judgment upon the Memorandum Opinion and Order was entered on March 18, 2009.

Subsequent to the Court rendering its decision in the Action, the Plaintiffs filed a motion with the Court seeking reconsideration of its decision. The Company’s response was filed on April 20, 2009, and the Court’s response was received on October 15, 2009. The Plaintiffs’ motion to alter or amend was granted in part to clarify that Plaintiff failed to prove that the MyoCath catheter reads upon the claims of a patent other than the Schmidt catheter patent. Plaintiffs’ motion was otherwise denied.

A notice of appeal was to have been filed by November 16, 2009, by Dr. Law. The appeal was not filed. The accrual made prior to November 16, 2009, to accommodate a judgment in favor of Dr. Law has been reversed.

The Company is subject to other legal proceedings that arise in the ordinary course of business. In the opinion of management, as of September 30, 2011, the amount of ultimate liability with respect to such matters, if any, in excess of applicable insurance coverage, is not likely to have a material impact on the Company’s business, financial position, consolidated results of operations or liquidity. However, as the outcome of litigation and other claims is difficult to predict significant changes in the estimated exposures could exist.

NOTE 13 – FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (Including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of September 30, 2011, the Company did not have any items required to be recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of September 30, 2011:

Derivative Liability
Balance, December 31, 2010	$-
Total (gains) losses
Initial fair value of debt derivative at note issuance	335,406
Mark-to-market at September 30, 2011:
Embedded debt derivative	25,026
Transfers out of Level 3 upon conversion and settlement of notes	(360,432)
Balance, September 30, 2011	$-
Net Loss for the period included in earnings relating to the liabilities held at September 30, 2011	$(25,026)

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

NOTE 14 – SUBSEQUENT EVENTS

Loan Agreement Amendment

On October 1, 2011, the Company and BlueCrest Venture Finance Master Fund Limited (“BlueCrest”) entered into an Amendment to Loan and Security Agreement, amending that certain loan from BlueCrest to the Company originated as of May 31, 2007 (the “Loan”). The outstanding principal amount of the Loan as of October 1, 2011 was $1,192,788.63. On October 1, 2011, BlueCrest agreed with the Company and Greystone Capital Partners (“Greystone”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,728.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Greystone in consideration for a payment by them to BlueCrest of $139,828.82, and thereafter exchanged for a new Convertible Note.

The New Note is a subordinated convertible note bearing interest at the rate of 8% per annum, payable at maturity. The New Note is convertible into common stock of the Company at a price that is 65% less than the average of the three (3) lowest closing prices for the Company’s common stock for the ten (10) trading days prior to the Lenders’ election to exercise its conversion right; provided, however, that if the Company engages in a financing transaction that provides for a pricing discount that is greater than 65%, then the discount allowed to Greyston will be increased to such greater discount percentage.

In October 2011, the Company issued an aggregate of 4,997,487 shares of our common stock in connection with the conversion of $115,144.15 of the October 1, 2011 convertible note.

On November 1, 2011, the Company and BlueCrest Venture Finance Master Fund Limited (“BlueCrest”) entered into an Amendment to Loan and Security Agreement, amending that certain loan from BlueCrest to the Company originated as of May 31, 2007 (the “Loan”). The outstanding principal amount of the Loan as of November 1, 2011 was $1,065,832.59. On November 1, 2011, BlueCrest agreed with the Company and Greystone Capital Partners (“Greystone”) to split the note evidencing the Loan into two notes aggregating the outstanding principal balance, with the new note being in the principal amount of $139,728.82, the amount of the monthly payment due on the BlueCrest loan (the “New Note”). The New Note was assigned to Greystone in consideration for a payment by them to BlueCrest of $139,728.82, and thereafter exchanged for a new Convertible Note.

The New Note is a subordinated convertible note bearing interest at the rate of 8% per annum, payable at maturity. The New Note is convertible into common stock of the Company at a price that is 65% less than the average of the three (3) lowest closing prices for the Company’s common stock for the ten (10) trading days prior to the Lenders’ election to exercise its conversion right; provided, however, that if the Company engages in a financing transaction that provides for a pricing discount that is greater than 65%, then the discount allowed to Greystone will be increased to such greater discount percentage.

Subscription Agreements

In October 2011, the Company sold an aggregate of 6,158,220 shares of the Company’s common stock and warrants to purchase 4,046,855 shares of the Company’s common stock for aggregate gross cash proceeds of $318,000. The warrants are (i) exercisable solely for cash at an exercise price of $0.03 to $0.13 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

BIOHEART, INC. AND SUBSIDIARIES
 (a development stage company)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 SEPTEMBER 30, 2011

As of November 9, 2011, the Company sold an aggregate of 2,690,000 shares of the Company’s common stock and warrants to purchase 1,345,000 shares of the Company’s common stock for aggregate gross cash proceeds of $107,600. The warrants are (i) exercisable solely for cash at an exercise price of $0.05 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

Issuance of Options and Warrants

Between October 1, 2011 and November 3, 2011, the Company issued options to purchase an aggregate of 342,858 shares of its common stock at a weighted average exercise price of $0.001 per share. The options vested immediately upon issuance and will expire on the tenth anniversary of the issuance date. As of November 3, 2011 an aggregate of 342,858 shares of common stock have been issued upon the exercise of the aforementioned options.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$309
Accounting fees and expenses	$5,000*
Legal fees and expenses	$75,000*
Miscellaneous	$0*
Total	80,309.42*
*Estimated

Item 14.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Florida. Our articles of incorporation require us to indemnify and limit the liability of directors to the fullest extent permitted by the Florida Business Corporation Act, or the “FBCA”, as it currently exists or as it may be amended in the future.

Pursuant to the FBCA, a Florida corporation may indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, in accordance with the FBCA, a Florida corporation is permitted to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Any indemnification made under the above provisions, unless pursuant to a court’s determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

Generally, pursuant to the FBCA, a director of a Florida corporation is not personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an approval of an unlawful distribution, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

Furthermore, under the FBCA, a Florida corporation is authorized to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent (a) violated criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We maintain a liability insurance policy, pursuant to which our directors and officers may be insured against liability they incur for serving in their capacities as directors and officers of our company, including liabilities arising under the Securities Act or otherwise.

Item 15.               Recent Sales of Unregistered Securities

In October 2008, the Company sold 1,230,280 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Securities Act of 1933, as amended or, the “Act”, pursuant to which the Company also issued warrants to purchase 369,084 shares of the Company’s common stock, for aggregate gross cash proceeds of $2,142,830. The warrants are (i) exercisable solely for cash at an average exercise price of $2.17 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the second quarter of 2009, the Company sold 1,073,600 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 322,080 shares of the Company’s common stock, for aggregate gross cash proceeds of $613,000. The warrants are (i) exercisable solely for cash at an average exercise price of $0.79 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the third quarter of 2009, the Company sold 1,211,110 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 363,333 shares of the Company’s common stock, for aggregate gross cash proceeds of $826,082. The warrants are (i) exercisable solely for cash at an average exercise price of $1.20 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the fourth quarter of 2009, the Company sold 480,600 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 144,180 shares of the Company’s common stock, for aggregate gross cash proceeds of $494,116. The warrants are (i) exercisable solely for cash at an average exercise price of $1.14 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the first quarter of 2010, the Company sold 791,000 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 237,300 shares of the Company’s common stock, for aggregate gross cash proceeds of $452,691. The warrants are (i) exercisable solely for cash at an average exercise price of $0.68 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the second quarter of 2010, the Company sold 721,890 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 216,567 shares of the Company’s common stock, for aggregate gross cash proceeds of $405,300. The warrants are (i) exercisable solely for cash at an average exercise price of $0.71 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the third quarter of 2010, the Company sold 1,894,245 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 568,274 shares of the Company’s common stock, for aggregate gross cash proceeds of $285,074.50. The warrants are (i) exercisable solely for cash at an average exercise price of $0.18 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the fourth quarter of 2010, the Company sold 487,850 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 146,355 shares of the Company’s common stock, for aggregate gross cash proceeds of $84,830. The warrants are (i) exercisable solely for cash at an average exercise price of $0.21 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the first quarter of 2011, the Company sold 3,499,200 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 1,549,760 shares of the Company’s common stock, for aggregate gross cash proceeds of $554,500. The warrants are (i) exercisable solely for cash at an average exercise price of $0.19 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the second quarter of 2011, the Company sold 1,909,910 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 1,841,730 shares of the Company’s common stock, for aggregate gross cash proceeds of $160,000. The warrants are (i) exercisable solely for cash at an average exercise price of $0.09 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the third quarter of 2011, the Company sold 4,691,580 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 4,550,855 shares of the Company’s common stock, for aggregate gross cash proceeds of $328,700. The warrants are (i) exercisable solely for cash at an average exercise price of $0.07 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the fourth quarter of 2011, the Company sold 14,440,780 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 10,404,815 shares of the Company’s common stock, for aggregate gross cash proceeds of $615,810. The warrants are (i) exercisable solely for cash at an average exercise price of $0.05 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the first quarter of 2012, the Company sold 5,750,000 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Regulation D of the Act, pursuant to which the Company also issued warrants to purchase 5,750,000 shares of the Company’s common stock, for aggregate gross cash proceeds of $117,500. The warrants are (i) exercisable solely for cash at an average exercise price of $0.03 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the first quarter of 2010, the Company issued 4,794,430 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Section 4(2) of the Act, in consideration for the conversion of debt held by such investors in the aggregate amount of $2,965,370.72, and in connection with such debt conversion also issued warrants to purchase 1,438,329 shares of the Company’s common stock. The warrants are (i) exercisable solely for cash at an average exercise price of $0.72 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the second quarter of 2010, the Company issued 529,520 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Section 4(2) of the Act, in settlement of compensation due and claims alleged by such investors in the aggregate amount of $241,704.20, and in connection therewith also issued warrants to purchase 158,856 shares of the Company’s common stock. The warrants are (i) exercisable solely for cash at an average exercise price of $0.73 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In the fourth quarter of 2010, the Company issued 7,459,720 shares of restricted common stock to accredited investors in reliance upon the exemption from registration under Section 4(2) of the Act, in consideration for the conversion of debt held by such investors in the aggregate amount of $1,118,957.23, and in connection with such debt conversion also issued warrants to purchase 2,237,916 shares of the Company’s common stock. The warrants are (i) exercisable solely for cash at an average exercise price of $0.18 per share, (ii) non-transferable for six months following issuance and (iii) exercisable, in whole or in part, at any time during the period commencing on the date that is six months and one day following the date of issuance and ending on the third year anniversary of the date of issuance.

In connection with a financing provided to the Company by an accredited investor in January 2009and July 2009 the Company issued a convertible note in the amount of $120,000 upon Section 4(2) of the Act. In connection with the debt the Company issued 120,000 shares of restricted stock and issued 235,294 shares of restricted stock in connection with the conversion of debt upon reliance upon Section 4(2) of the Act.

In connection with the making and conversion of a $200,000 financing by an accredited investor in February 2009 the Company issued 571,414 shares of restricted stock upon reliance upon Section 4(2) of the Act.

In connection with a financing provided to the Company by an accredited investor in January  2011, the Company issued 959,934 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $139,728.82.

In connection with a financing provided to the Company by an accredited investor in January  2011, the Company issued 625,000 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $25,000.

In connection with a financing provided to the Company by an accredited investor in May 2011, the Company issued 2,565,985shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $139,728.82.

In connection with a financing provided to the Company by an accredited investor in May 2011, the Company issued a convertible note in the amount of $34,750 in reliance upon  Section 3(a)(9) and Section 4(2) of the Act.

In connection with a financing provided to the Company by an accredited investor in June 2011, the Company issued 3,428,209 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $139,728.82.

In connection with a financing provided to the Company by an accredited investor in July 2011, the Company issued 3,829,001 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $140,380.21.

In connection with a financing provided to the Company by an accredited investor in August 2011, the Company issued 3,358,866 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $139,728.82.

In connection with a financing provided to the Company by an accredited investor in September 2011, the Company issued 5,769,150 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $139,728.82.

In connection with a financing provided to the Company by an accredited investor on September 28, 2011 the Company issued a convertible note in the amount of $35,000 to an accredited investor in reliance upon Section 4(2) of the Act.

In connection with a financing provided to the Company by an accredited investor in October 2011, the Company issued 4,997,487 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $115,144.15.

In connection with a financing provided to the Company by an accredited investor in November 2011, the Company issued 500,000 shares of restricted common stock in reliance upon Section 3(a)(9) and Section 4(2) of the Act, in consideration for the conversion of debt in the aggregate amount of $12,101.

In connection with a financing provided to the Company by an accredited investor in December 2011 the Company issued a convertible note in the amount of $139,728.82 in reliance upon  Section 3(a)(9) and Section 4(2) of the Act.

In connection with a financing provided to the Company by an accredited investor in January 2012 the Company issued a convertible note in the amount of $139,728.82 in reliance upon  Section 3(a)(9) and Section 4(2) of the Act.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Bioheart, Inc., a Florida corporation.

Exhibit Numbers	Description
3.1(6)	Amended and Restated Articles of Incorporation of the registrant, as amended
3.2(9)	Articles of Amendment to the Articles of Incorporation of the registrant
3.3(8)	Amended and Restated Bylaws
4.1(5)	Loan and Security Agreement, dated as of May 31, 2007 by and between BlueCrest Capital Finance, L.P. and the registrant
4.2(12)	Notice of Event of Default, from BlueCrest Venture Finance Master Fund Limited to the Company, dated January 28, 2009
4.3(12)	Notice of Acceleration, from BlueCrest Venture Finance Master Fund Limited to the Company, dated February 2, 2009
4.4(13)	Amendment to Loan and Security Agreement, between the Company and BlueCrest Venture Finance Master Fund Limited, dated as of April 2, 2009
4.5(13)	Grant of Security Interest (Patents), between the Company and BlueCrest Venture Finance Master Fund Limited, dated as of April 2, 2009
4.6(13)	Security Agreement (Intellectual Property), between the Company and BlueCrest Venture Finance Master Fund Limited, dated as of April 2, 2009
4.7(13)	Subordination Agreement, by Hunton & Williams, LLP in favor of BlueCrest Venture Finance Master Fund Limited, entered into and effective April 2, 2009
4.8(13)	Amended and Restated Promissory Note, dated April 2, 2009, by the Company to BlueCrest Venture Finance Master Fund Limited
4.9(13)	Warrant to purchase 1,315,542 shares of the registrant’s common stock, dated April 2, 2009, issued to BlueCrest Venture Finance Master Fund Limited
4.10(14)	Warrant to purchase 451,043 shares of the registrant’s common stock, dated April 2, 2009, issued to Rogers Telecommunications Limited

4.11(14)	Warrant to purchase 173,638 shares of the registrant’s common stock, dated April 2, 2009, issued to Hunton & Williams, LLP
4.12(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $20,000, payable to Dana Smith
4.13(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $100,000, payable to Bruce Meyers
4.14(19)	Registration Rights Agreement, dated July 23, 2009
4.15(19)	Subordination Agreement, dated July 23, 2009
4.16(19)	Note Purchase Agreement, dated July 23, 2009
4.17(19)	Closing Confirmation of Conversion Election, dated July 23, 2009
5.1*	Consent of Sichenzia Ross Friedman Ference LLP
10.1**(1)	1999 Officers and Employees Stock Option Plan
10.2**(1)	1999 Directors and Consultants Stock Option Plan
10.3(1)	Form of Option Agreement under 1999 Officers and Employees Stock Option Plan
10.4(3)	Form of Option Agreement under 1999 Directors and Consultants Stock Option Plan
10.5**(4)	Employment Letter Agreement between the registrant and Scott Bromley, dated August 24, 2006.
10.6(1)	Lease Agreement between the registrant and Sawgrass Business Plaza, LLC, as amended, dated November 14, 2006.
10.7(1)	Asset Purchase Agreement between the registrant and Advanced Cardiovascular Systems, Inc., dated June 24, 2003.
10.8(4)	Conditionally Exclusive License Agreement between the registrant, Dr. Peter Law and Cell Transplants International, LLC, dated February 7, 2000, as amended.
10.9(4)	Loan Guarantee, Payment and Security Agreement, dated as of June 1, 2007, by and between the registrant, Howard J. Leonhardt and Brenda Leonhardt
10.10(4)	Loan Guarantee, Payment and Security Agreement, dated as of June 1, 2007, by and between the registrant and William P. Murphy Jr., M.D.
10.11(4)	Loan Agreement, dated as of June 1, 2007, by and between the registrant and Bank of America, N.A.
10.12(4)	Warrant to purchase shares of the registrant's common stock issued to Howard J. Leonhardt and Brenda Leonhardt
10.13(4)	Warrant to purchase shares of the registrant's common stock issued to Howard J. Leonhardt and Brenda Leonhardt

10.14(4)	Warrant to purchase shares of the registrant's common stock issued to William P. Murphy, Jr., M.D.
10.15(4)	Warrant to purchase shares of the registrant's common stock issued to the R&A Spencer Family Limited Partnership
10.16(4)	Material Supply Agreement, dated May 10, 2007, by and between the registrant and Biosense Webster
10.17(5)	Warrant to purchase shares of the registrant's common stock issued to BlueCrest Capital Finance, L.P.
10.18(6)	Loan Guarantee, Payment and Security Agreement, dated as of September 12, 2007, by and between the registrant and Samuel S. Ahn, M.D.
10.19(6)	Loan Guarantee, Payment and Security Agreement, dated as of September 12, 2007, by and between the registrant and Dan Marino
10.20(6)	Warrant to purchase shares of the registrant's common stock issued to Samuel S. Ahn, M.D.
10.21(6)	Loan Guarantee, Payment and Security Agreement, dated as of September 19, 2007, by and between the registrant and Jason Taylor
10.22(7)	Loan Guarantee, Payment and Security Agreement, dated as of October 10, 2007, by and between the registrant and Howard and Brenda Leonhardt
10.23(7)	Warrant to purchase shares of the registrant's common stock issued to Howard and Brenda Leonhardt
10.24(7)	Second Amendment to Loan Guarantee, Payment and Security Agreement, dated as of October 10, 2007, by and between the registrant and Howard and Brenda Leonhardt
10.25(7)	Second Amendment to Loan Guarantee, Payment and Security Agreement, dated as of October 10, 2007, by and between the registrant and William P. Murphy, Jr., M.D.
10.26**(10)	Bioheart, Inc. Omnibus Equity Compensation Plan
10.27(11)	Form of Warrant Agreement for October 2008 Private Placement
10.28(11) 10.29 (19) 10.29(19)
Form of Registration Rights Agreement for October 2008 Private Placement
Master Services Agreement with Ascent Medical Product Development Centre Inc.
10% Convertible Promissory Note Due July 23, 2010, in the amount of $20,000, payable to Dana Smith

10.30(19)	10% Convertible Promissory Note Due July 23, 2010, in the amount of $100,000, payable to Bruce Meyers
10.31(19)	Registration Rights Agreement, dated July 23, 2009
10.32(19)	Subordination Agreement, dated July 23, 2009

10.33(19)	Note Purchase Agreement, dated July 23, 2009
10.34(19) 10.35**(20)	Closing Confirmation of Conversion Election, dated July 23, 2009 Amended and Restated 1999 Directors and Consultants Stock Option Plan
10.36(21)	Letter of Intent with Seaside National Bank and Trust, dated September 30, 2010.
10.37(22)	Loan Agreement with Seaside National Bank and Trust, dated October 25, 2010.
10.38(22)	Promissory Note with Seaside National Bank and Trust, dated October 25, 2010.
10.39(22)	Amended and Restated Loan and Security Agreement with BlueCrest Venture Finance Master Fund Limited, dated October 25, 2010.
10.40(23)	Form of Subscription Agreement, executed November 30, 2010.
10.41(23)	Form of Common Stock Purchase Warrant, issued November 30, 2010.
10.42(23)	Form of Registration Rights Agreement, dated November 30, 2010.
10.43(24)	Unsecured Convertible Promissory Note for $25,000, with Magna Group, LLC, dated January 3, 2011.
10.44(24)	Promissory Note for $139,728.82 with Magna Group, LLC, dated January 3, 2011.
10.45(24)	Securities Purchase Agreement with Magna Group, LLC, dated January 3, 2011.
10.46(24)	Subordination Agreement, dated January 3, 2011.
10.47(24)	Notice of Conversion Election, dated January 3, 2011.
10.48(25)	Unsecured Convertible Promissory Note for $34,750, with Magna Group, LLC, dated May 16, 2011.
10.49(25)	Promissory Note for $139,728.82 with Magna Group, LLC, dated May 16, 2011.
10.50(25)	Securities Purchase Agreement with Magna Group, LLC, dated May 16, 2011.
10.51(25)	Subordination Agreement, dated May 16, 2011.
10.52(26)	Promissory Note for $139,728.82 with Lotus Funding Group, LLC, dated June 15, 2011.
10.53(26)	Partial Assignment and Modification Agreement, dated June 15, 2011.
10.54(26)	Subordination Agreement, dated June 15, 2011.
10.55(27)	Promissory Note for $140,380.21 with Greystone Capital Partners, dated July 8, 2011.
10.56(27)	Partial Assignment and Modification Agreement, dated July 8, 2011.
10.57(27)	Subordination Agreement, dated July 8, 2011.

10.58(27)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated August 1, 2011.
10.59(27)	Partial Assignment and Modification Agreement, dated August 1, 2011.
10.60(27)	Subordination Agreement, dated August 1, 2011.
10.61(27)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated September 1, 2011.
10.62(27)	Partial Assignment and Modification Agreement, dated September 1, 2011.
10.63(27)	Subordination Agreement, dated September 1, 2011.
10.64(27)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated October 1, 2011.
10.65(27)	Partial Assignment and Modification Agreement, dated October 1, 2011.
10.66(27)	Subordination Agreement, dated October 1, 2011.
10.67(27)	Right of First Refusal with Greystone Capital Partners dated September 28, 2011
10.68(27)	Promissory Note for $35,000 with Thalia Woods Management, Inc. dated September 28, 2011.
10.69(27)	Subordination Agreement, dated September 28, 2011
10.70(27)	Promissory Note for $139,728.82 with Greystone Capital Partners, dated November 1, 2011.
10.71(27)	Partial Assignment and Modification Agreement, dated November 1, 2011.
10.72(27)	Subordination Agreement, dated November 1, 2011.
10.73(28)	Form of Promissory Note for $139,728.82 with Greystone Capital Partners.
10.74(28)	Form of Partial Assignment and Modification Agreement.
10.75(28)	Form of Subordination Agreement.
10.76*	Standby Equity Distribution Agreement dated as of November 2, 2011.
10.77*	Registration Rights Agreement dated as of November 2, 2011.
14.1(2)	Code of Ethics for Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions
14.2(2)	Code of Business Conduct and Ethics
23.1*	Consent of RBSM LLP
23.2*	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)

*           Filed herewith
+           To be filed by amendment
**         Indicates management contract or compensatory plan.

(1)	Incorporated by reference to the Company’s Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2007
(2)	Incorporated by reference to Amendment No. 1 to the Company’s Form S-1 filed with the SEC on June 5, 2007
(3)	Incorporated by reference to Amendment No. 2 to the Company’s Form S-1 filed with the SEC on July 12, 2007
(4)	Incorporated by reference to Amendment No. 3 to the Company’s Form S-1 filed with the SEC on August 9, 2007
(5)	Incorporated by reference to Amendment No. 4 to the Company’s Form S-1 filed with the SEC on September 6, 2007
(6)	Incorporated by reference to Amendment No. 5 to the Company’s Form S-1 filed with the SEC on October 1, 2007
(7)	Incorporated by reference to Post-effective Amendment No. 1 to the Company’s Form S-1 filed with the SEC on October 11, 2007
(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2008
(9)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2008
(10)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2008
(11)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2008
(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2009
(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2009
(14)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2009
(15)	Incorporated by reference to the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2009
(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2009
(17)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2009
(18)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2009
(19)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2009
(20)	Incorporated by reference to Exhibit 4.6 to the Company’s Post Effective Amendment to Registration Statement on Form S-8/A, filed with the SEC on June 2, 2010.
(21)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2010.
(22)	Incorporated by referent to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2010.
(23)	Incorporated by referent to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2010.
(24)	Incorporated by referent to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2011.
(25)	Incorporated by referent to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2011.
(26)	Incorporated by referent to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2011.
(27)	Incorporated by referent to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011.
(28)	Incorporated by referent to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2012.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

(5)
For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to the Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No, 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 8 , 2012.

BIOHEART, INC.

By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer & President And Principal Financial and Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mike Tomas his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Murphy, Jr., M.D.+	Chairman of the Board	February 8, 2012
William P. Murphy, Jr., M.D.

/s/ Mike Tomas	Chief Executive Officer & Director	February 8, 2012
Mike Tomas

/s/ Mark P. Borman+	Director	February 8, 2012
Mark Borman

/s/ Bruce C. Carson+	Director	February 8, 2012
Bruce C. Carson

/s/Howard Leonhardt+	Director	February 8, 2012
Howard Leonhardt

/s/ Richard T. Spencer III+	Director	February 8, 2012
Richard T. Spencer III

/s/ Charles A. Hart+	Director	February 8, 2012
Charles A. Hart

/s/ Samuel S. Ahn, MD, MBA+	Director	February 8, 2012
Samuel S. Ahn, MD, MBA

+/s/ Mike Tomas Attorney-in-fact